EXECUTION COPY

         --------------------------------------------------------------

                                CREDIT AGREEMENT

                          Made as of November 19, 1998

                                     Between

                SPORT MASKA INC. and TROPSPORT ACQUISITIONS INC.
                                  as Borrowers

                                       and

                           SLM INTERNATIONAL, INC. and
                    THE OTHER CREDIT PARTIES SIGNATORY HERETO
                                as Credit Parties

                                       and

                 THE LENDERS SIGNATORY HERETO FROM TIME TO TIME
                                   as Lenders

                                       and

                      GENERAL ELECTRIC CAPITAL CANADA INC.
                               as Agent and Lender

         --------------------------------------------------------------

                                 MCMILLAN BINCH

                                 ---------------

                             BARRISTERS & SOLICITORS


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                                TABLE OF CONTENTS

     RECITALS  ...............................................................1

SECTION 1 -- AMOUNT AND TERMS OF CREDIT
     1.1       Credit Facilities..............................................2
               (1)  Revolving Credit Facility.................................2
               (2)  Swing Line Facility.......................................3
               (3)  Reliance on Notices; Appointment of
                    Borrower Representative...................................5
     1.2       Letters of Credit..............................................5
     1.3       Prepayments....................................................5
               (1)  Voluntary Prepayments/Cancellation........................5
               (2)  Mandatory Prepayments.....................................6
               (3)  Application of Certain Mandatory Prepayments..............7
               (4)  Application of Prepayments from Insurance
                    Proceeds..................................................7
               (5)  No Consent Construed......................................8
     1.4       Use of Proceeds................................................8
     1.5       Interest and Applicable Margins................................8
               (1)  Interest Rates and Applicable Margins.....................8
               (2)  Business Day.............................................10
               (3)  Calculation of Rates.....................................10
               (4)  Default Rates............................................10
               (5)  Conversion/Continuation - BA Rate Loans..................10
               (6)  Conversion/Continuation - LIBOR Loans....................11
               (7)  Criminal Rates of Interest...............................12
               (8)  Interest Act.............................................12
     1.6       Eligible Accounts.............................................12
     1.7       Eligible Inventory............................................15
     1.8       Cash Management Systems.......................................18
     1.9       Fees..........................................................18
     1.10      Receipt of Payments...........................................18
     1.11      Application and Allocation of Payments........................19
     1.12      Loan Account and Accounting...................................20
     1.13      Indemnity.....................................................20
     1.14      Access........................................................21
     1.15      Taxes.........................................................22
     1.16      Capital Adequacy; Increased Costs; Illegality.................24
     1.17      Single Loan...................................................25
     1.18      Currency Matters..............................................25
     1.19      Joint and Several Obligations.................................25
     1.20      Obligations of Canadian Credit Parties........................25

SECTION 2 -- CONDITIONS PRECEDENT
     2.1       Conditions to the Initial Loans...............................26


                                       (i)

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               (1)  Credit Agreement; Loan Documents.........................26
               (2)  Repayment of Prior Lender Obligations;
                    Satisfaction of Outstanding L/Cs.........................26
               (3)  Approvals................................................26
               (4)  Opening Availability.....................................26
               (5)  Payment of Fees..........................................27
               (6)  Capital Structure; Other Indebtedness; Due
                    Diligence................................................27
               (7)  Consummation of Related Transactions.....................27
               (8)  Escrow Arrangement For Pre-filings of
                    Certain Hypothecs........................................28
     2.2       Further Conditions to Each Loan...............................28

SECTION 3 -- REPRESENTATIONS AND WARRANTIES
     3.1       Corporate Existence; Compliance with Law......................29
     3.2       Executive Offices.............................................29
     3.3       Corporate Power, Authorization, Enforceable Obligations.......29
     3.4       Financial Statements, Projections and Other Reports...........30
               (1)  Financial Statements.....................................30
               (2)  Pro Forma................................................31
               (3)  Projections; Operating Plans; Year 2000 Survey...........31
     3.5       Material Adverse Effect.......................................31
     3.6       Ownership of Property; Liens..................................32
     3.7       Labor Matters.................................................32
     3.8       Ventures, Subsidiaries and Affiliates; Outstanding
               Stock and Indebtedness........................................33
     3.9       Government Regulation.........................................33
     3.10      Taxes.........................................................33
     3.11      Canadian Pension and Benefit Plans; ERISA.....................34
     3.12      No Litigation.................................................35
     3.13      Brokers.......................................................35
     3.14      Intellectual Property.........................................36
     3.15      Full Disclosure...............................................36
     3.16      Environmental Matters.........................................36
     3.17      Insurance.....................................................37
     3.18      Deposit and Disbursement Accounts.............................37
     3.19      Government Contracts..........................................37
     3.20      Customer and Trade Relations..................................38
     3.21      Agreements and Other Documents................................38
     3.22      Solvency......................................................38
     3.23      Reorganization Agreement......................................38
     3.24      Status of Ultimate Parent; SHC; WAP; and CCM..................39
     3.25      Senior Debt...................................................39
     3.26      Leased Premises...............................................39
     3.27      Manufacturing Facilities; Warehouse and Distribution
               Facilities; Offices...........................................40

SECTION 4 -- FINANCIAL STATEMENTS AND INFORMATION
     4.1       Reports and Notices...........................................40


                                      (ii)

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SECTION 5 -- AFFIRMATIVE COVENANTS
     5.1       Maintenance of Existence and Conduct of Business..............40
     5.2       Payment of Obligations........................................41
     5.3       Books and Records.............................................41
     5.4       Insurance; Damage to or Destruction of Collateral.............41
               (1)  Maintenance of Insurance.................................41
               (2)  Additional Insurance.....................................42
               (3)  Damage to or Destruction of Collateral...................42
     5.5       Compliance with Laws..........................................44
     5.6       Supplemental Disclosure.......................................45
     5.7       Intellectual Property.........................................45
     5.8       Environmental Matters.........................................46
     5.9       Landlords' Agreements, Mortgagee Agreements and
               Bailee Letters................................................47
     5.10      Further Assurances............................................47
     5.11      Year 2000 Problems............................................48

SECTION 6 -- NEGATIVE COVENANTS
     6.1       Amalgamations, Subsidiaries, Etc..............................48
     6.2       Investments; Loans and Advances...............................49
     6.3       Indebtedness..................................................50
     6.4       Employee Loans and Affiliate Transactions.....................52
     6.5       Capital Structure and Business................................53
     6.6       Guaranteed Indebtedness.......................................53
     6.7       Liens.........................................................53
     6.8       Sale of Stock and Assets......................................54
     6.9       ERISA.........................................................54
     6.10      Financial Covenants...........................................54
     6.11      Hazardous Materials...........................................54
     6.12      Sale-Leasebacks...............................................55
     6.13      Cancellation of Indebtedness..................................55
     6.14      Restricted Payments...........................................55
     6.15      Change of Corporate Name or Location; Change of Fiscal Year...56
     6.16      No Impairment of Intercompany Transfers.......................56
     6.17      No Speculative Transactions...................................56
     6.18      Changes Relating to Other Indebtedness.  .....................56
     6.19      Credit Parties Other than Borrowers; Inactive
               Subsidiaries; CCM.............................................57
     6.20      Deposit and Disbursement Accounts.............................57
     6.21      Intellectual Property Licences; CCM Shareholder's
               Agreement.....................................................58
     6.22      Locations Leased From Designated Quebec Landlords and
               Taft Corners Associates.......................................58
     6.23      Inventory at Warehouse and Distribution Facilities............58
     6.24      Manufacturing Facilities; Warehouse and Distribution
               Facilities; Offices...........................................59


                                      (iii)

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SECTION 7 -- TERM
     7.1       Termination...................................................59
     7.2       Survival of Obligations Upon Termination of
               Financing Arrangements........................................59

SECTION 8 -- EVENTS OF DEFAULT: RIGHTS AND REMEDIES
     8.1       Events of Default.............................................60
     8.2       Remedies......................................................62
     8.3       Waivers by Credit Parties.....................................63

SECTION 9 -- ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT
     9.1       Assignment and Participations.................................63
     9.2       Appointment of Agent..........................................65
     9.3       Agent's Reliance, Etc.........................................66
     9.4       GE Capital Canada and Affiliates..............................66
     9.5       Lender Credit Decision........................................67
     9.6       Indemnification...............................................67
     9.7       Successor Agent...............................................67
     9.8       Setoff and Sharing of Payments................................68
     9.9       Advances; Payments; Non-Funding Lenders; Information;
               Actions in Concert............................................69
               (1)  Advances; Payments.......................................69
               (2)  Availability of Lender's Pro Rata Share..................70
               (3)  Return of Payments.......................................70
               (4)  Non-Funding Lenders......................................70
               (5)  Dissemination of Information.............................71
               (6)  Actions in Concert.......................................71

SECTION 10 -- SUCCESSORS AND ASSIGNS
     10.1      Successors and Assigns........................................71

SECTION 11 -- MISCELLANEOUS
     11.1      Complete Agreement; Modification of Agreement.................72
     11.2      Amendments and Waivers........................................72
     11.3      Fees and Expenses.............................................74
     11.4      No Waiver.....................................................75
     11.5      Remedies......................................................75
     11.6      Severability..................................................76
     11.7      Conflict of Terms.............................................76
     11.8      Confidentiality...............................................76
     11.9      Governing Law.................................................76
     11.10     Notices.......................................................77
     11.11     Section Titles................................................77
     11.12     Counterparts..................................................78
     11.13     Press Releases................................................78


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     11.14     Reinstatement.................................................78
     11.15     Advice of Counsel.............................................78
     11.16     No Strict Construction........................................78
     11.17     Dollar References.............................................78
     11.18     Judgment Currency.............................................79
     11.19     Time of Day...................................................79
     11.20     WAIVER OF JURY TRIAL..........................................79

SECTION 12 -- CROSS-GUARANTEE
     12.1      Cross-Guarantee...............................................80
     12.2      Waivers By Borrowers..........................................81
     12.3      Benefit of Guarantee..........................................81
     12.4      Subordination of Subrogation, Etc.............................81
     12.5      Liability Cumulative..........................................81
     12.6      Indemnification and Payment...................................82
     12.7      Obligations Not Affected......................................82
     12.8      Dealing with Others...........................................83

ANNEXES
Annex A                -    Definitions
Annex B                -    Letters of Credit
Annex C                -    Cash Management Systems
Annex D                -    Schedule of Additional Closing Documents
Annex E                -    Financial Statements and Projections - Reporting
Annex F                -    Collateral Reports
Annex G                -    Financial Covenants
Annex H                -    Lenders' Wire Transfer Information
Annex I                -    Notice Addresses
Annex J                -    Commitments

EXHIBITS
Exhibit 1.1(1)(a)      -    Form of Notice of Revolving Credit Advance
Exhibit 1.1(1)(b)(x)   -    Form of US$ Revolving Note
Exhibit 1.1(1)(b)(y)   -    Form of Cdn$ Revolving Note
Exhibit 1.1(2)(b)(x)   -    Form of US$ Swing Line Note
Exhibit 1.1(2)(b)(y)   -    Form of Cdn$ Swing Line Note
Exhibit 1.5(5)         -    Form of Notice of Conversion/Continuation - B/A Rate
Exhibit 1.5(6)         -    Form of Notice of Conversion/Continuation - LIBOR
Exhibit 4.1(2)         -    Borrowing Base Certificate
Exhibit 9.1(1)         -    Assignment Agreement

SCHEDULES
Schedule 1.1           -    Representative of Agent
Schedule 1.4           -    Use and Sources of Funds/Funds Flow Memorandum


                                       (v)

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Schedule 3.2            -    Executive Offices
Schedule 3.4(1)         -    Financial Statements
Schedule 3.4(2)         -    Pro Forma
Schedule 3.4(3)         -    Projections
Schedule 3.6            -    Ownership of Property; Liens
Schedule 3.7            -    Labour Matters
Schedule 3.8            -    Ventures, Subsidiaries and Affiliates; Outstanding
                             Stock and Indebtedness
Schedule 3.10           -    Taxes
Schedule 3.11           -    Canadian Pension and Benefit Plans; ERISA
Schedule 3.12           -    Litigation
Schedule 3.14           -    Intellectual Property
Schedule 3.16           -    Environmental Matters
Schedule 3.17           -    Insurance
Schedule 3.18           -    Deposit and Disbursement Accounts
Schedule 3.19           -    Government Contracts
Schedule 3.21           -    Agreements and Other Documents
Schedule 3.26           -    Leased Premises
Schedule 3.27           -    Manufacturing Facilities; Warehouse and
                             Distribution Facilities; Offices
Schedule 5.1            -    Corporate and Business Names
Schedule 6.3            -    Indebtedness
Schedule 6.4(1)         -    Employee Loans and Affiliate Transactions
Schedule 6.7            -    Additional Liens


                                      (vi)

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                                CREDIT AGREEMENT

CREDIT AGREEMENT, dated as of November 19, 1998 among SPORT MASKA INC., a New Brunswick corporation ("MASKA CANADA") and TROPSPORT ACQUISITIONS INC., a Canada corporation ("TROPSPORT"), (Maska Canada and Tropsport are sometimes collectively referred to herein as the "BORROWERS" and individually as a "BORROWER"); the other Credit Parties signatory hereto; GENERAL ELECTRIC CAPITAL CANADA INC., a Canada corporation (in its individual capacity, "GE CAPITAL CANADA"), for itself, as Lender, and as Agent for Lenders, and the other Lenders signatory hereto from time to time.

RECITALS

A. Borrowers desire that Lenders extend a revolving term credit facility to Borrowers of up to US$35,000,000 in the aggregate, for the purpose of funding certain transaction costs and expenses in connection with the Acquisition and refinancing certain indebtedness of Tropsport and Maska Canada and to provide
(a) working capital financing for Borrowers, and (b) funds for other general corporate purposes of Borrowers; and for these purposes, Lenders are willing to make certain loans and other extensions of credit to Borrowers of up to such amount upon the terms and conditions set forth herein.

B. SLM International, Inc., a Delaware corporation ("ULTIMATE PARENT"), is willing to guarantee all of the Obligations of each Credit Party to Agent and Lenders under the Loan Documents (the "ULTIMATE PARENT GUARANTEE").

C. The US Subsidiary Guarantors and the Canadian Subsidiary Guarantor are each willing to guarantee all of the Obligations of Credit Parties to Agent and Lenders under the Loan Documents (collectively, the "SUBSIDIARY GUARANTEES").

D. Credit Parties desire to secure all of their Obligations under the Loan Documents by granting to Agent, for the benefit of Agent and Lenders, and to Agent and Lenders, as applicable, a security interest (or the equivalent thereof) in and Lien upon all of their existing and after-acquired personal and real property, subject to the terms of the Intercreditor Agreement.

E. Capitalized terms used in this Agreement shall have the meanings given to them in Annex A. All Annexes, Disclosure Schedules, Exhibits and other attachments (collectively, "APPENDICES") hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together, shall constitute a single agreement. These Recitals shall be construed as part of the Agreement.

FOR VALUE RECEIVED, the parties agree as follows:

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SECTION 1 -- AMOUNT AND TERMS OF CREDIT

1.1 CREDIT FACILITIES.

(1) REVOLVING CREDIT FACILITY

(a) Subject to the terms and conditions hereof, each Revolving Lender agrees to make available from time to time until the Commitment Termination Date its Pro Rata Share of Canadian Dollar advances and US Dollar advances (each, a "REVOLVING CREDIT ADVANCE"). The Pro Rata Share of the Revolving Loan of any Revolving Lender shall not at any time exceed its separate Revolving Loan Commitment. The obligations of each Revolving Lender hereunder shall be several and not joint. The aggregate US Dollar Amount of Revolving Credit Advances outstanding shall not exceed at any time the lesser of (A) the Maximum Amount and (B) the Aggregate Borrowing Base, in each case less the sum of the US Dollar Amounts of Letter of Credit Obligations and the Swing Line Loan outstanding at such time ("BORROWING AVAILABILITY"). Moreover, with reference to either Borrower, (x) the sum of the Loans outstanding to such Borrower shall not exceed at any time the Aggregate Borrowing Base less the sum of the Loans outstanding to the other Borrower and (y) the sum of the Loans denominated in US Dollars and outstanding to such Borrower shall not exceed at any time Five Million US Dollars (US$5,000,000) (the "US DOLLAR SUBLIMIT"). Until the Commitment Termination Date, Borrowers may from time to time borrow, repay and reborrow under this Section 1.1(1). Each Revolving Credit Advance shall be made on notice by Borrower Representative on behalf of the applicable Borrower to the representative of Agent identified on Schedule 1.1 at the address specified thereon. Those notices must be given no later than (i) 11:00 a.m. (Toronto time) on the Business Day of the proposed Revolving Credit Advance, in the case of a Cdn Index Rate Loan or a US Index Rate Loan, (ii) 11:00 a.m. (Toronto time) on the date which is three (3) Business Days prior to the proposed Revolving Credit Advance, in the case of a LIBOR Loan and (iii)11:00 a.m. (Toronto time) on the date which is two (2) Business Days prior to the proposed Revolving Credit Advance, in the case of a BA Rate Loan. Each such notice (a "NOTICE OF REVOLVING CREDIT ADVANCE") must be given in writing (by telecopy or overnight courier) substantially in the form of Exhibit 1.1(1)(a), and shall include the information required in such Exhibit, as such form may be amended, modified, supplemented or restated by Agent from time to time in its sole discretion, acting reasonably. If either Borrower desires to have a Revolving Credit Advance in Canadian Dollars bear interest by reference to the BA Rate or a Revolving Credit Advance in US Dollars bear interest by reference to a LIBOR Rate, Borrower Representative must comply with Sections 1.5(5) or 1.5(6), as applicable.

(b) Each Borrower shall execute and deliver to each Revolving Lender a US Dollar promissory note and a Canadian Dollar promissory note to evidence the Revolving Loan Commitment of that Revolving Lender. Each note shall be in the principal amount of the Revolving Loan Commitment of the applicable Revolving Lender, dated the Closing Date and substantially in the form of (x) Exhibit 1.1(1)(b)(x) in the case of Revolving Loans denominated in US Dollars and (y) Exhibit 1.1(1)(b)(y) in the case of Revolving Loans denominated in Canadian Dollars (each, a "REVOLVING NOTE" and, collectively, the "REVOLVING NOTES"). Each

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Revolving Note shall represent the obligation of each Borrower to pay the amount of each Revolving Lender's Revolving Loan Commitment or, if less, the applicable Revolving Lender's Pro Rata Share of the aggregate unpaid principal amount of all Revolving Credit Advances to Borrowers together with interest thereon, as prescribed in Section 1.5. The entire unpaid balance of the Revolving Loan and all other non-contingent Obligations shall be the obligation of each Borrower and shall be immediately due and payable in full for value on the Commitment Termination Date.

(2) SWING LINE FACILITY

(a) SWING LINE ADVANCES. Agent shall notify the Swing Line Lender upon Agent's receipt of any Notice of Revolving Credit Advance in respect of a Cdn Index Rate Loan or a US Index Rate Loan. Subject to the terms and conditions hereof, the Swing Line Lender may, in its discretion, make available from time to time until the Commitment Termination Date, Canadian Dollar advances and US Dollar advances (each, a "SWING LINE ADVANCE") in accordance with any such notice. The aggregate US Dollar Amount of Swing Line Advances outstanding shall not exceed the lesser of (A) the Swing Line Commitment and (B) the lesser of the Maximum Amount and the Aggregate Borrowing Base, in each case, less the outstanding balance of the Revolving Loan at such time ("SWING LINE AVAILABILITY"). Moreover the Swing Line Loan outstanding to each Borrower shall not exceed at any time the Aggregate Borrowing Base less the sum of the Revolving Loan outstanding to such Borrower plus all Loans outstanding to the other Borrower. Until the Commitment Termination Date, Borrowers may from time to time borrow, repay and reborrow under this Section 1.1(2). Each Swing Line Advance shall be made pursuant to a Notice of Revolving Credit Advance delivered to Agent by Borrower Representative on behalf of the applicable Borrower in accordance with Section 1.1(1). Those notices must be given no later than 11:00 a.m. (Toronto time) on the Business Day of the proposed Swing Line Advance. Notwithstanding any other provision of this Agreement or the other Loan Documents, the Swing Line Loan shall constitute a Cdn Index Rate Loan if Swing Line Advances are made in Canadian Dollars and a US Index Rate Loan if Swing Line Advances are made in US Dollars. Borrowers shall repay the aggregate outstanding principal amount of the Swing Line Loan upon demand therefor by Agent in the currency, or proportions of currency, in which Swing Line Advances were made.

(b) SWING LINE NOTES. Each Borrower shall execute and deliver to the Swing Line Lender a US Dollar promissory note and a Canadian Dollar promissory note to evidence the Swing Line Commitment. Each note shall be in the principal amount of the Swing Line Commitment of the Swing Line Lender, dated the Closing Date and substantially in the form of (x) Exhibit 1.1(2)(b)(x) in the case of Swing Line Loans denominated in US Dollars and (y) Exhibit 1.1(2)(b)(y) in the case of Swing Line Loans denominated in Canadian Dollars (each, a "SWING LINE NOTE" and, collectively, the "SWING LINE NOTES"). Each Swing Line Note shall represent the obligation of each Borrower to pay the amount of the Swing Line Commitment or, if less, the aggregate unpaid principal amount of all Swing Line Advances made to Borrowers together with interest thereon as prescribed in Section 1.5. The entire unpaid balance of the Swing Line Loan and all other non-contingent Obligations shall be the obligation of each Borrower and shall be

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immediately due and payable in full for value on the Commitment Termination Date if not sooner paid in full.

(c) REFUNDING OF SWING LINE LOANS. The Swing Line Lender, at any time and from time to time in its sole and absolute discretion, but no less frequently than once weekly, shall on behalf of either Borrower (and each Borrower hereby irrevocably authorizes the Swing Line Lender to so act on its behalf) request each Revolving Lender (including the Swing Line Lender) to make a Revolving Credit Advance to such Borrower in the currency or proportions of currencies in which Swing Line Advances were made (which shall be a Cdn Index Rate Loan in the case of Swing Line Advances made in Canadian Dollars and a US Index Rate Loan in the case of Swing Line Advances made in US Dollars) in an amount equal to such Revolving Lender's Pro Rata Share of the principal amount of the Swing Line Loan of such Borrower (the "REFUNDED SWING LINE LOAN") outstanding on the date such notice is given. Unless any of the events described in Section 8.1(8) or 8.1(9) shall have occurred (in which event the procedures of Section 1.1(2)(d) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Credit Advance are then satisfied, each Revolving Lender shall disburse directly to Agent, its Pro Rata Share of a Revolving Credit Advance on behalf of the Swing Line Lender, prior to 3:00 p.m. (Toronto time), for value on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Credit Advances shall be immediately paid to the Swing Line Lender and applied to repay the Refunded Swing Line Loan of the applicable Borrower.

(d) PARTICIPATION IN SWING LINE LOANS. If, prior to refunding a Swing Line Loan with a Revolving Credit Advance pursuant to Section 1.1(2)(c), one of the events described in Section 8.1(8) or 8.1(9) shall have occurred, then, subject to the provisions of Section 1.1(2)(e) below, each Revolving Lender will, on the date such Revolving Credit Advance was to have been made for the benefit of the applicable Borrower, purchase from the Swing Line Lender an undivided participation interest in the Swing Line Loan to such Borrower, in the currency, or proportionately in the currencies, in which such Swing Line Loan was made, in an amount equal to its Pro Rata Share of such Swing Line Loan. Upon request, each Revolving Lender will promptly transfer to the Swing Line Lender, for value that day, the amount of its participation.

(e) REVOLVING LENDERS' OBLIGATIONS UNCONDITIONAL. Each Revolving Lender's obligation to make Revolving Credit Advances in accordance with Section 1.1(2)(c) and to purchase participating interests in accordance with Section 1.1(2)(d) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any right of set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Swing Line Lender, either Borrower or any other Credit Party or Person for any reason whatsoever; (B) the occurrence or continuance of any Default or Event of Default; (C) any inability of either Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such participating interest is to be purchased or (D) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Revolving Lender does not make available to Agent or the Swing Line Lender, as applicable, the amount required pursuant to Section 1.1(2)(c) or 1.1(2)(d) as the case may be, the Swing Line Lender

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shall be entitled to recover such amount on demand from such Revolving Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full, in the case of Swing Line Advances made in Canadian Dollars, at the Bank Rate for the first two Business Days and at the Cdn Index Rate thereafter and, in the case of Swing Line Advances made in US Dollars, at the Federal Funds Rate for the first two Business Days and at the US Index Rate thereafter.

(3) RELIANCE ON NOTICES; APPOINTMENT OF BORROWER REPRESENTATIVE. Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Revolving Credit Advance, Notice of Conversion/Continuation-BA Rate, Notice of Conversion/Continuation- LIBOR, or similar notice believed by Agent to be genuine. Agent may assume that each Person executing and delivering such a notice was duly authorized, unless the responsible individual acting thereon for Agent has actual knowledge to the contrary. Each Borrower hereby designates Borrower Representative as its representative and agent and mandatary on its behalf for the purposes of issuing Notices of Revolving Credit Advance, Notices of Conversion/Continuation - BA Rate and Notices of Conversion/Continuation - LIBOR, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, requesting Letters of Credit, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of either Borrower or both Borrowers under the Loan Documents. Borrower Representative hereby accepts such appointment. Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from Borrower Representative as a notice or communication from both Borrowers, and may give any notice or communication required or permitted to be given to either Borrower or both Borrowers hereunder to Borrower Representative on behalf of such Borrower or Borrowers. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

1.2 LETTERS OF CREDIT. Subject to and in accordance with the terms and conditions contained herein and in Annex B, Borrower Representative, on behalf of either Borrower, shall have the right to request, and Revolving Lenders agree to incur, or purchase participations in, Letter of Credit Obligations in respect of such Borrower.

1.3 PREPAYMENTS.

(1) VOLUNTARY PREPAYMENTS/CANCELLATION. Borrowers may at any time on at least five (5) Business Days' prior written notice by Borrower Representative to Agent terminate the Revolving Loan Commitment; provided, that upon such termination, all Loans and other Obligations shall be immediately due and payable in full. Any such voluntary prepayment and any such termination of the Revolving Loan Commitment prior to the first anniversary of the Closing Date, must be accompanied by the payment of the fee required by Section 1.9(3) plus the payment of any BA Rate or LIBOR Rate funding breakage costs in accordance with Section

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1.13(2). Upon any such prepayment and termination of the Revolving Loan
Commitment, each Borrower's right to request Revolving Credit Advances, or request that Letter of Credit Obligations be incurred on its behalf, or request Swing Line Advances, shall simultaneously be terminated.

(2) MANDATORY PREPAYMENTS.

(a) If on the due date for delivery of a Borrowing Base Certificate, or on any other date if requested by Agent, solely as a result of exchange rate fluctuations, the outstanding balance of the Revolving Loan plus the Swing Line Loan exceeds the lesser of (A) the Maximum Amount and (B) the Aggregate Borrowing Base on such date (such lesser amount, the "EXCESS THRESHOLD AMOUNT") by an amount greater than five percent (5%) of such Excess Threshold Amount and no Default or Event of Default has occurred and is continuing, then Borrowers shall, on such date, repay the aggregate outstanding Revolving Credit Advances to the extent required to eliminate such excess. If at any time, other than in the circumstances in which the immediately preceding sentence applies, the sum of the outstanding balance of the Revolving Loan plus the Swing Line Loan exceeds the Excess Threshold Amount, Borrowers shall immediately repay the aggregate outstanding Revolving Credit Advances to the extent required to eliminate such excess. If any such excess remains after repayment in full of the aggregate outstanding Revolving Credit Advances, Borrowers shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in Annex B in an amount equal to such excess. Moreover, if the outstanding balance of the Loans of either Borrower denominated in US Dollars exceeds the US Dollar Sublimit at any time, Borrowers shall immediately repay Revolving Credit Advances to the extent required to eliminate such excess (and, if necessary, shall provide cash collateral for Letter of Credit Obligations as described above).

(b) Immediately upon receipt by any Credit Party of cash proceeds of any asset disposition (including condemnation proceeds, but excluding proceeds of asset dispositions permitted by Section 6.8(1)) or any sale of Stock of any Subsidiary of any Credit Party, Borrowers shall, subject to the Intercreditor Agreement, prepay the Loans (in the case of proceeds pertaining to any Credit Party other than Borrowers, to be applied ratably to all of the Loans owing by each Borrower) in an amount equal to all (except as set forth in the last sentence of this clause (b)) such cash proceeds, net of (A) commissions and other reasonable and customary transaction costs, fees, discounts and expenses properly attributable to such transaction and payable by a Credit Party in connection therewith (in each case, paid to non-Affiliates) including, without limitation, reasonable and customary fees payable to legal counsel, accountants and other professionals, (B) transfer taxes, (C) amounts payable to holders of senior Liens with respect to any asset subject to such disposition (to the extent such Liens constitute Permitted Encumbrances; except that, with respect to any amount payable to the Caisse Secured Parties, such amount may only be paid to the Caisse Secured Parties if the Caisse Secured Parties have given the requisite notice pursuant to the Intercreditor Agreement), if any, (D) an appropriate reserve for income taxes in accordance with GAAP in connection therewith, and
(E) such other reserves as Agent may permit from time to time, acting reasonably, including, for indemnification obligations or amounts held in escrow. If Ultimate Parent shall receive any such

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proceeds, Borrowers shall prepay the Loans in an amount equal to the net amount, as calculated above, multiplied by a fraction equal to the aggregate outstanding amount of the Loans divided by the sum of the aggregate outstanding amount of the Loans plus the revolving loans, swing line loans and letter of credit obligations under the US Facility. Any such prepayment shall be applied in accordance with clause (3) below.

(c) If Ultimate Parent issues Stock, no later than the Business Day following the date of receipt of the proceeds thereof, Borrowers shall prepay the Loans, to be applied ratably to all of the Loans owing by each Borrower, in an amount equal to all such proceeds, net of underwriting discounts and commissions and other reasonable costs paid to non-Affiliates in connection therewith, multiplied by a fraction equal to the aggregate outstanding amount of the Loans divided by the sum of the aggregate outstanding amount of the Loans plus the revolving loans, swing line loans and letter of credit obligations under the US Facility. Any such prepayment shall be applied in accordance with clause (3) below.

(d) In the case of receipt by any Credit Party (other than Borrowers) of proceeds as described in clauses (b) and (c) above, such Credit Party shall distribute or contribute such proceeds to Borrowers to fund the prepayment required under clause (b) or (c), as applicable.

(3) APPLICATION OF CERTAIN MANDATORY PREPAYMENTS. Any prepayments made by either Borrower pursuant to Section 1.3(2)(b) or 1.3(2)(c) above shall be applied as follows: first, to Fees and reimbursable expenses of Agent then due and payable pursuant to any of the Loan Documents; second, to interest then due and payable on such Borrower's Swing Line Loan; third, to the principal balance of such Borrower's Swing Line Loan until the same shall have been repaid in full; fourth, to interest then due and payable on such Borrower's Revolving Credit Advances; fifth, to the principal balance of the Revolving Credit Advances outstanding to such Borrower in such order as determined by Agent until the same shall have been paid in full; sixth, to provide cash collateral for any Letter of Credit Obligations of such Borrower in the manner set forth in Annex B, until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth in Annex B; seventh, to interest then due and payable on the Swing Line Loan of the other Borrower; eighth, to the principal balance of the Swing Line Loan outstanding to the other Borrower, until the same shall have been repaid in full; ninth, to interest then due and payable on the Revolving Credit Advances outstanding to the other Borrower; tenth, to the principal balance of the Revolving Credit Advances made to the other Borrower, until the same shall have been paid in full, and last to provide cash collateral for any Letter of Credit Obligations of the other Borrower in the manner set forth in Annex B, until all such Letter of Credit Obligations have been fully cash collateralized. Neither the Revolving Loan Commitment nor the Swing Line Commitment shall be permanently reduced by the amount of any such prepayments.

(4) APPLICATION OF PREPAYMENTS FROM INSURANCE PROCEEDS. Prepayments from insurance proceeds in accordance with Section 5.4(3) shall be applied, subject to the terms of the Intercreditor Agreement, as follows: first, to the Swing Line Loans, and, second, to the Revolving Credit Advances of the Borrowers in such order as determined by Agent. Neither the

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Revolving Loan Commitment nor the Swing Line Loan Commitment shall be permanently reduced by the amount of any such prepayments.

(5) NO CONSENT CONSTRUED. Nothing in this Section 1.3 shall be construed to constitute Agent's or any Lender's consent to any transaction referred to in Sections 1.3(2)(b) and 1.3(2)(c) above which is not permitted by other provisions of this Agreement or the other Loan Documents.

1.4 USE OF PROCEEDS. Borrowers shall utilize the proceeds of the Revolving Loan and the Swing Line Loan made on the Closing Date solely for certain transaction costs and expenses in connection with the Acquisition and for the Refinancing in respect of the indebtedness of Tropsport and Maska Canada, and Loans made after the Closing Date will be used for the financing of Borrowers' ordinary working capital and general corporate needs (but excluding, in any event, the making of any Restricted Payment not specifically permitted by Section 6.14). Disclosure
Schedule 1.4 contains a description of Borrowers' sources and uses of funds as of the Closing Date, including Loans and Letter of Credit Obligations to be made or incurred on that date, and a funds flow memorandum detailing how funds from each source are to be transferred to particular uses.

1.5 INTEREST AND APPLICABLE MARGINS.

(1) INTEREST RATES AND APPLICABLE MARGINS. Borrowers shall pay interest to Agent, for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: (A) with respect to the Revolving Credit Advances in Canadian Dollars, the Cdn Index Rate plus the Applicable Cdn Index Margin per annum or, at the election of Borrower Representative, the applicable BA Rate plus the Applicable BA Rate Margin per annum, based on the aggregate Revolving Credit Advances in Canadian Dollars outstanding from time to time; (B) with respect to Revolving Credit Advances in US Dollars, the US Index Rate plus the Applicable US Index Margin per annum, or at the election of Borrower Representative, the applicable LIBOR Rate plus the Applicable LIBOR Margin per annum, based on the aggregate Revolving Credit Advances outstanding from time to time; (C) with respect to the Swing Line Loan in Canadian Dollars, the Cdn Index Rate plus the Applicable Cdn Index Margin per annum; and (D) with respect to the Swing Line Loan in US Dollars, the US Index Rate plus the Applicable US Index Margin per annum.

The Applicable Cdn Index Margin, Applicable US Index Margin, Applicable BA Rate Margin and Applicable LIBOR Margin will be 0.75%, 0.50%, 2.00% and 2.00% per annum, respectively, as of the Closing Date. The Applicable Margins will be adjusted (up or down) prospectively on a quarterly basis as determined by Ultimate Parent's consolidated financial performance for the four (4) most recently ended Fiscal Quarters as described below, commencing with the date specified below upon delivery to Lenders and Agent of Ultimate Parent's quarterly Financial Statements for the third Fiscal Quarter ending September 30, 1999. Adjustments in Applicable Margins will be determined by reference to the following grids:

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                 IF OPERATING CASH                       LEVEL OF
                  FLOW RATIO IS:                    APPLICABLE MARGINS:
                  --------------                    -------------------

                 greater than 3.25                       Level I

  greater than 2.50, but less than/equal to 3.25         Level II

  greater than 2.00, but less than/equal to 2.50         Level III

  greater than 1.50, but less than/equal to 2.00         Level IV

              less than/equal to 1.5                     Level V

                                                          APPLICABLE MARGINS
                                                          ------------------
                               LEVEL I     LEVEL II   LEVEL III    LEVEL IV      LEVEL V
                               -------     --------   ---------    --------      -------

Applicable Cdn Index Margin     0.50%       0.50%       0.75%       1.00%         1.25%

Applicable US Index Margin      0.25%       0.25%       0.50%       0.75%         1.00%

Applicable BA Rate Margin       1.50%       1.75%       2.00%       2.25%         2.50%

Applicable LIBOR Margin         1.50%       1.75%       2.00%       2.25%         2.50%

      All such adjustments in the Applicable Margins after the third Fiscal Quarter ending September 30, 1999 will be implemented quarterly on the basis of Ultimate Parent's consolidated financial performance for the then most recently ended four (4) Fiscal Quarters as evidenced by the unaudited or annual audited (as applicable) Financial Statements of Ultimate Parent evidencing the need for an adjustment. If such Financial Statements are delivered to Lenders and Agent on or before the fifth Business Day following the due date for delivery of such Financial Statements, such adjustment shall be made (a) retroactively as of the first day of the month in which such statements are delivered, with respect to interest on Cdn Index Rate Loans and US Index Rate Loans (unless such Financial Statements are delivered on or after the fifth day preceding the last day of a calendar month, in which case, clause (b) shall apply) and Agent shall retroactively adjust such Loan Account balances accordingly, and (b) prospectively, with respect to interest on BA Rate Loans and LIBOR Loans, and with respect to interest on Cdn Index Rate Loans and US Index Rate Loans in the circumstances in which clause (a) does not apply, as of the fifth Business Day following delivery of such Financial Statements. Concurrently with the delivery of those Financial Statements, Borrower Representative shall deliver to Agent and Lenders a certificate, signed by the Senior Vice-President, Finance of Ultimate Parent, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins. Failure to deliver such Financial Statements within five (5) Business Days following the due date for delivery thereof shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Margins to the highest level set forth in the foregoing grid until the first day of the first calendar month following the delivery of those Financial Statements demonstrating that such an increase is not required. If a Default or an

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Event of Default shall have occurred or be continuing at the time any reduction in the Applicable Margins is to be implemented, that reduction shall be deferred until the first day of the first calendar month following the date on which such Default or Event of Default is waived or cured.

(2) BUSINESS DAY. Whenever any payment to be made hereunder or under any other Loan Document shall be stated to be due and payable, or whenever the last day of any BA Period or LIBOR Period would otherwise occur, on a day which is not a Business Day (or a LIBOR Business Day, in the case of a LIBOR Period), such payment shall be made, and the last day of such BA Period or LIBOR Period, as applicable, shall occur, on the next succeeding Business Day (or the next succeeding LIBOR Business Day in the case of a LIBOR Period), except as set forth in the definitions of LIBOR Period or BA Period, as applicable, and such extension of time shall in such case be included in computing interest on such payment.

(3) CALCULATION OF RATES. All computations of Fees calculated on a per annum basis and interest shall be made by Agent on the basis of a three hundred and sixty (360) day year, in each case for the actual number of days occurring in the period for which such interest and Fees are payable. The Cdn Index Rate and the US Index Rate shall each be determined each day based upon the Cdn Index Rate or US Index Rate, as applicable, as in effect each day. Each determination by Agent of an interest rate and Fees hereunder shall be conclusive, absent manifest error.

(4) DEFAULT RATES. Upon a default by a Borrower in the payment of interest or any other amount (other than principal) due under this Agreement or any of the other Loan Documents to which such Borrower is a party, at the election of Agent (or upon the written request of Requisite Lenders) confirmed by written notice from Agent to Borrower Representative, such Borrower shall pay interest on such overdue amount, both before and after judgment, at a rate per annum equal to (a) the rate of interest payable under this Section 1.5 on the principal amount to which such overdue interest relates, in the case of overdue interest, (b) the Cdn Index Rate plus two percent (2.00%), in the case of all such other overdue amounts denominated in Canadian Dollars, and (c) the US Index Rate plus two percent (2.00%), in the case of all such other overdue amounts denominated in US Dollars (all of which other overdue amounts, for greater certainty, shall not include overdue principal or interest in any case), in each case, calculated on a daily basis from the date such amount becomes overdue for so long as such amount remains overdue and on the basis of the actual number of days elapsed in a 360 day year. Such interest shall be payable upon demand by Agent. From and after the occurrence of any Event of Default that is continuing under Section 8.1(8) or 8.1(9)or so long as any other Event of Default shall have occurred and be continuing and at the election of Agent (or upon the written request of Requisite Lenders) confirmed by written notice from Agent to Borrower Representative, the Letter of Credit Fee shall be increased by two percent (2.00%) per annum.

(5) CONVERSION/CONTINUATION - BA RATE LOANS. So long as no Default or Event of Default shall have occurred and be continuing, and subject to the additional conditions precedent set forth in Section 2.2, Borrower Representative shall have the option to (a) request that any Revolving Credit Advances in Canadian Dollars be made as a BA Rate Loan, (b) convert at any

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time all or any part of outstanding Loans (other than the Swing Line Loan) from
Cdn Index Rate Loans to BA Rate Loans, (c) convert any BA Rate Loan to a Cdn Index Rate Loan, subject to payment of BA Rate breakage costs in accordance with
Section 1.13(2) if such conversion is made prior to the expiration of the BA Period applicable thereto, or (d) continue all or any portion of any BA Rate Loan as a BA Rate Loan upon the expiration of the applicable BA Period and the succeeding BA Period of that continued Loan shall commence on the last day of the BA Period of the Loan to be continued. Any Loan to be made or continued as, or converted into, a BA Rate Loan must be in a minimum amount of C$1,000,000 and integral multiples of C$250,000 in excess of such amount. Any such election must be made by 11:00 a.m. (Toronto time) on the second (2nd) Business Day prior to
(A) the date of any proposed Revolving Credit Advance which is to bear interest at the BA Rate, (B) the end of each BA Period with respect to any BA Rate Loan to be continued as such, or (C) the date on which Borrower Representative wishes to convert any Cdn Index Rate Loan to a BA Rate Loan for a BA Period designated by Borrower Representative in such election. If no election is received with respect to a BA Rate Loan by 11:00 a.m. (Toronto time) on the second (2nd) Business Day prior to the end of the BA Period with respect thereto (or if a Default or an Event of Default shall have occurred and be continuing or if the additional conditions precedent set forth in Section 2.2 shall not have been satisfied), that BA Rate Loan shall be converted to a Cdn Index Rate Loan at the end of its BA Period. Borrower Representative must make such election by notice to Agent in writing, by telecopy or overnight courier. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a "NOTICE OF CONVERSION/CONTINUATION - BA RATE") in the form of Exhibit 1.5(5).

(6) CONVERSION/CONTINUATION - LIBOR LOANS. So long as no Default or Event of Default shall have occurred and be continuing, and subject to the additional conditions precedent set forth in Section 2.2, Borrower Representative shall have the option to (a) request that any Revolving Credit Advances in US Dollars be made as a LIBOR Loan, (b) convert at any time all or any part of outstanding Loans (other than the Swing Line Loan) from US Index Rate Loans to LIBOR Loans,
(c) convert any LIBOR Loan to a US Index Rate Loan, subject to payment of LIBOR breakage costs in accordance with Section 1.13(2) if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (d) continue all or any portion of any LIBOR Loan as a LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued Loan shall commence on the last day of the LIBOR Period of the Loan to be continued. Any Loan to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of US$1,000,000 and integral multiples of US$250,000 in excess of such amount. Any such election must be made by 11:00 a.m. (Toronto time) on the third (3rd) Business Day prior to (A) the date of any proposed Revolving Credit Advance which is to bear interest at the LIBOR Rate, (B) the end of each LIBOR Period with respect to any LIBOR Loan to be continued as such, or (C) the date on which Borrower Representative wishes to convert any US Index Rate Loan to a LIBOR Loan for a LIBOR Period designated by Borrower Representative in such election. If no election is received with respect to a LIBOR Loan by 11:00 a.m. (Toronto time) on the third (3rd) Business Day prior to the end of the LIBOR Period with respect thereto (or if a Default or an Event of Default shall have occurred and be continuing or if the additional conditions precedent set forth in Section 2.2 shall

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not have been satisfied), that LIBOR Loan shall be converted to a US Index Rate
Loan at the end of its LIBOR Period. Borrower Representative must make such election by notice to Agent in writing, by telecopy or overnight courier. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a "NOTICE OF CONVERSION/CONTINUATION - LIBOR") in the form of
Exhibit 1.5(6).

(7) CRIMINAL RATES OF INTEREST. If any provision of this Agreement or any of the other Loan Documents would obligate either Borrower to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by that Lender of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by that Lender of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (a) firstly, by reducing the amount or rate of interest required to be paid to the affected Lender under this Section 1.5; and (b) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the affected Lender which would constitute interest for purposes of Section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if any Lender shall have received an amount in excess of the maximum permitted by Section 347 of the Criminal Code (Canada), then Borrower Representative, on behalf of the Borrower making such payment, shall be entitled, by notice in writing to the affected Lender, to obtain reimbursement from that Lender in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by that Lender to that Borrower. Any amount or rate of interest referred to in this Section 1.5(7) shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that any Loan remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of "INTEREST" (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the Closing Date to the Termination Date and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by Agent shall be conclusive for the purposes of such determination.

(8) INTEREST ACT. For purposes of disclosure pursuant to the Interest Act (Canada), the annual rates of interest or fees to which the rates of interest or fees provided in this Agreement and the other Loan Documents (and stated herein or therein, as applicable, to be computed on the basis of a 360 day year or any other period of time less than a calendar year) are equivalent are the rates so determined multiplied by the actual number of days in the applicable calendar year and divided by 360 or such other period of time, respectively.

1.6 ELIGIBLE ACCOUNTS. Based on the most recent Borrowing Base Certificate delivered by each Borrower to Agent and on other information available to Agent, Agent shall in its reasonable credit judgment determine which Accounts of each Borrower shall be "ELIGIBLE ACCOUNTS" for purposes of this Agreement. In determining whether a particular Account of

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either Borrower constitutes an Eligible Account, Agent shall not include any such Account to which any of the exclusionary criteria set forth below applies. Agent reserves the right, at any time and from time to time after the Closing Date, upon prior written notice (which, if given by telecopier only, shall be sufficient notwithstanding Section 11.10) to Borrower Representative (provided that such notice shall not in any way limit Agent's discretion under this
Section 1.6), to adjust any such criteria or establish and to modify Reserves, in its reasonable credit judgment, including, without limitation, based on changes, following the Closing Date, in the collectibility of Accounts and Prior Claims, subject to the approval of Supermajority Revolving Lenders in the case of adjustments or modifications of Reserves which have the effect of making more credit available. Eligible Accounts shall not include any Account of either
Borrower:

      (1) which does not arise from the sale of goods or the performance of services by such Borrower in the ordinary course of its business;

      (2) upon which (a) such Borrower's right to receive payment is not absolute or is contingent upon the fulfilment of any condition whatsoever or (b) as to which such Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process, or (c) if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor's obligation to pay that invoice is subject to such Borrower's completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

      (3) in the event that any defense, counterclaim, set-off or dispute is asserted as to such Account;

      (4) that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

      (5) with respect to which an invoice or other statement of account, acceptable to Agent in form and substance, acting reasonably, has not been sent to the applicable Account Debtor;

      (6) that (a) is not owned by such Borrower or (b) is subject to any right, claim, security interest (or applicable equivalent) or other interest of any other Person, other than (A) Liens in favour of Agent, on behalf of itself and Lenders, or in favour of Agent and Lenders, as appropriate, (B) the Term Loan Liens and the US Facility Liens, and (C) Prior Claims that are unregistered and otherwise unperfected and that secure amounts that are not yet due and payable;

      (7) that arises from a sale or performance of services to any director, officer, other employee or Affiliate of any Credit Party, or to any entity which has any common officer or director with any Credit Party;

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      (8)   that is the obligation of an Account Debtor that is the Canadian
            Government (Her Majesty the Queen in Right of Canada) or a political subdivision thereof, or any province or territory, or any municipality or department, agency or instrumentality thereof, or that is the United States government or a political subdivision thereof, or any state or municipality or department, agency or instrumentality thereof, unless Agent, in its sole discretion, has agreed to the contrary in writing, the Account is assignable by way of security and such Borrower, if necessary or desirable, has complied with the Financial Administration Act (Canada) and any amendments thereto or the Federal Assignment of Claims Act of 1940 (United States), and any amendments thereto, or any applicable provincial or state statute or municipal ordinance of similar purpose and effect, with respect to such obligation;

      (9) that is the obligation of an Account Debtor located in a foreign country other than the United States of America unless payment thereof is assured by a letter of credit assigned and delivered to Agent, satisfactory to Agent as to form, amount and issuer;

      (10) to the extent such Borrower or any Subsidiary thereof is liable for goods sold or services rendered by the applicable Account Debtor to such Borrower or any Subsidiary thereof but only to the extent of the potential offset;

      (11) that arises with respect to goods which are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional;

      (12) that is in default; provided, that, without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following:

            (a) it is not paid within the earlier of: sixty (60) days following its due date with respect to Accounts due ninety
                  (90) days from the date of the original invoice or thirty (30) days following the due date with respect to Accounts with dating terms,

            (b) if any Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due,

            (c) if any assignment or petition is filed by or against any Account Debtor obligated upon such Account under any Insolvency Laws, or

            (d) if an Account is not due within 210 days of the date of the most recent Borrowing Base Certificate which has been delivered to Agent;

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      (13)  which is the obligation of an Account Debtor if fifty percent (50%)
            or more of the dollar amount of all Accounts owing by that Account Debtor are ineligible under the other criteria set forth in this
            Section 1.6;

      (14) as to which Agent, on behalf of itself and Lenders, does not have therein a first priority perfected Lien, or, Agent and Lenders do not have therein first priority perfected Liens, as appropriate;

      (15) as to which any of the representations or warranties pertaining to Accounts set forth in any of the Loan Documents is untrue;

      (16) to the extent such Account is evidenced by a judgment, Instrument or Chattel Paper;

      (17) to the extent such Account exceeds any credit limit established by Agent for the applicable Account Debtor, in its reasonable discretion, following prior notice of such limit by Agent to Borrower Representative;

      (18) to the extent that such Account, together with all other Accounts owing by such Account Debtor and its Affiliates as of any date of determination exceed ten percent (10%) of all Eligible Accounts except for Accounts of the following specified Account Debtors:
            Canadian Tire Corp. Limited, Marchand Unis Inc., Sports Authority Inc., Wal-Mart Stores, Forzani Group Ltd., Sears Roebuck & Co., and Sports Distributor, or such other Account Debtors as may from time to time be specified by Borrowers and approved by Agent, in its reasonable credit judgment;

      (19) which is payable in any currency other than Canadian Dollars or US Dollars; or

      (20)  which is unacceptable to Agent in its reasonable credit judgment.

For the purpose of valuing (a) each Borrower's Borrowing Base in US Dollars, such Borrower's Eligible Accounts denominated in Canadian Dollars shall be converted into the Equivalent Amount thereof in US Dollars and (b) each Borrower's Borrowing Base in Canadian Dollars, such Borrower's Eligible Accounts denominated in US Dollars shall be converted into the Equivalent Amount thereof in Canadian Dollars, in each case, as determined on the date of delivery of the relevant Borrowing Base Certificate unless Agent has notified a Borrower that, in light of recent or expected currency fluctuations, the conversion shall be made on a more current basis.

1.7 ELIGIBLE INVENTORY. Based on the most recent Borrowing Base Certificate delivered by each Borrower to Agent and on other information available to Agent, Agent shall in its reasonable credit judgment determine which Inventory of each Borrower shall be "ELIGIBLE INVENTORY" for purposes of this Agreement. In determining whether any particular Inventory of

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either Borrower constitutes Eligible Inventory, Agent shall not include any such
Inventory to which any of the exclusionary criteria set forth below applies. Agent reserves the right, at any time and from time to time after the Closing Date, upon prior written notice (which, if given by telecopier only, shall be sufficient notwithstanding Section 11.10) to Borrower Representative (provided that such notice shall not in any way limit Agent's discretion under this
Section 1.7), to adjust any such criteria or establish and to modify Reserves, in its reasonable credit judgment, including without limitation, based on its determination that any Inventory is excess or having regard for the existence of Prior Claims (including the rights of unpaid suppliers under Section 81.1 of the Bankruptcy and Insolvency Act (Canada)), subject to the approval of Supermajority Revolving Lenders in the case of adjustments or modification of Reserves which have the effect of making more credit available. Eligible Inventory shall not include any Inventory of either Borrower that:

      (1) is not owned by such Borrower free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure such Borrower's performance with respect to that Inventory), except (a) the Liens in favour of Agent, on behalf of itself and Lenders, or in favour of Agent and Lenders, as applicable, (b) the Term Loan Liens and the US Facility Liens, and
            (c) Prior Claims that are unregistered and otherwise unperfected and that secure amounts that are not yet due and payable;

      (2) is (a) not located on premises owned by such Borrower unless (A) stored with a bailee, warehouseman or similar Person or (B) located on premises leased and operated by Borrowers and, in the case of clauses (A) and (B), (i) a satisfactory bailee letter or landlord waiver, as the case may be, for such premises or storage location has been delivered to Agent or (ii) Reserves satisfactory to Agent, applying its reasonable credit judgment, have been established with respect thereto, or (b) located at any site if the aggregate book value of Inventory at any such location is less than C$100,000 or the Equivalent Amount thereof, or (c) not located in Ontario or Quebec;

      (3) is placed on consignment or is in transit unless, if in transit, (A) the aggregate book value of such Inventory in transit for both Borrowers does not exceed US$500,000 or the Equivalent Amount thereof, (B) such Inventory is in transit between locations in Ontario or Quebec, and (C) such Inventory is covered by non-negotiable documents of title held by such Borrower or negotiable documents of title that meet the eligibility criteria contained in clause (4) below;

      (4) is covered by a negotiable document of title, unless such document has been delivered to Agent with all necessary endorsements, free and clear of all Liens except (a) the Liens in favour of Agent, on behalf of itself and Lenders, or in favour of Agent and Lenders, as appropriate, and (b) the Term Loan Liens and the US Facility Liens;

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      (5)   in Agent's reasonable determination, is unsalable, shopworn, seconds or damaged;

      (6) consists of display items or packing or shipping materials, manufacturing supplies, work-in-process Inventory or replacement parts (other than replacement parts held for sale in the ordinary course of business);

      (7) consists of goods which have been returned by the buyer and are not being held for resale;

      (8) is not of a type held for sale in the ordinary course of such Borrower's business;

      (9) as to which Agent, on behalf of itself and Lenders, does not have therein a first priority perfected Lien, or, Agent and Lenders do not have therein first priority perfected Liens, as appropriate;

      (10) as to which any of the representations or warranties pertaining to Inventory set forth in this Agreement or any other Loan Document is untrue;

      (11)  consists of any costs associated with "freight-in" charges;

      (12) consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available;

      (13)  is not covered by casualty insurance acceptable to Agent;

      (14) is subject to a License from a Person (other than a Credit Party) which could restrict Agent, Lenders and/or their agents from exercising their rights and remedies in respect of such Inventory and Agent does not hold a Consent and Acknowledgement Respecting Intellectual Property duly executed by such Person substantially in the form of the Consents and Acknowledgements Respecting Intellectual Property executed by the European Subsidiaries on or before the Closing Date, and otherwise in form and substance satisfactory to Agent, acting reasonably;

      (15) is Inventory that is associated with or related to Intellectual Property in respect of which any Person claims that the use of that Intellectual Property interferes with or infringes upon such Person's rights therein; or

      (16) is otherwise unacceptable to Agent in its reasonable credit judgment.

For the purpose of valuing (a) each Borrower's Borrowing Base in US Dollars, such Borrower's Eligible Inventory denominated in Canadian Dollars shall be converted into the Equivalent Amount thereof in US Dollars and (b) each Borrower's Borrowing Base in Canadian Dollars, such Borrower's Eligible Inventory denominated in US Dollars shall be converted into the

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Equivalent Amount thereof in Canadian Dollars, in each case, as determined on the date of delivery of the relevant Borrowing Base Certificate unless Agent has notified a Borrower that, in light of recent or expected currency fluctuations, the conversion shall be made on a more current basis.

1.8 CASH MANAGEMENT SYSTEMS. On or prior to the Closing Date, Borrowers will establish and will maintain until the Termination Date, the cash management systems described in Annex C (the "CASH MANAGEMENT SYSTEMS").

1.9 FEES.

(1) Borrowers shall pay to GE Capital Canada, individually, the Fees specified in that certain fee letter dated as of October 6, 1998 between Ultimate Parent, Maska Canada, GE Capital Canada and others, as supplemented by the supplemental fee letter dated as of the Closing Date between Credit Parties, GE Capital Canada and GE Capital (collectively, as amended, supplemented, modified or restated from time to time, the "GE CAPITAL FEE LETTER"), at the times specified for payment therein.

(2) As additional compensation for Revolving Lenders, Borrowers agree to pay to Agent, for the ratable benefit of Revolving Lenders, in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, a fee for Borrowers' non-use of available funds in an amount equal to three-eighths of one percent (0.375%) per annum (calculated on the basis of a 360 day year for actual days elapsed) of the difference between (a) the Maximum Amount and (b) the average for the period of the daily closing balances of the Revolving Loan and the Swing Line Loan outstanding during the period for which such fee is due.

(3) If Borrowers prepay the Revolving Loan and terminate the Revolving Loan Commitment before the first anniversary of the Closing Date, whether voluntarily or involuntarily and whether before or after acceleration of the Obligations, Borrowers shall pay to Agent, for the ratable benefit of Lenders, as liquidated damages and compensation for the costs of being prepared to make funds available hereunder and not as a penalty, an amount equal to US$350,000. Notwithstanding the foregoing, for greater certainty, no prepayment fee shall be payable by Borrowers upon a mandatory prepayment made pursuant to Section 1.3(2), 1.16(3) or 5.4(3); provided that, in the case of prepayments made pursuant to Section 1.3(2)(b) or 1.3(2)(c), the transaction giving rise to the applicable prepayment is expressly permitted under Section 6.

1.10 RECEIPT OF PAYMENTS. Borrowers shall make each payment under this Agreement or any Loan Document not later than 2:00 p.m. (Toronto time) on the day when due in immediately available funds in Canadian Dollars (if such obligations are denominated in Canadian Dollars) to the Canadian Dollar Collection Account and, otherwise, in US Dollars to the US Dollar Collection Account. For purposes of computing interest and Fees and determining Borrowing Availability or Net Borrowing Availability as of any date, all payments shall be deemed received on the day of receipt for value therefor in the appropriate Collection Account prior to 2:00 p.m.

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(Toronto time). Payments received after 2:00 p.m. (Toronto time) on any Business
Day shall be deemed to have been received on the following Business Day. If
Agent receives any payment from or on behalf of any Credit Party in a currency other than the currency in which an Obligation due and payable is denominated, Agent may convert the payment (including the monetary proceeds of realization upon any Collateral and any funds then held in a cash collateral account) into the currency of the relevant Obligation at the exchange rate that Agent would be prepared to sell the currency in which the relevant Obligation is denominated against the currency received in Toronto on the Business Day immediately preceding the date of actual payment. The Obligations shall be satisfied only to the extent of the amount actually received by Agent upon such conversion.

1.11 APPLICATION AND ALLOCATION OF PAYMENTS.

(1) So long as no Default or Event of Default shall have occurred and be continuing, (a) payments consisting of proceeds of Accounts received in the ordinary course of business shall be applied to the Swing Line Loan and the Revolving Loan; (b) payments matching specific scheduled payments then due shall be applied to those scheduled payments; (c) voluntary prepayments shall be applied as determined by Borrower Representative, subject to the provisions of
Section 1.3(1); and (d) mandatory prepayments shall be applied as set forth in Sections 1.3(3) and 1.3(4). All payments and prepayments applied to a particular Loan shall be applied ratably to the portion thereof held by each Lender as determined by its Pro Rata Share. As to each other payment, and as to all payments made when a Default or Event of Default shall have occurred and be continuing or following the Commitment Termination Date, each Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of either Borrower, and each Borrower hereby irrevocably agrees that Agent shall have the continuing exclusive right to apply any and all such payments against the Obligations of Borrowers as Agent may deem advisable notwithstanding any previous entry by Agent in the Loan Account or any other books and records. In the absence of a specific determination by Agent with respect thereto, payments shall be applied to amounts then due and payable in the following order: (A) to Fees and Agent's expenses reimbursable hereunder;
(B) to interest on the Swing Line Loan; (C) to principal payments on the Swing Line Loan; (D) to interest on the Revolving Loan; (E) to principal payments on the Revolving Loan and to provide cash collateral for Letter of Credit Obligations in the manner described in Annex B, ratably to the aggregate, combined principal balance of the Revolving Loan and outstanding Letter of Credit Obligations; and (F) to all other Obligations, including expenses of Lenders to the extent reimbursable under Section 11.3.

(2) Agent is authorized to, and at its sole election may, charge to the Revolving Loan balance on behalf of each Borrower and cause to be paid all Fees, expenses, Charges, costs (including insurance premiums in accordance with Section 5.4(1)) and interest and principal owing by Borrowers under this Agreement or any of the other Loan Documents if and to the extent Borrowers fail to pay any such amounts promptly as and when due, even if such charges would cause the aggregate balance of the Revolving Loan to exceed Borrowing Availability or would cause the balance of the Revolving Loan and the Swing Line Loan of either Borrower

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denominated in US Dollars to exceed the US Dollar Sublimit. At Agent's option and to the extent permitted by law, any charges so made shall constitute part of the Revolving Loan hereunder.

1.12 LOAN ACCOUNT AND ACCOUNTING. Agent shall maintain a loan account (the "LOAN ACCOUNT") on its books to record: all Loans, all payments made by Borrowers and all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations. All entries in the Loan Account shall be made in accordance with Agent's customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Agent's most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to Agent and Lenders by each Borrower; provided that any failure to so record or any error in so recording shall not limit or otherwise affect either Borrower's duty to pay the Obligations. Agent shall render to Borrower Representative a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account as to each Borrower. Unless Borrower Representative notifies Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within thirty (30) days after the date thereof, each and every such accounting shall, absent manifest error, be deemed final, binding and conclusive upon Borrowers in all respects as to all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by Borrowers. Notwithstanding any provision herein contained to the contrary, any Lender may elect (which election may be revoked) to dispense with the issuance of Notes to that Lender and may rely on the Loan Account as evidence of the amount of Obligations from time to time owing to it.

1.13 INDEMNITY.

(1) Each Credit Party that is a signatory hereto shall jointly and severally indemnify and hold harmless each of Agent, Lenders and their respective Affiliates, and each such Person's respective officers, directors, employees, attorneys, agents and representatives (each, an "INDEMNIFIED PERSON"), to the extent that such indemnification would not be prohibited or restricted under applicable law, from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable legal fees, on a solicitor and client basis, and disbursements and other costs of investigation or defence, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents in accordance with their respective terms, and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all Environmental Liabilities and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (collectively, "INDEMNIFIED LIABILITIES"); provided, that no such Credit Party shall be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from that Indemnified Person's gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE

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RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR,
ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

(2) To induce Lenders to provide the BA Rate option or the LIBOR Rate option on the terms provided herein, if (a) any BA Rate Loans or any LIBOR Loans are repaid in whole or in part prior to the last day of any applicable BA Period or LIBOR Period (whether that repayment is made pursuant to any provision of this Agreement or any other Loan Document or is the result of acceleration, by operation of law or otherwise); (b) either Borrower shall default in payment when due of the principal amount of or interest on any BA Rate Loans or any LIBOR Loan; (c) either Borrower shall default in making any borrowing of, conversion into or continuation of BA Rate Loans or LIBOR Loans after Borrower Representative has given notice requesting the same in accordance herewith; or
(d) either Borrower shall fail to make any prepayment of a BA Rate Loan or LIBOR Loan after Borrower Representative has given a notice thereof in accordance herewith, Borrowers shall jointly and severally indemnify and hold harmless each Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing. Such indemnification shall include any loss (including loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. For the purpose of calculating amounts payable to a Lender under this subsection, each Lender shall be deemed to have actually funded its relevant BA Rate Loan or LIBOR Loan through the purchase of a deposit bearing interest at the BA Rate or LIBOR Rate, as applicable, in an amount equal to the amount of that BA Rate Loan or LIBOR Loan, as applicable and having a maturity comparable to the relevant BA Period or LIBOR Period, as applicable; provided, however, that each Lender may fund each of its LIBOR Loans and BA Rate Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder. As promptly as practicable under the circumstances, each Lender shall provide Borrower Representative with its written calculation of all amounts payable pursuant to this Section 1.13(2), and such calculation shall be binding on the parties hereto unless Borrower Representative shall object in writing within ten (10) Business Days of receipt thereof, specifying the basis for such objection in detail.

1.14 ACCESS. Each Credit Party which is a party hereto shall, during normal business hours, from time to time upon one (1) Business Day's prior notice (to either Borrower) as frequently as Agent determines to be appropriate, acting reasonably: (1) provide Agent and any of its officers, employees and agents access to the properties, facilities, officers and auditors of such Credit Party and to the Collateral, (2) permit Agent, and any of its officers, employees and agents, to inspect, audit and make extracts from such Credit Party's books and records, and (3) permit Agent, and its officers, employees and agents, to inspect, review, evaluate and make test

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verifications and counts of the Accounts, Inventory and other Collateral of such
Credit Party. If an Event of Default shall have occurred and be continuing or if access is necessary to preserve or protect the Collateral as determined by Agent, each such Credit Party shall provide such access to Agent and to each Lender at all times and without advance notice. Furthermore, so long as any Event of Default shall have occurred and be continuing, Borrowers shall provide Agent and each Lender with access to their suppliers and customers. Each Credit Party shall make available to Agent and its counsel, as quickly as is possible under the circumstances, originals or copies of all books and records which Agent may request. Each Credit Party shall deliver any document or instrument necessary for Agent, as it may from time to time request, to obtain records from any service bureau or other Person which maintains records for such Credit
Party, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Credit Party. Agent will give Lenders at least ten (10) days' prior written notice of regularly scheduled audits. Representatives of other Lenders may accompany Agent's representatives on regularly scheduled audits at no charge to Borrowers.

1.15 TAXES.

(1) Any and all payments by each Credit Party hereunder (including any sum payable pursuant to Section 12) or under the other Loan Documents shall be made, in accordance with this Section 1.15, free and clear of and without deduction for any and all present or future Taxes, excluding any Taxes imposed on or measured by the net income of Agent or Lenders by the jurisdictions under the laws of which they are organized or any political subdivisions thereof. If any Credit Party shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder (including any sum payable pursuant to Section 12) or under any other Loan Document (excluding any Taxes imposed on or measured by the net income of Agent or Lenders by the jurisdictions under the laws of which they are organized or any political subdivisions thereof), (a) the sum payable shall be increased as much as shall be necessary so that after making all required withholdings and deductions (including withholdings and deductions applicable to additional sums payable under this Section 1.15) Agent or Lenders, as applicable, receive an amount equal to the sum they would have received had no such withholdings or deductions been made, (b) the applicable Credit Party shall make such deductions and (c) the applicable Credit Party shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within thirty (30) days after the date of any payment of Taxes, Borrower Representative shall furnish to Agent the original or a certified copy of a receipt evidencing payment thereof.

(2) In addition, each Credit Party agrees to pay any present or future Taxes that arise from any payment made under this Agreement or under any other Loan Document or from the execution, sale, transfer, delivery or registration of, or otherwise with respect to, this Agreement, the other Loan Documents and any other agreements and instruments contemplated hereby or thereby (except for any Taxes imposed on or measured by the net income of Agent or Lenders by the jurisdictions under the laws of which they are organized or any political subdivisions

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thereof). Each Lender agrees that, as promptly as reasonably practicable after it becomes aware of any circumstances referred to above which would result in additional payments under this Section 1.15(2), it shall notify Borrower Representative thereof.

(3) Each Credit Party shall indemnify Agent and each Lender for the full amount of the Taxes referred to in this Section 1.15 (except for any Taxes imposed on or measured by the net income of Agent or Lenders by the jurisdictions under the laws of which they are organized or any political subdivisions thereof, but including, without limitation, any Taxes imposed by any jurisdiction on amounts payable by that Credit Party under this Section 1.15) paid by Agent or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. This indemnification shall be made within 10 days after the date Agent makes written demand therefor for its own benefit or the benefit of the affected Lender.

(4) If a Credit Party pays any additional amount under this Section 1.15 to a Lender and such Lender determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid, such Lender shall pay to the Credit Party an amount that such Lender shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by the Lender in such year as a consequence of such refund, reduction or credit. Such amount shall be paid as soon as practicable after receipt or realization by such Lender of such refund, reduction or credit. Nothing in this Section 1.15(4) shall interfere with the right of a Lender to arrange its tax affairs in whatever manner it deems fit and, in particular, no Lender shall be under any obligation to claim relief from its corporate profits or similar tax liability in respect of any such deduction or withholding in priority to any other reliefs, claims, credits or deductions available to it and nothing in this Section 1.15(4) shall require any Lender to disclose or detail the basis of its calculation of the amount of any refund or reduction of, or credit against, its tax liabilities or any other information to any Credit Party or any other Person. Any amount paid by a Lender to a Credit Party under this Section 1.15(4) shall be conclusive evidence of the amount due to such Credit Party and shall be accepted by such Credit Party in full and final settlement of its rights under this Section 1.15(4).

(5) Each Lender shall use reasonable efforts (consistent with legal and regulatory restrictions and subject to overall policy considerations of such Lender and in respect of which each Credit Party will reimburse such Lender for its related expenses on demand) to file any certificate or document or to furnish any information as reasonably requested by a Credit Party pursuant to any applicable treaty, law or regulation, if the making of such filing or the furnishing of such information would avoid the need for or reduce the amount of any amounts payable by a Credit Party under Section 1.15 and would not, in the reasonable judgment of such Lender, be disadvantageous to such Lender.

(6) Without prejudice to the survival of any other agreement of any Credit Party under this Agreement, the agreements and obligations of each Credit Party contained in this Section 1.15 shall survive the Termination Date.

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1.16 CAPITAL ADEQUACY; INCREASED COSTS; ILLEGALITY.

(1) If any Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law), in each case, adopted after the Closing Date, from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder, then Borrowers shall from time to time upon demand by such Lender (with a copy of such demand to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by such Lender to Borrower Representative and to Agent shall, absent manifest error, be final, conclusive and binding for all purposes.

(2) If, due to either (a) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (b) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case adopted after the Closing Date, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loan, then Borrowers shall from time to time, upon demand by such Lender (with a copy of such demand to Agent), pay to Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower Representative and to Agent by such Lender, shall be conclusive and binding on Borrowers for all purposes, absent manifest error. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, the affected Lender shall, to the extent not inconsistent with such Lender's internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrowers pursuant to this Section 1.16(2).

(3) Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of that Lender without, in that Lender's opinion, adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrower Representative through Agent, (a) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (b) each Borrower shall forthwith prepay in full all outstanding LIBOR Loans owing by such Borrower to such Lender, together with interest accrued thereon, unless Borrower Representative on behalf of such Borrower, within five (5) Business Days after the delivery of such notice and demand, converts all such Loans into a Loan bearing interest based on the US Index Rate.

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(4) Within fifteen (15) days after receipt by Borrower Representative of written notice and demand from any Lender (an "AFFECTED LENDER") for payment of additional amounts or increased costs as provided in Sections 1.15, 1.16(1) or 1.16(2), Borrower Representative may, at its option, notify Agent and such Affected Lender of its intention to replace the Affected Lender. So long as no Default or Event of Default shall have occurred and be continuing, Borrower Representative, with the consent of Agent, not to be unreasonably withheld, may obtain, at Borrowers' expense, a replacement Lender ("REPLACEMENT LENDER") for the Affected Lender, which Replacement Lender must be satisfactory to Agent, acting reasonably. If Borrowers obtain a Replacement Lender within ninety (90) days following notice of their intention to do so, the Affected Lender must sell and assign its Loans and Revolving Loan Commitment to such Replacement Lender for an amount equal to the principal balance of all Loans held by the Affected Lender and all accrued interest and Fees with respect thereto through the date of such sale, provided that Borrowers shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment.

      Notwithstanding the foregoing, Borrowers shall not have the right to obtain a Replacement Lender if the Affected Lender rescinds its demand for increased costs or additional amounts within fifteen (15) days following its receipt of Borrowers' notice of intention to replace such Affected Lender. Furthermore, if Borrowers give a notice of intention to replace and do not so replace such Affected Lender within ninety (90) days thereafter, Borrowers' rights under this Section 1.16(4) shall terminate and Borrowers shall promptly pay all increased costs or additional amounts demanded by such Affected Lender pursuant to Sections 1.15, 1.16(1) or 1.16(2).

1.17 SINGLE LOAN. All Loans to each Borrower and all of the other Obligations of each Borrower arising under this Agreement and the other Loan Documents shall constitute one general obligation of that Borrower secured, until the Termination Date, by all of its Collateral.

1.18 CURRENCY MATTERS. Principal, interest, reimbursement obligations, fees, and all other amounts payable under this Agreement and the other Loan Documents to the Agent and the Lenders shall be payable in the currency in which such Obligations are denominated. Unless stated otherwise, all calculations, comparisons, measurements or determinations under this Agreement shall be made in US Dollars. For the purpose of such calculations, comparisons, measurements or determinations, amounts denominated in other currencies shall be converted in the Equivalent Amount of US Dollars on the date of calculation, comparison, measurement or determination.

1.19 JOINT AND SEVERAL OBLIGATIONS. Each Borrower hereby agrees that all payment or other obligations expressed under this Agreement as being the obligations of either Borrower, each Borrower, all Borrowers or Borrowers shall be the joint and several obligation of each Borrower.

1.20 OBLIGATIONS OF CANADIAN CREDIT PARTIES. Notwithstanding anything in this Agreement or any Loan Document to the contrary, wherever in this Agreement or any Loan Document a

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representation or warranty, indemnity, covenant or other obligation is expressed to be given or made by or imposed upon either of Tropsport or Continuing Borrower, if a Canada corporation, (whether by name or in its capacity as a Credit Party), such representation, warranty, indemnity, covenant or obligation shall in each case be understood not to impose on such Credit Party any obligation to give financial assistance by way of loan, guarantee, the giving of security, the payment of money or otherwise within the meaning of Section 44 of the Canada Business Corporations Act, to or for the benefit of any Credit Party other than Ultimate Parent and, in the case of Tropsport, Maska Canada.

SECTION 2 -- CONDITIONS PRECEDENT

2.1 CONDITIONS TO THE INITIAL LOANS. No Lender shall be obligated to make any Loan or incur any Letter of Credit Obligations on the Closing Date, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied or provided for in a manner satisfactory to Agent, or waived in writing by Agent and Lenders:

(1) CREDIT AGREEMENT; LOAN DOCUMENTS. This Agreement or counterparts hereof shall have been duly executed by, and delivered to, Borrowers, each other Credit Party signatory hereto, Agent and Lenders; and Agent shall have received such documents, instruments, agreements and legal opinions as Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including all those listed in the Closing Checklist attached hereto as Annex D, each in form and substance satisfactory to Agent.

(2) REPAYMENT OF PRIOR LENDER OBLIGATIONS; SATISFACTION OF OUTSTANDING L/CS. (a) Agent shall have received fully executed originals of a payoff letter from the HKBC Lenders and a payoff letter from the Chase Lenders, each satisfactory to Agent and, together, confirming, that all of the Prior Lender Obligations will be repaid in full from the proceeds of the initial Revolving Credit Advance and the initial advance under the US Facility and all Liens upon any of the property of Credit Parties or any of their Subsidiaries in favour of Prior Lenders shall be terminated by Prior Lenders immediately upon such payment; and (b) all letters of credit issued or guaranteed by Prior Lenders shall have been cash collateralized, supported by a guarantee of Agent or supported by a Letter of Credit issued pursuant to Annex B, as mutually agreed upon by Agent, Borrowers and Prior Lenders.

(3) APPROVALS. Agent shall have received (a) satisfactory evidence that the Credit Parties have obtained all required consents and approvals of all Persons, including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the Related Transactions or (b) an officer's certificate in form and substance satisfactory to Agent affirming that no such consents or approvals are required.

(4) OPENING AVAILABILITY. The Eligible Accounts and Eligible Inventory of each Borrower supporting the initial Revolving Credit Advances and the initial Letter of Credit Obligations incurred and the amount of the Reserves to be established on the Closing Date shall be sufficient

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in value, as determined by Agent, to provide Borrowers, collectively, with Net
Borrowing Availability, after giving effect to the initial Revolving Credit Advance made to each Borrower, the incurrence of any initial Letter of Credit Obligations (except, with respect to the requirement in clauses (b) and (c) below, for any such Letter of Credit Obligations incurred for the purposes of indemnifying any lender to the European Subsidiaries) and the consummation of the Related Transactions (on a pro forma basis, with trade payables being paid currently, and expenses and liabilities being paid in the ordinary course of business and without acceleration of sales) of at least (a) US$2,500,000 if the Closing Date occurs on or before October 30, 1998, (b) US$5,000,000, if the Closing Date occurs after October 30, 1998 and on or before November 30, 1988, or (c) US$7,500,000, if the Closing Date occurs after November 30, 1998.

(5) PAYMENT OF FEES. Borrowers shall have paid the Fees required to be paid on the Closing Date in the respective amounts specified in Section 1.9 (including the Fees specified in the GE Capital Fee Letter), and shall have reimbursed Agent for all fees, costs and expenses of closing presented as of the Closing Date.

(6) CAPITAL STRUCTURE; OTHER INDEBTEDNESS; DUE DILIGENCE. The capital structure and tax structure of each Credit Party and the terms and conditions of all Indebtedness of each Credit Party shall be acceptable to Agent in its sole discretion. Agent shall have completed all other business and legal due diligence with results satisfactory to it, including, without limitation, review of the tax effects of the Related Transactions.

(7) CONSUMMATION OF RELATED TRANSACTIONS. Agent shall have received fully executed copies of the Related Transactions Documents, each of which shall be in form and substance satisfactory to Agent and its counsel. The Related Transactions shall have been consummated on such terms as are satisfactory to Agent and Lenders, including, without limitation, the following:

      (a) Ultimate Parent shall have received cash proceeds of the Term Loan in the amount of at least the Equivalent Amount in Canadian Dollars of US$47,500,000 and Maska Canada shall have received cash proceeds of the Term Loan in the amount of at least the Equivalent Amount in Canadian Dollars of US$40,000,000;

      (b) Ultimate Parent shall have received cash proceeds of at least US$12,500,000 from the Phoenix Investment;

      (c) the Reorganization has been completed, all of the conditions precedent thereto have been met and have not been waived and the aggregate cash consideration paid in connection therewith shall not have exceeded US$67,450,000 (subject to adjustments in the purchase price and other adjustments as are acceptable to Agent in its sole discretion);

      (d) the conditions precedent under the US Facility Agreement to the making of the initial revolving credit advance thereunder have been met or waived by US Agent and US Lenders;

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      (e)   the Refinancing shall not exceed, in aggregate, US$45,400,000 or the
            Equivalent Amount thereof; and

      (f) aggregate fees and closing costs in connection with the Related Transactions (including fees payable under this Agreement) shall not exceed US$7,500,000 or the Equivalent Amount thereof.

(8) ESCROW ARRANGEMENT FOR PRE-FILINGS OF CERTAIN HYPOTHECS. Agent shall have received confirmation from the Escrow Agent (as defined under the Escrow Agreement) that the Escrow Agent will release the Documents (as defined under the Escrow Agreement) to Agent upon the completion of the funding of the initial Revolving Credit Advances and the incurrence of the initial Letter of Credit Obligations.

2.2 FURTHER CONDITIONS TO EACH LOAN. Except as otherwise expressly provided herein, no Lender on any date shall be obligated to fund any Loan, convert or continue any Loan as a BA Rate Loan or a LIBOR Loan or incur any Letter of Credit Obligation, if, as of the date thereof:

      (1) any representation or warranty by any Credit Party contained herein or in any of the other Loan Documents shall be untrue or incorrect as of such date (except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement); or

      (2) any event or circumstance having a Material Adverse Effect shall have occurred since the date hereof as determined by the Requisite Lenders; or

      (3) (a) any Event of Default shall have occurred and be continuing or would result after giving effect to any Loan (or the incurrence of any Letter of Credit Obligations), or (b) a Default shall have occurred and be continuing or would result after giving effect to any Loan, and Agent or Requisite Lenders shall have determined not to make, convert or continue any Loan or incur any Letter of Credit Obligation so long as that Default is continuing; or

      (4) after giving effect to any Revolving Credit Advance or Swing Line Advance (or the incurrence of any Letter of Credit Obligations), (a) the outstanding principal amount of the Revolving Loan would exceed the lesser of the Aggregate Borrowing Base and the Maximum Amount, less, in each case, the then outstanding principal amount of the Swing Line Loan, or (b) the aggregate US Dollar Amount of all Letter of Credit Obligations would exceed the L/C Sublimit, or (c) the outstanding balance of the Loans of either Borrower, denominated in US Dollars, would exceed the US Dollar Sublimit.

      The request and acceptance by either Borrower of the proceeds of any Loan, the incurrence of any Letter of Credit Obligations or the conversion or continuation of any Loan into,

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or as, a BA Rate Loan or a LIBOR Loan, as the case may be, shall be deemed to constitute, as of the date of such request or acceptance, (A) a representation and warranty by Borrowers that the conditions in this Section 2.2 have been satisfied and (B) a reaffirmation by Borrowers of the cross-guarantee provisions set forth in Section 12 and of the granting to Agent for itself and Lenders, and to Agent and Lenders, the Liens pursuant to the Collateral Documents.

SECTION 3 -- REPRESENTATIONS AND WARRANTIES

      To induce Lenders to make the Loans and to incur Letter of Credit Obligations, the Credit Parties executing this Agreement make the following representations and warranties to Agent and each Lender with respect to itself and, to the extent not prohibited or restricted under applicable law, with respect to all other Credit Parties, each and all of which shall survive the execution and delivery of this Agreement.

3.1 CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each Credit Party (1) is a corporation duly incorporated, organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (2) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not result in exposure to losses, damages or liabilities in excess of C$50,000 or the Equivalent Amount thereof in another currency and would not restrict the Credit Party from collecting (including bringing any legal action to collect) any of its Accounts; (3) has the requisite corporate power and authority and the legal right to own, pledge, mortgage, hypothecate or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now, heretofore and proposed to be conducted; (4) subject to specific representations regarding Environmental Laws, has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, where the failure to have such licenses, permits or consents could, in any material respect, affect such ownership, operation and conduct; (5) is in compliance with its constating documents and by-laws; and (6) subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

3.2 EXECUTIVE OFFICES. As of the Closing Date, the current location of each Credit Party's chief executive office, principal place of business and domicile (within the meaning of the Quebec Civil Code) is set forth in Disclosure
Schedule 3.2, and none of such locations have changed within the twelve (12) months preceding the Closing Date, except as set forth in Disclosure Schedule
3.2. In addition, Disclosure Schedule 3.2 lists each jurisdiction in which each Credit Party is duly qualified to conduct business and in good standing and also lists the Federal Employee Identification Number of each US Subsidiary Guarantor and Ultimate Parent.

3.3 CORPORATE POWER, AUTHORIZATION, ENFORCEABLE OBLIGATIONS. The execution, delivery and performance by each Credit Party, and each other Subsidiary of Ultimate Parent, of the Loan

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Documents to which it is a party and the creation of all Liens provided for therein: (1) are within such Person's corporate power; (2) have been duly authorized by all necessary or proper corporate and shareholder action; (3) do not contravene any provision of such Person's constating documents or bylaws;
(4) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (5) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (6) do not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favour of Agent, on behalf of itself and Lenders, or Agent and Lenders, as applicable, pursuant to the Loan Documents, the Term Loan Liens and the US Facility Liens; and (7) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in Section 2.1(3), all of which will have been duly obtained, made or complied with prior to the Closing Date. On or prior to the Closing Date, each of the Loan Documents shall have been duly executed and delivered by each Credit Party and each other Subsidiary of Ultimate Parent which is a party thereto and each such Loan Document shall then constitute a legal, valid and binding obligation of such Credit Party and such Subsidiary of Ultimate Parent, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium laws or similar laws affecting creditors' rights generally and to the fact that the availability of equitable remedies, such as specific performance and injunctive relief, is in the discretion of a court.

3.4 FINANCIAL STATEMENTS, PROJECTIONS AND OTHER REPORTS. Except for the Projections, all Financial Statements concerning Ultimate Parent and its Subsidiaries and SHC and its Subsidiaries which are referenced below have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended.

(1) FINANCIAL STATEMENTS. The following Financial Statements attached hereto as Disclosure Schedule 3.4(1) have been delivered on the date hereof:

      (a) the audited consolidated and unaudited consolidating balance sheets of Ultimate Parent and its Subsidiaries and of SHC and its Subsidiaries for the Fiscal Year ended December 31, 1997 and the audited consolidated balance sheets of Ultimate Parent and its Subsidiaries and of SHC and its Subsidiaries for the Fiscal Year ended December 31, 1996 and their respective related statements of income and cash flows for the Fiscal Years then ended, certified by Ernst & Young;

      (b) the unaudited consolidated and consolidating balance sheets of Ultimate Parent and its Subsidiaries and of SHC and its Subsidiaries at September 30, 1998 and

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            their respective related statements of income and cash flows for the three Fiscal Quarters then ended.

(2) PRO FORMA. The Pro Forma delivered on the date hereof and attached hereto as Disclosure Schedule 3.4(2) was prepared by Ultimate Parent giving pro forma effect to the Related Transactions, was based on the unaudited consolidated and consolidating balance sheets of Ultimate Parent and its Subsidiaries and SHC and its Subsidiaries dated September 30, 1998 and was prepared in a manner generally consistent with Ultimate Parent's past practices in preparing unaudited financial statements.

(3) PROJECTIONS; OPERATING PLANS; YEAR 2000 SURVEY. The Projections delivered on the date hereof and attached hereto as Disclosure Schedule 3.4(3) have been prepared by Ultimate Parent in light of the past operations of the businesses of its Subsidiaries, but including future payments of known contingent liabilities (disclosed therein), and reflect projections for the period from October 1, 1998 to December 31, 1998 on a month by month basis and for the four (4) year period beginning on December 31, 1998 on a month by month basis for the first year and on a year by year basis thereafter. The Projections and the Year 2000 survey delivered to Agent on or before the Closing Date and the operating plans from time to time delivered, as required under Annex E, are based upon estimates and assumptions stated therein, all of which Credit Parties believe to be reasonable and fair in light of current conditions and current facts known to Credit Parties, as of the Closing Date (in the case of the Projections and such Year 2000 survey), and as of the date of delivery (in the case of such operating plan), and reflect Credit Parties' good faith and reasonable estimates of the future financial performance of Credit Parties and of the other information projected therein for the periods set forth therein, it being recognized by Lenders that such Projections, Year 2000 survey and operating plan, as they relate to future events, are not to be viewed as facts or an assurance of performance and that actual results during the period or periods covered by such Projections, Year 2000 survey and operating plans may differ from the forecasted or projected results set forth therein.

3.5 MATERIAL ADVERSE EFFECT. Between December 31, 1997 and the Closing Date, (1) no Credit Party has incurred any obligations, contingent or non-contingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments which are not reflected in the Pro Forma and which, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (2) no contract, lease or other agreement or instrument has been entered into by any Credit Party or has become binding upon any Credit Party's assets and no law or regulation applicable to any Credit Party has been adopted which has had or could reasonably be expected to have a Material Adverse Effect, and
(3) no Credit Party is in default and to the best of each Credit Party's knowledge no third party is in default under any material contract, lease or other agreement or instrument, which alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Between December 31, 1997 and the Closing Date no event has occurred, which alone or together with other events, could reasonably be expected to have a Material Adverse Effect.

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3.6 OWNERSHIP OF PROPERTY; LIENS. As of the Closing Date, the real estate ("REAL
ESTATE") listed on Disclosure Schedule 3.6 constitutes all of the real property owned, leased, subleased, or used by any Credit Party. Each Credit Party owns good and marketable (and in the case of Real Estate located outside of Quebec) fee simple title to all of its owned Real Estate, and valid and marketable leasehold interests in all of its leased Real Estate, all as described on Disclosure Schedule 3.6 (which includes the municipal address of each leasehold interest), except where failure to have such title or interest could not reasonably be expected to have a Material Adverse Effect, and complete copies of all such leases or a summary of all material terms thereof satisfactory to Agent have been delivered to Agent. With respect to all leased Real Estate, Disclosure
Schedule 3.6 also sets out the name and address of each mortgagee with respect to each such leased premises and, to the best of the knowledge of each Credit Party, the principal amount of such mortgage on the leased premises. Disclosure
Schedule 3.6 further describes any Real Estate with respect to which any Credit Party is a lessor, sublessor or assignor as of the Closing Date. Each Credit Party also has good and marketable title to, or valid leasehold interests in, all of its personal properties and assets, except where failure to have such title or interest could not reasonably be expected to have a Material Adverse Effect. As of the Closing Date, none of the properties and assets of any Credit Party, and none of the Intellectual Property in respect of which any Credit
Party holds a Licence from any European Subsidiary, are subject to any Liens other than Permitted Encumbrances and there are no facts, circumstances or conditions known to any Credit Party that may result in any Liens (including Liens arising under Environmental Laws) other than Permitted Encumbrances.
Except as set forth on Disclosure Schedule 3.6, each Credit Party has received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Credit Party's right, title and interest in and to all such Real Estate and other properties and assets. Disclosure Schedule 3.6 also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate. As of the Closing Date, no portion of any Credit Party's Real Estate has suffered any material damage by fire or other casualty loss which has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied. As of the Closing Date, all material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect, except where failure to have such permits could not reasonably be expected to have a Material Adverse Effect.

3.7 LABOR MATTERS. As of the Closing Date (1) no strikes or other material labour disputes against any Credit Party are pending or, to any Credit Party's knowledge, threatened; (2) hours worked by and payment made to employees of each Credit Party comply in all material respects with each federal, provincial, local or foreign law applicable to such matter; (3) all payments due from any Credit Party for employee health and welfare insurance have been paid or accrued as a liability on the books of such Credit Party; (4) except as set forth in Disclosure Schedule 3.7, no Credit Party is a party to or bound by any collective bargaining agreement, management agreement, consulting agreement or any employment agreement with any senior officer thereof (and true and complete copies of any agreements, or summaries thereof in the case of

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employment agreements, described on Disclosure Schedule 3.7 have been delivered to Agent); (5) there is no organizing activity involving any Credit Party pending or, to any Credit Party's knowledge, threatened by any labour union or group of employees; (6) there are no certification applications or representation proceedings pending or, to any Credit Party's knowledge, threatened with any labour relations board, and no labour organization or group of employees of any Credit Party has made a pending demand for recognition; and
(7) except as set forth in Disclosure Schedule 3.7, there are no complaints or charges against any Credit Party pending or, to the knowledge of any Credit Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Credit Party of any individual.

3.8 VENTURES, SUBSIDIARIES AND AFFILIATES; OUTSTANDING STOCK AND INDEBTEDNESS. Except as set forth in Disclosure Schedule 3.8, as of the Closing Date, no Credit Party has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. As of the Closing Date, all of the issued and outstanding Stock of each Credit Party is owned by each of the stockholders and in the amounts set forth on Disclosure
Schedule 3.8. Except as set forth on Disclosure Schedule 3.8 in regard to Ultimate Parent, there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Credit Party may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries. All outstanding Indebtedness of each Credit Party as of the Closing Date is described in Section 6.3 (including Disclosure Schedule 6.3). None of Ultimate Parent, SHC, WAP, SLM Trademark US, CCM and Canadian Subsidiary Guarantor has any assets (except Stock of their Subsidiaries; in the case of SLM Trademark US, CCM and Canadian Subsidiary Guarantor, Intellectual Property; in the case of Canadian Subsidiary Guarantor, Stock of CCM; and, in the case of Ultimate Parent, the Account owing by SHC resulting from the transaction described in
Section 6.3(1)(f) and the Accounts owing to Ultimate Parent from other Credit Parties resulting from loans made on the Closing Date described under "Intercompany Loans" in Disclosure Schedule 1.4) or any Indebtedness or Guaranteed Indebtedness (except the Obligations, the obligations under the US Facility, the Term Loans and obligations to the extent permitted under Sections 6.3(1)(f), (g) and (i)). None of the Inactive Subsidiaries has any assets (other than tax credits and a nominal amount of cash to pay contingent tax liabilities), Indebtedness or Guaranteed Indebtedness and none of them carries on any business.

3.9 GOVERNMENT REGULATION. No Credit Party is subject to regulation under any Canadian or United States federal law, or any provincial, state, local or foreign law that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. The making of the Loans by Lenders to Borrowers, the incurrence of the Letter of Credit Obligations on behalf of Borrowers, the application of the proceeds thereof and repayment thereof and the consummation of the Related Transactions will not violate any provision of any such statute or any rule, regulation or order issued by or policy of any securities regulatory authority or stock exchange.

3.10 TAXES. All tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by any Credit Party have been filed with the appropriate

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Governmental Authority and all Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding Charges or other amounts being contested in accordance with
Section 5.2(2). Proper and accurate amounts have been withheld by each Credit Party from payments to its respective employees, customers and other applicable payees for all periods in full as required by all applicable Canadian and United States federal law and all applicable provincial, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities. Disclosure Schedule 3.10 sets forth as of the Closing Date in respect of each Credit Party (1) those taxation years that have not yet been assessed by Revenue Canada, the IRS or the applicable provincial or state Governmental Authorities, (2) the taxation years that are currently being audited by Revenue Canada, the IRS or the applicable provincial or state Governmental Authorities, (3) any assessments or, to such Credit Party's knowledge, threatened assessments in connection with such audit, or otherwise currently outstanding, and (4) the most recent taxation year that an audit by Revenue Canada, the IRS or the applicable provincial or state Governmental Authorities has been completed. Except as described on Disclosure Schedule 3.10, no Credit Party has executed or filed with Revenue Canada, the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. As of the Closing Date, except as set forth on Disclosure Schedule 3.10, none of the Credit Parties and their respective predecessors is liable for any Charges:
(a) under any agreement (including any tax sharing agreements) or (b) to each Credit Party's knowledge, as a transferee. As of the Closing Date, no Credit Party has agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, which would have a Material Adverse Effect.

3.11 CANADIAN PENSION AND BENEFIT PLANS; ERISA.

(1) Disclosure Schedule 3.11 sets forth all Canadian Benefit Plans (other than, for greater certainty, universal plans created by and to which Borrower is obligated to contribute by statute) and Canadian Pension Plans adopted by each Credit Party. The Canadian Pension Plans are duly registered under the ITA and all other applicable laws which require registration and no event has occurred which is reasonably likely to cause the loss of such registered status. All material obligations of each Credit Party (including fiduciary, funding, investment and administration obligations) required to be performed in connection with the Canadian Pension Plans and the funding agreements therefor have been performed in a timely fashion. There have been no improper withdrawals or applications of the assets of the Canadian Pension Plans or the Canadian Benefit Plans. There are no outstanding disputes concerning the assets of the Canadian Pension Plans or the Canadian Benefit Plans. Each of the Canadian Pension Plans is fully funded on a solvency basis (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable Governmental Authorities and which are consistent with generally accepted actuarial principles).

(2) Disclosure Schedule 3.11 lists and separately identifies all Title IV Plans, Multiemployer Plans, ESOPs and Retiree Welfare Plans. Copies of all such listed Plans, together with a copy of

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the latest form 5500 for each such Plan, have been delivered to Agent. Except with respect to Multiemployer Plans, each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, and the trusts created thereunder have been determined to be exempt from tax under the provisions of
Section 501 of the IRC, and nothing has occurred which would cause the loss of such qualification or tax-exempt status. Each Plan is in compliance in all material respects with the applicable provisions of ERISA and the IRC, including the filing of reports required under the IRC or ERISA. All contributions and any amounts due under either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan and any Title IV Plan have been made. No Credit Party or ERISA Affiliate has engaged in a prohibited transaction, as defined in Section 4975 of the IRC, in connection with any Plan, which would subject any Credit Party to a material tax on prohibited transactions imposed by Section 4975 of the IRC.

(3) Except as set forth in Disclosure Schedule 3.11: (a) no Title IV Plan has any Unfunded Pension Liability; (b) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur that has resulted or could reasonably be expected to result in a material liability; (c) there are no pending, or to the knowledge of any Credit Party, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan that could reasonably be expected to result in a material liability; (d) no Credit Party or ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (e) within the last five years no Title IV Plan with Unfunded Pension Liabilities has been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any Credit Party or ERISA Affiliate; and (f) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that was not rated AAA by the Standard & Poor's Corporation or the equivalent by another nationally recognized rating agency at the time such purchase was made.

3.12 NO LITIGATION. No action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of any Credit Party, threatened against any Credit Party, before any Governmental Authority or before any arbitrator or panel of arbitrators (collectively, "LITIGATION"), (1) which challenges any Credit Party's right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder, or (2) which, as of the Closing Date, has a reasonable risk of being determined adversely to any Credit Party and which, if so determined, could have a Material Adverse Effect. Except as set forth on Disclosure Schedule 3.12, as of the Closing Date there is no Litigation pending or threatened which seeks damages in excess of C$500,000 or the Equivalent Amount thereof in another currency or injunctive relief or alleges criminal misconduct of any Credit Party.

3.13 BROKERS. No broker or finder acting on behalf of any Credit Party brought about the obtaining, making or closing of the Loans or the Related Transactions, and no Credit Party has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

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3.14 INTELLECTUAL PROPERTY. As of the Closing Date, each Credit Party owns or has rights to use all Intellectual Property necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it, and each Patent, Design, Trademark, Copyright, Software and License, which is material in any respect to the conduct of the business of such Credit Party (excluding any readily commercially available software used in such Credit Party's business of which a Credit Party has provided Agent with reasonable details), is listed, together with application or registration numbers and the properties covered by and material obligations under each Licence, as applicable, in Disclosure Schedule 3.14 hereto. No Intellectual Property (other than readily commercially available software of which a Credit Party has provided Agent with reasonable details) necessary to conduct the business of any Credit Party as now or heretofore conducted by it or proposed to be conducted by it is owned by any Person other than Credit Parties and those Persons who have granted Licences to such Credit Party. With respect to all Intellectual Property that is licensed to any Credit Party and is material in any respect to the conduct of its business (except readily commercially available software of which a Credit Party has provided Agent with reasonable details), all such licensors (other than any Credit Party) have, in respect of such Intellectual Property, executed and delivered to Agent and Lenders the Consents and Acknowledgements Respecting Intellectual Property as listed under Section (11) of Annex D hereto. Except as set out on Disclosure Schedule 3.14, each Credit Party conducts its business and affairs without infringement of or interference with any Intellectual Property of any other Person.

3.15 FULL DISCLOSURE. No information contained in this Agreement, any of the other Loan Documents, Financial Statements or Collateral Reports or other reports from time to time delivered hereunder or any written statement furnished by or on behalf of any Credit Party to Agent or any Lender pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Liens granted to Agent, on behalf of itself and Lenders, and to Agent and Lenders, as applicable, pursuant to the Collateral Documents are (subject to publication, registration or filing of, or in respect of, the Hypothecs of SHC, WAP and, with respect to immoveable property only, Tropsport, to be registered in the Province of Quebec, the General Assignments of Debts to be registered in Newfoundland and Northwest Territories, and the UCC-1 financing statements for filing in the applicable States of the United States, all of which have been duly executed and delivered to Agent and Lenders on the Closing Date, and filings of certain of the Collateral Documents in the applicable intellectual property offices in Ottawa, Ontario and Washington, D.C.) fully perfected first priority Liens in and to the Collateral described therein subject, as to priority, only to Permitted Encumbrances.

3.16 ENVIRONMENTAL MATTERS.

(1) Except as set forth in Disclosure Schedule 3.16, as of the Closing Date: (a) the Real Estate is free of contamination from any Hazardous Material; (b) no Credit Party has caused or suffered to occur any Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate; (c) the Credit Parties are and have been in compliance with all

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Environmental Laws; (d) the Credit Parties have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, and all such Environmental Permits are valid, uncontested and in good standing; (e) no Credit Party is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials that are likely to result in any Environmental Liabilities of such Credit Party and no Credit Party has permitted any current or former tenant or occupant of the Real Estate to engage in any such operations; (f) there is no Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material, or which alleges criminal misconduct by any Credit Party; (g) no notice has been received by any Credit Party identifying it as a "potentially responsible party" or requesting information under any Environmental Law, and to the knowledge of the Credit Parties, there are no facts, circumstances or conditions that may result in any Credit Party being identified as a "potentially responsible party" under any Environmental Law; and
(h) the Credit Parties have provided to Agent copies of all existing environmental reports, reviews and audits and all material written information pertaining to any actual or potential Environmental Liabilities, in each case relating to any Credit Party; except, in the case of clauses (a), (b), (c), (d),
(e) and (f), to the extent that such contamination, Release, non-compliance, failure to be valid, uncontested and in good standing, or operations, factors, circumstances or conditions, or Litigation, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(2) Each Credit Party hereby acknowledges and agrees that Agent (a) is not now, and has not ever been, in control of any of the Real Estate or any Credit Party's affairs, and (b) does not have the capacity through the provisions of the Loan Documents or otherwise to influence any Credit Party's conduct with respect to the ownership, operation or management of any of its Real Estate or compliance with Environmental Laws or Environmental Permits.

3.17 INSURANCE. Disclosure Schedule 3.17 lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Credit Party, as well as a summary of the terms of each such policy.

3.18 DEPOSIT AND DISBURSEMENT ACCOUNTS. Disclosure Schedule 3.18 lists, as of the Closing Date, all banks and other financial institutions at which either Borrower maintains deposits and/or other accounts and/or Lock Boxes, including any Maska Disbursement Accounts and Tropsport Disbursement Accounts, and such Schedule correctly identifies, as of the Closing Date, the name, address and telephone number of each depository, the complete account number of each account maintained by either Borrower at each depository, the name in which the account is held, a description of the purpose of the account, and the complete lock box number and particulars of all Lock Boxes maintained by either Borrower.

3.19 GOVERNMENT CONTRACTS. Except as set forth in Disclosure Schedule 3.19, as of the Closing Date, no Credit Party is a party to any contract or agreement with any Governmental Authority and no Credit Party's Accounts are subject to any of the requirements or proceedings applicable to assignments of accounts under the Financial Administration Act (Canada), as

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amended, the Federal Assignment of Claims Act of 1940 (United States), as
amended (31 U.S.C. Section 3727) or any similar provincial, state or local or foreign law.

3.20 CUSTOMER AND TRADE RELATIONS. As of the Closing Date, there exists no actual or, to the knowledge of any Credit Party, threatened termination or cancellation of, or any material adverse modification or change in: the business relationship of any Credit Party with any customer or group of customers whose purchases during the preceding twelve (12) months caused them to be ranked among the ten largest customers of such Credit Party; or the business relationship of any Credit Party with any supplier material to its operations.

3.21 AGREEMENTS AND OTHER DOCUMENTS. As of the Closing Date, each Credit Party has provided to Agent or its counsel, on behalf of Lenders, accurate and complete copies (or summaries) of all of the following agreements or documents to which any it is subject and each of which are listed on Disclosure Schedule 3.21: supply agreements and purchase agreements not terminable by such Credit Party within sixty (60) days following written notice issued by such Credit Party and involving transactions in excess of C$1,000,000 or the Equivalent Amount thereof in another currency per annum; any lease of Equipment having a remaining term of one year or longer and requiring aggregate rental and other payments in excess of C$500,000 or the Equivalent Amount thereof in another currency per annum; licenses and permits held by the Credit Parties, the absence of which could be reasonably likely to have a Material Adverse Effect; instruments or documents evidencing Indebtedness of such Credit Party and any security interest granted by such Credit Party with respect thereto; and instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of such Credit Party, including the Phoenix Investment Agreement, but excluding such instruments and agreements with respect to employee stock options and other warrants of Ultimate Parent entitling the holder thereof to acquire Stock of Ultimate Parent.

3.22 SOLVENCY. Both before and after giving effect to (1) the Loans and Letter of Credit Obligations to be made or extended on the Closing Date or such other date as Loans and Letter of Credit Obligations requested hereunder are made or extended, (2) the disbursement of the proceeds of such Loans pursuant to the instructions of Borrower Representative, (3) the Acquisition, the Refinancing and the consummation of the other Related Transactions and (4) the payment and accrual of all transaction costs in connection with the foregoing, each Borrower and each US Borrower, individually, and Ultimate Parent and its Subsidiaries taken as a whole, is Solvent.

3.23 REORGANIZATION AGREEMENT. As of the Closing Date, Borrowers have delivered to Agent a complete and correct copy of the Reorganization Agreement (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith). No Credit Party and no other Person party thereto is in default in the performance or compliance with any provisions thereof. The Reorganization Agreement complies with, and the Reorganization has been consummated in accordance with, all applicable laws. The Reorganization Agreement is in full force and effect as of the Closing Date, has not been terminated, rescinded or withdrawn. All requisite approvals by Governmental

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Authorities having jurisdiction over any Credit Party and other Persons referenced therein, with respect to the transactions contemplated by the Reorganization Agreement, have been obtained, and no such approvals impose any conditions to the consummation of the transactions contemplated by the Reorganization Agreement or to the conduct by any Credit Party of its business thereafter. Each of the representations and warranties given by each applicable Credit Party and US Acquisition Sub in the Reorganization Agreement is true and correct in all material respects or, if made as of a specified earlier date, is true and correct as of such earlier date. Notwithstanding anything contained in the Reorganization Agreement to the contrary, such representations and warranties of the Credit Parties are incorporated into this Agreement by this
Section 3.23 and shall, solely for purposes of this Agreement and the benefit of Agent and Lenders, survive the consummation of the Reorganization.

3.24 STATUS OF ULTIMATE PARENT; SHC; WAP; AND CCM. Prior to the Closing Date, Ultimate Parent, SHC, WAP and CCM will not have engaged in any business or incurred any Indebtedness or any other liabilities (except in connection with their corporate formation, the Related Transactions Documents or the Prior Lender Obligations which have been irrevocably repaid and extinguished in full on or before the Closing Date, this Agreement, and in the case of CCM, except in connection with owning and licensing (as licensor under Licences) Intellectual Property).

3.25 SENIOR DEBT. As of the Closing Date, Ultimate Parent, SHC and Borrowers have delivered to Agent a complete and correct copy of the Term Loan Agreement and the US Facility Agreement and all agreements in respect of the Prior Lender Obligations, all as in effect on the Closing Date (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith).

3.26 LEASED PREMISES.

(1) As of the Closing Date, no Collateral, except office furniture, is held or stored at 6531- 6559 Mississauga Road, Mississauga, Ontario, and no Collateral is held or stored at 110 Lauder St., Cowansville, Quebec.

(2) Disclosure Schedule 3.26 sets forth, as of the Closing Date, (a) the annual rent payments due under each lease for each leased location in the Province of Quebec in respect of which a Credit Party has granted to the landlord of such location a hypothec on such Credit Party's moveable property, and for the premises leased by Maska U.S., Inc. at 139 Harvest Lane, Williston, Vermont, for the five (5) calendar years from and including 1998 to and including 2003, or if the lease expires prior to 2004, then for each calendar year of the remaining term of the lease, (b) additional rent payments, on an annual basis, for each such leased location for 1997 and to approximately the Closing Date for 1998, and, to the extent reasonably estimatable, for the periods set forth in clause
(a) above, and (c) the amount of the rent security deposits (if any) held by the landlord with respect to each such leased location. As of the Closing Date, the rental payments in respect of each such leased location are due monthly in advance no later than the first day of each month.

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3.27 MANUFACTURING FACILITIES; WAREHOUSE AND DISTRIBUTION FACILITIES; OFFICES.
Disclosure Schedule 3.27 sets forth, as of the Closing Date, for each Credit
Party: (1) all owned manufacturing facilities, (2) all leased manufacturing facilities, (3) all owned distribution and/or warehouse facilities, (4) all leased distribution and/or warehouse facilities, (5) all owned manufacturing facilities with distribution and/or warehouse facilities located thereon, (6) all owned Offices, (7) all Offices located at manufacturing facilities, (8) all other Offices, and (9) all other facilities or premises, whether leased or owned.

SECTION 4 -- FINANCIAL STATEMENTS AND INFORMATION

4.1 REPORTS AND NOTICES.

(1) Each Credit Party executing this Agreement hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Agent and/or Lenders, as required, the Financial Statements, notices, Projections and other information at the times, to the Persons and in the manner set forth in Annex E.

(2) Each Credit Party executing this Agreement hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Agent and/or Lenders, as required, the various Collateral Reports (including Borrowing Base Certificates in the form of Exhibit 4.1(2)) at the times, to the Persons and in the manner set forth in Annex F.

SECTION 5 -- AFFIRMATIVE COVENANTS

      Each Credit Party executing this Agreement agrees on its own behalf and, to the extent not prohibited or restricted under applicable law, on behalf of all other Credit Parties, that from and after the date hereof and until the Termination Date:

5.1 MAINTENANCE OF EXISTENCE AND CONDUCT OF BUSINESS. Each Credit Party shall:
(1) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises, except as expressly permitted under Sections 6.1, 6.5 and 6.15; (2) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder;
(3) at all times maintain, preserve and protect, all of its assets and properties used or useful in the conduct of its business, where failure to so maintain, preserve and protect would, in any material respect, affect the conduct or carrying on of its business, and keep the same in good repair, working order and condition, in all material respects, (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and transact business only in such corporate and trade names as are set forth in Disclosure Schedule 5.1.

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5.2 PAYMENT OF OBLIGATIONS.

(1) Subject to Section 5.2(2), each Credit Party shall pay and discharge or cause to be paid and discharged promptly all Charges payable by it, including
(a) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees, and (b) lawful claims for labor, materials, supplies and services or otherwise, before any thereof under clauses (a) or (b) above shall become past due.

(2) Each Credit Party may in good faith contest, by appropriate proceedings, the validity or amount of any Charges or claims described in Section 5.2(1); provided, that (a) adequate reserves with respect to such contest are maintained on the books of such Credit Party, in accordance with GAAP, (b) any Lien securing payment of such Charges arises solely by operation of law and is unregistered, in the case of a Lien that may arise on the assets of either Borrower, and, in the case of a Lien that may arise on the assets of any other Credit Party, no such Lien shall be imposed to secure payment of such Charges that is superior to any of the Liens securing payment of the Obligations, and such contest is, in each case, maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges, (c) none of the Collateral becomes subject to forfeiture or loss as a result of such contest, (d) such Credit Party shall promptly pay or discharge such contested Charges or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Agent evidence acceptable to Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Credit Party or the conditions set forth in this Section 5.2(2) are no longer met, (e) at the time of commencement and during the term of any such contest no Default or Event of Default shall have occurred and be continuing, (f) Agent has not advised Borrowers in writing that Agent reasonably believes that nonpayment or nondischarge thereof could have or result in a Material Adverse Effect, and (g) if non-payment of the Charge could result in any Lien against either Borrower's personal or real property, Borrowers have notified Agent of the maximum amount of such Charges and, without duplication, such amount has been deducted from the Aggregate Borrowing Base as a Reserve.

5.3 BOOKS AND RECORDS. Each Credit Party shall keep adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements attached as Disclosure Schedule 3.4(1). In the event that any Credit Party keeps any books and records with respect to its Inventory and Accounts in Quebec, such Credit Party shall keep, on computer disks or tapes, a duplicate set of such books and records at a location outside of Quebec in a jurisdiction in which Agent has confirmed that it has perfected security in books and records, if requested by Agent in its discretion, acting reasonably.

5.4 INSURANCE; DAMAGE TO OR DESTRUCTION OF COLLATERAL.

(1) MAINTENANCE OF INSURANCE. The Credit Parties shall, at their sole cost and expense, maintain the policies of insurance described on Disclosure Schedule
3.17 as in effect on the date

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hereof, or comparable policies having similar coverage and terms and otherwise in form and amounts and with insurers acceptable to Agent, in each case, to the extent available on commercially reasonable terms. If any Credit Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay all premiums relating thereto, Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which Agent reasonably deems advisable. Agent shall have no obligation to obtain insurance for any Credit Party or pay any premiums therefor. By doing so, Agent shall not be deemed to have waived any Default or Event of Default arising from any Credit Party's failure to maintain such insurance or pay any premiums therefor. All sums so disbursed, including legal fees, court costs and other charges related thereto, shall be payable on demand by Borrowers to Agent and shall be additional Obligations hereunder secured by the Collateral.

(2) ADDITIONAL INSURANCE. Agent reserves the right at any time upon any change in any Credit Party's risk profile (including any change in the product mix maintained by any Credit Party or any laws affecting the potential liability of such Credit Party) to require additional forms and limits of insurance, except with respect to Accounts, to ensure that each Credit Party is protected by insurance in amounts and with coverage customary for its industry. If reasonably requested by Agent, each Credit Party shall deliver to Agent from time to time a report of a reputable insurance broker, satisfactory to Agent, with respect to its insurance policies.

(3) DAMAGE TO OR DESTRUCTION OF COLLATERAL.

(a) DELIVERY OF INSURANCE ENDORSEMENTS. Each Credit Party shall deliver to Agent, in form and substance satisfactory to Agent, acting reasonably, endorsements to (A) all "All Risk" and business interruption insurance naming Agent, on behalf of itself and Lenders, and (with respect to any insurance policy covering assets located in the Province of Quebec) Agent and Lenders, as loss payees, and containing the standard mortgage clause approved by the Insurance Bureau of Canada and (B) all general liability and other liability policies naming Agent, on behalf of itself and Lenders, and (with respect to any insurance policy covering assets located in the Province of Quebec) Agent and Lenders, as additional insureds.

(b) NOTICE OF LOSS. Borrower Representative shall promptly notify Agent of any loss, damage or destruction to the Collateral in the amount of C$250,000 (or the Equivalent Amount thereof in another currency) or more, whether or not covered by insurance.

(c) AGENT AS ATTORNEY-IN-FACT. Each Credit Party irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent), so long as any Default or Event of Default shall have occurred and be continuing or the anticipated insurance proceeds exceed, per occurrence or in the aggregate for all occurrences, for all Credit Parties at any time, US$1,500,000 or the Equivalent Amount thereof in another currency, as such Credit Party's true and lawful agent, mandatary and attorney-in-fact for the purpose of making, settling and adjusting claims under such "All Risk" and business interruption policies of insurance, endorsing the name of such Credit Party on any check or other item of payment for the proceeds

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of such "All Risk" and business interruption policies of insurance and for making all determinations and decisions with respect to such "All Risk" and business interruption policies of insurance; provided, that so long as any obligations are outstanding under the US Facility Agreement or the commitments of the US Lenders thereunder have not been terminated, Agent shall defer to US Agent for the foregoing purposes with respect to US Subsidiary Guarantors and Ultimate Parent; and, provided further, that the foregoing shall be subject to the Intercreditor Agreement. Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. After deducting from such proceeds the expenses, if any, incurred by Agent in the collection or handling thereof, Agent may, at its option, subject to Sections 5.4(3)(d) and 5.4(3)(f) below, and the terms of the Intercreditor Agreement, (A) apply such proceeds to the reduction of the Obligations in accordance with
Section 1.3(4), or (B) permit or require the applicable Credit Party to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction.

(d) CREDIT PARTIES' OPTION TO REPLACE, RESTORE, REPAIR OR REBUILD. If the casualty giving rise to such insurance proceeds would not reasonably be expected to have a Material Adverse Effect and such insurance proceeds do not exceed, per occurrence or in the aggregate for all occurrences, for all Credit Parties at any time, (A) US$1,500,000 or the Equivalent Amount thereof in another currency, in the case of any such proceeds relating to Inventory, and (B) US$3,000,000 or the Equivalent Amount thereof in another currency, in the case of any such proceeds relating to Equipment, Fixtures or Real Estate, and provided, that in the case of clause (B), business interruption insurance proceeds receivable by the applicable Credit Party would reasonably be expected to be sufficient to cover the period required to complete such replacement, rebuilding, restoration, or repair, and Agent shall have received a certificate of the Senior Vice-President, Finance of such Credit Party certifying that, to the best of his knowledge, the foregoing condition is true, then Agent shall permit the applicable Credit Party to replace, restore, repair or rebuild the property; provided, that if such Credit Party shall not have completed or entered into binding agreements to complete such replacement, restoration, repair or rebuilding within 180 days of such casualty, Agent may, subject to the terms of the Intercreditor Agreement and Section 5.4(3)(f), apply such insurance proceeds to the Obligations in accordance with Section 1.3(4).

(e) APPLICATION OF PROCEEDS TO REPLACE, RESTORE, REPAIR OR REBUILD. All insurance proceeds which are to be made available to either Borrower to replace, repair, restore or rebuild the Collateral in accordance with this Section 5.4, subject to the terms of the Intercreditor Agreement, shall be applied ratably by Agent to reduce the outstanding principal balance of the Revolving Loan of Borrowers (which application shall not result in a permanent reduction of the Revolving Loan Commitment) and upon such application, Agent shall establish a Reserve against the Aggregate Borrowing Base in an amount equal to the amount of such proceeds so applied. All insurance proceeds made available to any Credit Party that is not a Borrower to replace, repair, restore or rebuild the Collateral, in accordance with this Section 5.4, subject to the terms of the Intercreditor Agreement and Section 5.4(3)(f), shall be deposited in a cash collateral account. Thereafter, such funds shall be made available to that Borrower or Credit

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Party, as applicable, to provide funds to replace, repair, restore or rebuild the Collateral as follows: (A) Borrower Representative shall request a Revolving Credit Advance or release from the cash collateral account be made to such Borrower or Credit Party in the amount requested to be released; (B) so long as the conditions set forth in Section 2.2 have been met, Revolving Lenders shall make such Revolving Credit Advance or Agent shall release funds from the cash collateral account, as applicable; and (C) in the case of insurance proceeds applied against the Revolving Loan, the Reserve established with respect to such insurance proceeds shall be reduced by the amount of such Revolving Credit Advance. To the extent not used to replace, repair, restore or rebuild the Collateral, such insurance proceeds, subject to the terms of the Intercreditor Agreement and Section 5.4(3)(f), shall be applied to reduce the Obligations in accordance with Section 1.3(4).

(f) BUSINESS INTERRUPTION INSURANCE. Before an Event of Default (as defined under the Intercreditor Agreement), all proceeds of business interruption insurance payable in respect of an occurrence shall be applied as follows:

      (A) to the extent such occurrence affects either Borrower or Canadian Subsidiary Guarantor, such proceeds shall be applied in accordance with Sections 5.4(3)(c), (d) and (e);

      (B) to the extent such occurrence affects either US Borrower or SLM Trademark US, such proceeds shall be applied as provided under the US Facility Agreement, except that, if no obligations are outstanding under the US Facility and the commitments of the US Lenders have been terminated, then such proceeds shall be applied in accordance with Sections 5.4(3)(c), (d) and (e); and

      (C) to the extent such occurrence affects Ultimate Parent, SLM Trademark US or WAP, such proceeds shall be applied as provided under Sections 5.4(3)(c), (d) and (e) in an amount equal to all such proceeds multiplied by a fraction equal to the aggregate outstanding amount of the Loans divided by the sum of the aggregate outstanding amount of the Loans plus the revolving loans, swing line loans and letter of credit obligations under the US Facility.

5.5 COMPLIANCE WITH LAWS.

(1) Each Credit Party shall comply with all Canadian federal, provincial and local laws and regulations, all United States federal, state, local laws and regulations and all other foreign laws and regulations applicable to it, including those relating to licensing, ERISA, employment and labor matters and Environmental Laws and Environmental Permits, except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(2) For each existing Canadian Pension Plan, each Credit Party shall ensure that such plan retains its registered status under and is administered in a timely manner in all material respects

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in accordance with the applicable pension plan text, funding agreement, the ITA and all other applicable laws.

(3) For each Canadian Pension Plan hereafter adopted by any Credit Party which is required to be registered under the ITA or any other applicable laws, that Credit Party shall use its best efforts to seek and receive confirmation in writing from the applicable Governmental Authorities to the effect that such plan is unconditionally registered under the ITA and such other applicable laws.

(4) For each existing Canadian Pension Plan and Canadian Benefit Plan hereafter adopted, each Credit Party shall in a timely fashion perform in all material respects all obligations (including fiduciary, funding, investment and administration obligations) required to be performed in connection with such plan and the funding media therefor.

(5) Each Credit Party shall deliver to Agent if requested by Agent, promptly after the filing thereof by any Credit Party with any applicable Governmental Authority, copies of each annual and other return, report or valuation with respect to each Canadian Pension Plan; promptly after receipt thereof, a copy of any direction, order, notice, ruling or opinion that any Credit Party may receive from any applicable Governmental Authority with respect to any Canadian Pension Plan; and notification within 30 days of any increases having a cost to such Credit Party in excess of C$250,000 per annum, in the benefits of any existing Canadian Pension Plan or Canadian Benefit Plan, or the establishment of any new Canadian Pension Plan or Canadian Benefit Plan, or the commencement of contributions to any such plan to which any Credit Party was not previously contributing.

5.6 SUPPLEMENTAL DISCLOSURE. From time to time as may be requested by Agent (which request will not be made more frequently than once each year absent the occurrence and continuance of a Default or an Event of Default), the Credit Parties shall supplement each Disclosure Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or as an exception to such representation or which is necessary to correct any information in such Disclosure Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Disclosure Schedule, such Disclosure Schedule shall be appropriately marked to show the changes made therein); provided that (1) no such supplement to any such Disclosure Schedule or representation shall be or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Agent and Requisite Lenders in writing or except if such Disclosure Schedule or representation is accurately supplemented prior to or concurrently with such representation being made or deemed to be made; and (2) no supplement shall be required as to representations and warranties that relate solely to the Closing Date.

5.7 INTELLECTUAL PROPERTY. Each Credit Party will conduct its business and affairs without (1) infringement of or interference with any Intellectual Property of any other Person that is

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material to the conduct of a Credit Party's or such other Person's business, except to the extent that such infringement or interference could not reasonably be expected to have a Material Adverse Effect, and (2) infringement of or interference with any Intellectual Property of any other Person if Agent determines, acting reasonably, that the value of the Inventory to which such Intellectual Property relates would be materially adversely affected or Agent's and Lenders' rights and remedies (or the ability of Agent and Lenders to exercise such rights and remedies) in respect of the Inventory to which such Intellectual Property relates would be materially adversely affected. With respect to any new Licence of Intellectual Property, or any renewal of, or amendment to, any Licence of Intellectual Property, granted to a Credit Party by a Person that is not a Credit Party, such new Licence and such renewal of or amendment to a Licence, as the case may be, shall be on the same or similar terms or on terms consistent with those of other licensees of such Person for similar products in similar markets.

5.8 ENVIRONMENTAL MATTERS. Each Credit Party shall and shall cause each Person within its control to: (1) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance which could not reasonably be expected to have a Material Adverse Effect; (2) implement any and all investigation, remediation, removal and response actions which are necessary to maintain the value and marketability of the Real Estate (except Real Estate owned by Maska US in Pierson Industrial Park, Bradford, Vermont) or to otherwise comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate except where failure to implement such activities or so comply could not reasonably be expected to have a Material Adverse Effect; (3) notify Agent promptly after such Credit Party becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate which is reasonably likely to result in Environmental Liabilities in excess of C$500,000 or the Equivalent Amount thereof in another currency; and (4) promptly forward to Agent a copy of any order, notice, request for information or any communication or report received by such Credit Party in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities in excess of C$500,000 or the Equivalent Amount thereof in another currency, in each case whether or not any Canadian federal or provincial environment Ministry, the Environmental Protection Agency or any other Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter. If Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any Credit Party or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, which, in each case, could reasonably be expected to have a Material Adverse Effect, then each Credit Party shall, upon Agent's written request (a) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at Borrowers' expense, as Agent may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Agent and shall be in form and substance acceptable to Agent, and (b) permit

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Agent or its representatives to have access to all Real Estate for the purpose of conducting such environmental audits and testing as Agent deems appropriate, including subsurface sampling of soil and groundwater. Borrowers shall reimburse Agent for the costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

5.9 LANDLORDS' AGREEMENTS, MORTGAGEE AGREEMENTS AND BAILEE LETTERS. Each Credit Party shall obtain a landlord's agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property or mortgagee of owned property or with respect to any warehouse, processor or converter facility or other location where Collateral is located, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Inventory or Collateral at that location, and shall otherwise be satisfactory in form and substance to Agent, acting reasonably. With respect to such locations or warehouse space leased or owned as of the Closing Date and thereafter, if Agent has not received a landlord or mortgagee agreement or bailee letter as of the Closing Date (or, if later, as of the date such location is acquired or leased), in form and substance satisfactory to Agent, acting reasonably, either Borrower's Eligible Inventory at that location shall, in Agent's discretion, be excluded from the Borrowing Base or be subject to such Reserves as may be established by Agent in its reasonable credit judgment. After the Closing Date, no real property or warehouse space shall be leased or acquired by any Credit Party and no Inventory shall be shipped to a processor or converter under arrangements established after the Closing Date without the prior written consent of Agent (which consent, in Agent's discretion, may be conditioned upon the exclusion from the Borrowing Base of Eligible Inventory at that location or the establishment of Reserves acceptable to Agent) or, unless and until a satisfactory landlord or mortgagee agreement or bailee letter, as appropriate, shall first have been obtained with respect to such location. Each Credit Party shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located. For the purposes of determining the eligibility of Inventory under Section 1.7, establishing and modifying Reserves and evaluating whether a landlord agreement, bailee letter or mortgagee agreement is in form and substance satisfactory to Agent, acting reasonably, landlord agreements delivered on or before the Closing Date from Alexis Nihon (Banlieue) Inc. and Investors Group Trust Co. Ltd., 293801 Canada Inc., ZMD Sports Investments Inc. and Taft Corners Associates shall not be considered, in form and substance, satisfactory to Agent, acting reasonably.

5.10 FURTHER ASSURANCES. Each Credit Party executing this Agreement agrees that it shall and shall cause each other Credit Party to, at such Credit Party's expense and upon request of Agent, duly execute and deliver, or cause to be duly executed and delivered, to Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Agent to carry out more effectively the provisions and purposes of this Agreement or any other Loan Document. For greater certainty, each Credit Party agrees to take all action necessary to ensure that the Liens granted to Agent, on behalf of itself and Lenders, and to Agent and Lenders, as applicable, pursuant to the Collateral Documents will at all times be fully perfected first priority Liens in and to the Collateral described therein, subject, as to priority, only to Permitted Encumbrances.

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5.11 YEAR 2000 PROBLEMS. On or prior to December 31, 1998, each Credit Party shall complete and deliver to Agent a Year 2000 Assessment, and on or prior to April 30, 1999, each Credit Party shall complete and deliver to Agent a Year 2000 Corrective Plan. On or prior to June 30, 1999, each Credit Party shall implement Year 2000 Corrective Actions. On or before September 30, 1999, each Credit Party shall complete Year 2000 Corrective Actions, and Year 2000 Implementation Testing and shall remediate all Year 2000 Problems, except where the failure to remediate the same could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

SECTION 6 -- NEGATIVE COVENANTS

      Each Credit Party executing this Agreement agrees on its own behalf and, to the extent not prohibited or restricted under applicable law, on behalf of all other Credit Parties that, without the prior written consent of Agent and the Requisite Lenders, from and after the date hereof until the Termination
Date:

6.1 AMALGAMATIONS, SUBSIDIARIES, ETC. No Credit Party shall directly or indirectly, by operation of law or otherwise, (x) form or acquire any Subsidiary, or (y) amalgamate or merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with or acquire, any Person, except that Maska Canada may amalgamate with Tropsport, US Borrowers may merge with each other and the other US Subsidiary Guarantors, together with Ultimate Parent, may merge with each other, (in each case, a "PERMITTED AMALGAMATION"; the continuing corporation from such Permitted Amalgamation of Borrowers, the "CONTINUING BORROWER"; and, the surviving corporation from a Permitted Amalgamation of the other Credit Parties, the "CONTINUING CREDIT PARTY"); provided that:

      (1) Agent shall receive at least thirty (30) days' prior written notice of any such proposed Permitted Amalgamation, which notice shall include a reasonably detailed description of such proposed Permitted Amalgamation;

      (2) in any Permitted Amalgamation of Borrowers, Continuing Borrower shall have been amalgamated under the laws of New Brunswick; in any Permitted Amalgamation among the other Credit Parties, Continuing Credit Party shall have been merged under the laws of a State of the United States; Ultimate Parent shall be the survivor in any such merger to which it is a party; after giving effect to such Permitted Amalgamation of Borrowers, Ultimate Parent shall hold direct legal and beneficial title to all of the issued and outstanding capital Stock of Continuing Borrower; and, after giving effect to any Permitted Amalgamation, Ultimate Parent shall hold direct or indirect legal and beneficial title to all of the issued and outstanding capital Stock of all Continuing Credit Parties;

      (3) at the closing of, and upon giving effect to, any such Permitted Amalgamation, (a) Continuing Borrower, if applicable, shall have assumed all obligations of the amalgamating Borrowers under all Loan Documents to which such Borrowers are

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            parties and the other Credit Parties (including any Continuing
            Credit Parties, if applicable), shall have confirmed and acknowledged their continuing Guarantees and all other obligations under the Loan Documents in form and substance satisfactory to Agent, acting reasonably; (b) Continuing Borrower, if applicable, shall grant to Agent, on behalf of Agent and Lenders, and to Agent and Lenders, as appropriate, first priority perfected Liens (subject to Permitted Encumbrances) in all assets of the Continuing Borrower after giving effect to such Permitted Amalgamation; and Ultimate Parent shall grant to Agent and Lenders a perfected security interest in and hypothec on all issued and outstanding Stock of Continuing Borrower together with a Stock power of attorney executed in blank; and (c) Agent and Lenders shall have received copies of such other documents, instruments, agreements, waivers, consents, legal opinions, search results and certificates as Agent may reasonably request in connection with such transactions, all in form and substance reasonably satisfactory to it; and

      (4) at the time of such Permitted Amalgamation and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

6.2 INVESTMENTS; LOANS AND ADVANCES. Except as otherwise expressly permitted by this Section 6, no Credit Party shall make or permit to exist any investment in, or make, accrue or permit to exist loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise, except that (1) Borrowers may hold investments comprised of notes payable, or stock or other securities issued by Account Debtors to either Borrower pursuant to negotiated agreements with respect to settlement of such Account Debtor's Accounts in the ordinary course of business, so long as the aggregate amount of such Accounts so settled by Borrowers does not exceed at any time, C$2,000,000 or the Equivalent Amount thereof in another currency; provided, that such notes, Stock or other securities are delivered promptly to Agent and Agent, for itself and Lenders, or Agent and Lenders, as appropriate, will have first priority perfected Liens in such investments; (2) each Credit Party may maintain its existing investments in its Subsidiaries and CCM as of the Closing Date; (3) Credit Parties may hold Cash Equivalents subject to Control Letters in favour of Agent for the benefit of itself and Lenders or otherwise subject to first priority perfected Liens in favour of Agent for the benefit of itself and Lenders, or Agent and Lenders, as appropriate; (4) Credit Parties may make loans and advances to their respective officers and employees in the ordinary course of business and consistent with past practices, not to exceed, in the aggregate amount outstanding at any time, for all Credit Parties, US$1,000,000 or the Equivalent Amount thereof; (5) Credit Parties may extend trade credit in the ordinary course of business; and (6) Credit Parties may make advances to suppliers not to exceed, in the aggregate amount outstanding at any time, for all Credit Parties, US$500,000 or the Equivalent Amount thereof, for the purposes of prepaying the purchase price of goods or services.

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6.3 INDEBTEDNESS.

(1) No Credit Party shall create, incur, assume or permit to exist any Indebtedness, except (without duplication) (a) Indebtedness secured by purchase money security interests and Capital Leases permitted in Section 6.7(3), (b) the Loans and the other Obligations, (c) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law, (d) (i) existing Indebtedness described in Disclosure Schedule 6.3, (ii) with respect to the US Borrowers, Indebtedness under the US Facility not to exceed US$35,000,000 and (iii) with respect to Ultimate Parent, Indebtedness under the Term Loan not to exceed the Equivalent Amount in Canadian Dollars of US$47,500,000 less, at any time, the aggregate amount thereof repaid and, with respect to Maska Canada, Indebtedness under the Term Loan not to exceed the Equivalent Amount in Canadian Dollars of US$40,000,000 less, at any time, the aggregate amount thereof repaid and, with respect to Indebtedness permitted under each of the foregoing clauses (a) and
(d) (i), refinancings thereof or amendments or modifications thereto which do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and which are otherwise on terms and conditions no less favourable to any Credit Party, Agent or any Lender, as determined by Agent, acting reasonably, than the terms of the Indebtedness being refinanced, amended or modified, (e) Indebtedness under interest rate and currency hedging arrangements entered into in the ordinary course of a Credit Party's business, consistent with past practices, (f) Indebtedness of SHC to Ultimate Parent in the amount of US$58,750,000 payable on demand resulting from an intercompany advance made by Ultimate Parent to US Acquisition Sub with the proceeds of the Term Loan and the Phoenix Investment for the purpose of consummating the transactions contemplated by the US Acquisition, (g) Indebtedness in the form of loans made by Maska Canada and Maska US to Ultimate Parent that are payable on demand and do not exceed, individually or in the aggregate for all such loans, in any Fiscal Year, US$900,000 or the Equivalent Amount thereof (on a pro-rata basis, based on EBITDA of Borrowers (on a consolidated basis), in the case of such loans to be made by Maska Canada, and of US Borrowers (on a combined basis), in the case of loans to be made by Maska US, for the Fiscal Quarter most recently ended before any such loan) for the purposes of paying the necessary fees and expenses to maintain Ultimate Parent's corporate existence, the reasonable costs of its directors' and officers' insurance, its legal and accounting fees to the extent such fees relate to legal and accounting services provided directly to it by entities that are not its Affiliates, and its other general, administrative and regulatory fees, (h) Indebtedness in the form of loans made by Maska Canada to Maska US that are payable on demand and the proceeds of which are used for the purpose of paying trade creditors of Maska US, in an aggregate amount outstanding not to exceed, at any time, C$1,000,000 or the Equivalent Amount thereof; (i) Indebtedness in the form of loans made by Maska US to Ultimate Parent for the purpose of paying, to the extent otherwise expressly permitted in this Agreement, up to ninety percent (90%) of fifty-four percent (54%) of regularly scheduled interest payments on, and prepayments of principal of, the Term Loan and regularly scheduled agency fees and other charges in respect of the Term Loan; (j) indemnity obligations of Ultimate Parent or any of its Subsidiaries (other than Borrowers or US Borrowers) in favour of the directors or officers of Ultimate Parent or any of its Subsidiaries in respect of all costs, charges and expenses incurred by them by reason of any action taken in their

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capacity as such; (k) Indebtedness in the form of loans made by Tropsport to SHC
Hockey for the purpose of paying trade creditors of SHC Hockey, in an aggregate amount outstanding not to exceed, at any time, C$75,000 or the Equivalent Amount thereof; and (l) Indebtedness in the form of intercompany loans made on the Closing Date described under "Intercompany Loans" in Disclosure Schedule 1.4; provided that, in the cases of clauses (f), (g), (h), (i), (j), (k) and (l), (A) each Credit Party shall record all intercompany transactions to which it is a party on its books and records in accordance with GAAP; (B) at the time any such intercompany loan is made by a Credit Party and after giving effect thereto, each Credit Party party thereto shall be Solvent; (C) such intercompany loan would not be prohibited by any applicable law (including financial assistance and fraudulent conveyance provisions, if any, thereunder) and (D) no Default or Event of Default has occurred that is continuing or would occur and be continuing after giving effect to any such proposed intercompany loan; and provided, further, that in the case of clause (i), if such intercompany loan is made, in whole or in part, for the purpose of making a prepayment of principal on the Term Loan under clause (i), then the Fixed Charge Coverage Ratio, calculated on a pro forma basis, after giving effect to the aggregate amount of such prepayment of principal of the Term Loan and based on the financial results of Ultimate Parent for the four Fiscal Quarters then most recently ended, shall not be less than 1.25:1 and Ultimate Parent shall have delivered to Agent and Lenders, prior to such payment being made, a certificate of the Senior Vice-President, Finance showing in reasonable detail the calculation used in determining compliance with the foregoing financial test and certifying that the other financial covenants set forth on Annex G shall be met, on a pro forma basis, after giving effect to such prepayment of principal.

(2) The payment of any of the obligations of Maska Canada and Maska US under the intercompany loans made by Ultimate Parent permitted in Section 6.3(1)(l) above (the "SUBORDINATED OBLIGATIONS") shall hereby be subordinated to the extent and in the manner provided for herein, to the prior payment in full of all Obligations. Upon any distribution of assets of Maska Canada or Maska US in any dissolution, winding up, liquidation or reorganization (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

      (a) Agent and Lenders shall first be entitled to receive payment in full in cash of the Obligations before Ultimate Parent is entitled to receive any payment on account of the Subordinated Obligations;

      (b) any payment or distribution of assets of Maska Canada or Maska US of any kind or character, whether in cash, property or securities, to which Ultimate Parent would be entitled except for the provisions of this Section 6.3(2), shall be paid by the trustee or agent or other Person making such payment or distribution directly to Agent in the manner set forth in this Agreement, to the extent necessary to make payment in full of all Obligations remaining unpaid after giving effect to any concurrent payment or distribution or provisions therefor to Agent for itself and Lenders; and

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      (c)   in the event that notwithstanding the foregoing provisions of this
            Section 6.3(2), any payment or distribution of assets of Maska Canada or Maska US of any kind or character, whether in cash, property or securities, shall be received by Ultimate Parent on account of the Subordinated Obligations before all Obligations are paid in full, such payment or distribution shall be received and held in trust for and shall be paid over to Agent for itself and Lenders for application to the payment of the Obligations until all of the Obligations shall have been paid in full, after giving effect to any concurrent payment or distribution or provision therefor to Agent for itself and Lenders.

No right of Agent or any Lender to enforce the subordination provisions herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of a Credit Party or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by a Credit Party with the terms of this Agreement, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

(3) No Credit Party shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness, other than (a) the Obligations, (b) Indebtedness secured by a Permitted Encumbrance if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Sections 6.8(2) or 6.8(3), (c) other Indebtedness (excluding the Term Loan) not in excess of C$250,000 or the Equivalent Amount thereof in another currency, and (d) Indebtedness under the Term Loan permitted to be prepaid under Section 6.14.

6.4 EMPLOYEE LOANS AND AFFILIATE TRANSACTIONS.

(1) No Credit Party shall enter into or be a party to any transaction with any other Credit Party or any Affiliate thereof except (a) in the ordinary course of and pursuant to the reasonable requirements of such Credit Party's business, (b) in compliance with applicable financial assistance and fraudulent conveyance provisions, if any, under applicable laws and (c) upon fair and reasonable terms that are no less favourable to such Credit Party than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of such Credit Party. If such transaction is between a Borrower and another Credit Party that is not a Borrower, the requirements in the immediately preceding sentence shall apply except that, with reference to clause (c), the transaction shall be upon fair and reasonable terms that are no less favourable to such Borrower than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of such Borrower. In addition, if any such transaction or series of related transactions involves payments in excess of C$250,000 or the Equivalent Amount thereof in another currency in the aggregate, the terms of these transactions must be disclosed in advance to Agent and Lenders. All such transactions existing as of the date hereof are described on Disclosure Schedule 6.4(1).

(2) No Credit Party shall enter into any lending or borrowing transaction with any employees of any Credit Party, except loans to its employees and officers, as permitted under Section 6.2(4).

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6.5 CAPITAL STRUCTURE AND BUSINESS. No Credit Party shall (1) make any changes in any of its business objectives, purposes or operations which could in any way materially adversely affect (as determined by Agent, acting reasonably) the repayment of the Loans or any of the other Obligations or could reasonably be expected to have or result in a Material Adverse Effect, (2) make any change in its capital structure as described on Disclosure Schedule 3.8, including the issuance of any shares of Stock, Stock purchase warrants or other securities convertible into Stock or any revision of the terms of its outstanding Stock, except that Ultimate Parent may make a Public Offering of its common Stock or issue employee stock options or warrants to purchase common Stock or issue Stock pursuant to the exercise of warrants or as payments in kind in connection with the Phoenix Investment so long as (a) the proceeds thereof are applied in prepayment of the Obligations as required by Section 1.3(2)(c), (b) no Change of Control occurs after giving effect thereto, and (c) any preferred Stock issued by Ultimate Parent, including in connection with the Phoenix Investment, shall only contain rights to dividends payable in kind and not in cash, (3) amend its constating documents or bylaws in a manner which would adversely affect Agent or Lenders or such Credit Party's duty or ability to repay the Obligations, or (4) take any action to continue its corporate existence, or cause any other Credit Party to continue its corporate existence, under the laws of another jurisdiction (except in connection with or pursuant to a Permitted Amalgamation). No Credit Party shall engage in any business other than the sporting goods and sporting apparels business and the distribution of Merrell products worldwide and businesses and activities reasonably related thereto. At all times prior to the termination of this Agreement, Ultimate Parent shall not cease to hold directly legal and beneficial title to all of the capital stock of Maska Canada and Maska Canada shall not cease to hold directly all legal and beneficial title to Tropsport (subject, in each case, to the Permitted Amalgamation) and, immediately following the Permitted Amalgamation becoming effective, Ultimate Parent shall hold directly, legal and beneficial title to all of the capital Stock of Continuing Borrower.

6.6 GUARANTEED INDEBTEDNESS. No Credit Party shall create, incur, assume or permit to exist any Guaranteed Indebtedness except (1) by endorsement of instruments or items of payment for deposit to the general account of any Credit Party, and (2) for Guaranteed Indebtedness incurred for the benefit of any other Credit Party if the primary obligation is permitted by this Agreement, and, for greater certainty, each Borrower shall be entitled to guarantee trade indebtedness incurred by the other Borrower on an unsecured basis in the ordinary course of business.

6.7 LIENS. No Credit Party shall create, incur, assume or permit to exist any Lien on or with respect to its Accounts or any of its other properties or assets (whether now owned or hereafter acquired) except for (1) Permitted Encumbrances;
(2) Liens in existence on the date hereof and summarized on Disclosure Schedule 6.7; (3) Liens created after the date hereof by conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to Equipment and Fixtures acquired by any Credit Party in the ordinary course of business, involving the incurrence of an aggregate amount of purchase money Indebtedness and Capital Lease Obligations (for all Credit Parties) of not more than US$7,000,000 or the Equivalent Amount thereof in another currency outstanding at any one time for all such Liens (provided that such Liens attach only to the assets subject to such purchase

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money debt and such Indebtedness is incurred within thirty-five (35) days following such purchase and does not exceed 100% of the purchase price of the subject assets); (4) Liens of the US Lenders and the US Agent in the Collateral securing Indebtedness and Guaranteed Indebtedness under the US Facility subject to the Intercreditor Agreement and to the extent such Indebtedness and Guaranteed Indebtedness is permitted by Sections 6.3(1) and 6.6, as applicable (the "US FACILITY LIENS"); and (5) Liens of the Caisse Secured Parties in the Collateral securing Indebtedness and Guaranteed Indebtedness under the Term Loan to the extent such Liens are subject to the Intercreditor Agreement and such Indebtedness and Guaranteed Indebtedness is permitted by Sections 6.3(1) and 6.6, as applicable, (the "TERM LOAN LIENS"). No Credit Party shall create, incur, assume or permit to exist, or permit to be created, incurred or assumed, any Lien on the Intellectual Property of any European Subsidiary other than Liens of the Caisse Secured Parties. In addition, no Credit Party shall become a party to any agreement, note, indenture or instrument, or take any other action, which would prohibit the creation of a Lien on any of its properties or other assets in favour of Agent, on behalf of itself and Lenders, or the Lenders, as applicable, as additional collateral for the Obligations, except operating leases, Capital Leases or Licenses, the US Facility Agreement or the Term Loan Agreement which prohibit additional Liens upon the assets that are subject thereto.

6.8 SALE OF STOCK AND ASSETS. No Credit Party shall sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including its Stock or the capital Stock of any of its Subsidiaries or CCM (whether in a public or a private offering or otherwise) or any of their Accounts, other than
(1) the sale of Inventory in the ordinary course of business, (2) the sale, transfer, conveyance or other disposition by a Credit Party of Equipment, Fixtures or Real Estate that are obsolete or no longer used or useful in such Credit Party's business, (3) other Equipment and Fixtures having a value not exceeding C$250,000 or the Equivalent Amount thereof in another currency in any single transaction or C$750,000 or the Equivalent Amount thereof in another currency in the aggregate in any Fiscal Year, and (4) any issuances of Stock permitted under Section 6.5. With respect to any disposition of assets or other properties permitted pursuant to clause (2) and clause (3) above, Agent and Lenders, if applicable, agree on reasonable prior written notice to release their Liens on such assets or other properties in order to permit the applicable Credit Party to effect such disposition and shall execute and deliver to Borrowers, at Borrowers' expense, appropriate financing change statements and other releases as reasonably requested by Borrowers.

6.9 ERISA. No Credit Party shall, or shall cause or permit any ERISA Affiliate to, cause or permit to occur an event which could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or cause or permit to occur an ERISA Event to the extent such ERISA Event could reasonably be expected to have a Material Adverse Effect.

6.10 FINANCIAL COVENANTS. Borrowers shall not breach or fail to comply with any of the Financial Covenants (the "FINANCIAL COVENANTS") set forth in Annex G.

6.11 HAZARDOUS MATERIALS. No Credit Party shall cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release

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would (1) violate in any respect, or form the basis for any Environmental
Liabilities under, any Environmental Laws or Environmental Permits or (2) otherwise adversely impact the value or marketability of any of the Real Estate or any of the Collateral, other than such violations or impacts which could not reasonably be expected to have a Material Adverse Effect.

6.12 SALE-LEASEBACKS. No Credit Party shall engage in any sale-leaseback, synthetic lease or similar transaction involving any of its assets.

6.13 CANCELLATION OF INDEBTEDNESS. No Credit Party shall cancel any claim or debt owing to it, except for reasonable consideration negotiated on an arm's-length basis and in the ordinary course of its business consistent with past practices.

6.14 RESTRICTED PAYMENTS. No Credit Party shall make any Restricted Payment, except (1) dividends and distributions by Subsidiaries of either Borrower paid to such Borrower, (2) employee loans permitted under Section 6.4(2) above, (3) payment on the Closing Date of management fees by Ultimate Parent to Ultimate Parent Stockholders in the aggregate amount of US$1,000,000 in connection with services provided in closing the Related Transactions, (4) dividend payments in kind (that is, in the form of common Stock) including, without limitation, in respect of the Phoenix Investment; (5) Ultimate Parent may issue common Stock issuable upon the exercise of warrants or options, as permitted under Section 6.5; (6) payments by Ultimate Parent and Maska Canada of the Equivalent Amount in Canadian Dollars of US$5,000,000 of outstanding principal on the Term Loan and prepayment fees with respect thereto of the Equivalent Amount in Canadian Dollars of US$825,000, such principal and fees to be paid on or after the second anniversary of the Closing Date if the maturity of the Term Loan is extended to a date at least one year from the second anniversary of the Closing Date; (7) loans by Maska Canada and Maska US to Ultimate Parent in the form, on the terms and to the extent permitted under Section 6.3(1)(g) and loans by Maska US to Ultimate Parent in the form, on the terms and to the extent permitted under
Section 6.3(1)(i); (8) Ultimate Parent and Maska Canada may prepay the principal of the Term Loan, as permitted under the Term Loan Agreement, provided, that (a) the amount of Ultimate Parent's prepayment shall not exceed fifty-four percent (54%) of the amount being prepaid and the amount of Maska Canada's prepayment shall not exceed forty-six percent (46%) of the amount being prepaid; (b) Requisite Lenders shall have given their prior consent to each prepayment, exercising their reasonable credit judgment, (c) after giving effect to each prepayment, Net Borrowing Availability shall be at least fifteen percent (15%) of the lesser of the Maximum Amount and the Aggregate Borrowing Base, and, (d) the Fixed Charge Coverage Ratio, calculated on a pro forma basis, after giving effect to the aggregate amount of such prepayments of principal under the Term Loan and based on the financial results of Ultimate Parent for the four Fiscal Quarters then most recently ended, shall not be less than 1.25:1 and Ultimate Parent shall have delivered to Agent and Lenders, prior to each payment being made, a certificate of the Senior Vice-President, Finance showing in reasonable detail the calculation used in determining compliance with the foregoing financial test and certifying that the other financial covenants set forth on Annex G shall be met, on a pro forma basis, after giving effect to such prepayment of principal; and (9) Ultimate Parent and Maska Canada may pay (on a pro rata basis based on the amounts that their respective portions

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of the Term Loan (as described in Section 6.3(1)(d)(iii)) represent of the total
Term Loan) regularly scheduled interest, agency fees and other charges in respect of the Term Loan; provided that, in the cases of clauses (3), (6), (7),
(8) and (9), no Default or Event of Default shall have occurred and be continuing or would result after giving effect to any payment under such clauses; and provided further, that at least ten percent (10%) of Ultimate Parent's payments under clauses (8) and (9) shall be obtained or contributed from Subsidiaries of Ultimate Parent other than the Credit Parties.

6.15 CHANGE OF CORPORATE NAME OR LOCATION; CHANGE OF FISCAL YEAR. No Credit Party shall (1) change its corporate name, or (2) change its chief executive office, principal place of business, domicile (within the meaning of Quebec Civil Code), corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral, in any case without at least thirty (30) days' prior written notice to Agent and after Agent's written acknowledgment (not to be unreasonably delayed) that any reasonable action requested by Agent in connection therewith, including to continue the perfection of any Liens in favour of Agent, on behalf of Agent and Lenders, or in favour of Agent and Lenders, as appropriate, in any Collateral, has been completed or taken (provided that, in requesting any reasonable action be taken, Agent shall acknowledge the limitation periods under applicable law for taking appropriate actions in order to ensure the continuation of perfection of such Liens), and provided that any such new location shall be in Canada or the United States of America. So long as any Lien (other than the Liens specified in clauses (3), (4) and (5) of Section 6.7 and the Liens of Agent and Lenders) is registered against any Credit Party in respect of Collateral located at 110 Lauder St., Cowansville, Quebec, no Collateral shall be held or stored at such location. No Collateral (except office furniture) shall be stored or held at 6531-6559 Mississauga Road, Mississauga, Ontario unless and until a landlord's agreement in form and substance satisfactory to Agent, acting reasonably, has been delivered to Agent with respect to such location. No Credit Party shall change its Fiscal Year without the prior written consent of Agent, not to be unreasonably withheld.

6.16 NO IMPAIRMENT OF INTERCOMPANY TRANSFERS. No Credit Party shall directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Loan Documents, the US Facility Agreement and the Term Loan Agreement) which could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by such Credit Party to any Credit Party or between Credit Parties.

6.17 NO SPECULATIVE TRANSACTIONS. No Credit Party shall engage in any transaction involving commodity options, futures contracts or similar transactions, except solely to hedge against fluctuations in the prices of commodities owned or purchased by it and the values of foreign currencies receivable or payable by it and interest swaps, caps or collars.

6.18 CHANGES RELATING TO OTHER INDEBTEDNESS. No Credit Party shall change or amend the terms of the Term Loan as in effect on the Closing Date (or any indenture or agreement in

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connection therewith) if the effect of such amendment is to: (1) increase the interest rate on such Indebtedness; (2) change the dates upon which payments of principal or interest are due on such Indebtedness other than to extend such dates; (3) change any default or event of default other than to delete or make less restrictive any default provision therein, or add any covenant with respect to such Indebtedness; (4) change the redemption or prepayment provisions of such Indebtedness other than to extend the dates therefor or to reduce the premiums payable in connection therewith; (5) grant any security or collateral to secure payment of such Indebtedness other than the Liens granted as of the Closing Date on the Collateral; or (6) change or amend any other term if such change or amendment would increase the obligations of the obligor or confer additional rights to the Term Lenders in a manner materially adverse to any Credit Party, Agent or any Lender, as determined by Agent in its discretion, acting reasonably.

6.19 CREDIT PARTIES OTHER THAN BORROWERS; INACTIVE SUBSIDIARIES; CCM. No Credit Party, other than Borrowers or US Borrowers, shall engage in any trade or business, or own any assets (other than Stock of their Subsidiaries; in the case of SLM Trademark US and Canadian Subsidiary Guarantor, Intellectual Property; in the case of Canadian Subsidiary Guarantor, Stock of CCM; and, in the case of Ultimate Parent, the Account owing by SHC resulting from the transaction described in Section 6.3(1)(f) and the Accounts owing to Ultimate Parent from other Credit Parties resulting from loans made on the Closing Date described under "Intercompany Loans" in Disclosure Schedule 1.4). No Credit Party shall permit CCM to engage in any trade or business other than owning and licensing Intellectual Property. No Credit Party shall permit any Inactive Subsidiary to engage in any trade or business, own any assets (other than tax credits and a nominal amount of cash to pay contingent tax liabilities) or have any Indebtedness or other liabilities. On or before January 1, 2000, Ultimate Parent shall provide Agent with a certificate of the Senior Vice-President, Finance of Ultimate Parent certifying as to the date by which the Credit Parties propose to dissolve each Inactive Subsidiary together with reasonable details of the business rationale for the necessity of the period proposed prior to such dissolution, all in form and substance satisfactory to Agent, acting reasonably. Credit Parties shall dissolve each Inactive Subsidiary existing under the laws of Canada or the United States of America, or any political subdivision thereof, on or before the relevant date set out in such certificate; provided that, if the business rationale for the period proposed prior to dissolution of an Inactive Subsidiary, as provided in such certificate, is unsatisfactory to Agent, acting reasonably, the Credit Parties shall dissolve such Inactive Subsidiary on such earlier date as Agent may specify, acting reasonably.

6.20 DEPOSIT AND DISBURSEMENT ACCOUNTS. Neither Borrower shall maintain any deposits and/or other accounts and/or Lock Boxes except as described in Disclosure Schedule 3.18, as amended from time to time in accordance with Annex
C. No Credit Party shall make any transfer or deposit of funds to any account in contravention of this Agreement or any applicable fraudulent conveyance or financial assistance provisions, if any, under applicable laws.

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6.21 INTELLECTUAL PROPERTY LICENCES; CCM SHAREHOLDER'S AGREEMENT. No Credit
Party shall fail or omit to take all action necessary to ensure that it and each of its Subsidiaries complies with and keeps in full force and effect all provisions of each Licence of Intellectual Property granted to it by CCM, NHL Enterprises Canada, L.P. and NHL Enterprises, L.P., and the European Subsidiaries. With respect to each Licence of Intellectual Property granted to a Credit Party by any Person other than CCM, NHL Enterprises Canada, L.P., NHL Enterprises L.P. and the European Subsidiaries, no Credit Party shall fail or omit to take all action necessary to ensure that it and each of its Subsidiaries complies with and keeps in full force and effect all provisions of each such Licence granted to it to the extent such Licence is material to the conduct of its business. Canadian Subsidiary Guarantor shall not fail or omit to take any action necessary to ensure that it complies in all material respects with its obligations under the CCM Shareholders Agreement and shall not amend, waive or otherwise modify the terms of the CCM Shareholders Agreement existing as of the Closing Date or vote, take any action or omit or fail to vote or take any action under the CCM Shareholders Agreement, if such amendment, waiver, other modification, vote, action, omission or failure would increase its obligations or otherwise adversely affect its interests thereunder or the Agent's and Lenders' interests under the Consent and Acknowledgement Respecting Intellectual Property executed by CCM and acknowledged by Gestion Pro-Velo Inc.

6.22 LOCATIONS LEASED FROM DESIGNATED QUEBEC LANDLORDS AND TAFT CORNERS ASSOCIATES. After the Closing Date, no Credit Party shall amend (if such amendment would increase its obligations under such lease or confer any additional rights on the landlord thereunder), renew or extend any existing lease with respect to any leased location in Quebec existing as of the Closing Date as set out on Disclosure Schedule 3.26, or execute any new lease with respect to any such leased location without the prior consent of Agent in writing. Moreover, Agent shall be given thirty (30) days' prior written notice of the entering into of such amendment, renewal, extension or lease and shall be provided with details of all proposed rents, security deposits, term of renewal, and all other additional material terms of such amendment, renewal, extension or lease, as Agent may reasonably request. Borrowers shall notify Agent of each reduction of any security deposit made by a Credit Party with a landlord prior to the reduction being made and of any change in either Borrower's obligation to pay rent monthly in advance no later than the first day of each month. If Credit Parties propose to amend, renew or extend the lease with respect to 139 Harvest Lane, Williston, Vermont, Credit Parties shall, prior to agreeing to any such amendment, renewal or extension, use all commercially reasonable efforts to obtain a new landlord's agreement from the lessor of such property on such terms as are, in form and substance, satisfactory to Agent, acting reasonably.

6.23 INVENTORY AT WAREHOUSE AND DISTRIBUTION FACILITIES. No Credit Party shall keep or maintain:

      (1) at any manufacturing facility (other than 375 Sligo Road, Mount Forest, Ontario), any finished goods Inventory, having an aggregate value, in respect of each such location, in excess of US$2,000,000, or the Equivalent Amount thereof;

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      (2)   at any warehouse or distribution facility which is owned by a Credit
            Party or located at a manufacturing facility, any finished goods Inventory having an aggregate value, in respect of each such location, in excess of US$15,000,000, or the Equivalent Amount thereof; and

      (3) at 77 Route 25, Bradford, Vermont, any finished goods Inventory having an aggregate value in excess of US$10,000,000, or the Equivalent Amount thereof.

6.24 MANUFACTURING FACILITIES; WAREHOUSE AND DISTRIBUTION FACILITIES; OFFICES. On and after the first anniversary of the Closing Date, no Credit Party shall maintain or keep any Offices (except the Offices of Maska Canada located at 375 Sligo Road, Mount Forest, Ontario) at any location except locations for which the Accounts Liquidation Period is a minimum of 180 days under the Intercreditor Agreement. No Credit Party shall acquire, without the prior consent of Agent, any of the following facilities:

      (1)   any manufacturing facility (by lease, purchase or otherwise),

      (2) any warehouse or distribution facility, if such facility would be owned by a Credit Party, or, otherwise, located at a manufacturing facility, or

      (3) any Offices, if such Offices would be owned by a Credit Party or, otherwise, located at any manufacturing facility.

No Credit Party shall convert, change or otherwise modify any of its facilities if as a result thereof the Liquidation Period applicable thereto under the Intercreditor Agreement would be shorter than exists on the Closing Date.

SECTION 7 -- TERM

7.1 TERMINATION. The financing arrangements contemplated hereby shall be in effect until the Commitment Termination Date, and the Loans and all other Obligations shall be automatically due and payable in full on such date.

7.2 SURVIVAL OF OBLIGATIONS UPON TERMINATION OF FINANCING ARRANGEMENTS. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Credit Parties or the rights of Agent and Lenders relating to any unpaid portion of the Loans or any other Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Credit Parties, and all rights of Agent and each Lender, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or

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cancellation and shall continue in full force and effect until the Termination
Date; provided however, that in all events the provisions of Section 11, the payment obligations under Sections 1.15 and 1.16, and the indemnities contained in the Loan Documents shall survive the Termination Date.

SECTION 8 -- EVENTS OF DEFAULT: RIGHTS AND REMEDIES

8.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "EVENT OF DEFAULT" hereunder:

      (1) either Borrower (a) fails to make any payment of principal of, or interest on, or Fees owing in respect of, the Loans or any of the other Obligations when due and payable, or (b) fails to pay or reimburse Agent or Lenders for any expense reimbursable hereunder or under any other Loan Document within ten (10) days following Agent's demand for such reimbursement or payment of expenses;

      (2) any Credit Party shall fail or neglect to perform, keep or observe any of the provisions of Sections 1.4, 1.8, 5.4, 6 or clause 11(iii) of Annex E, or any of the provisions set forth in Annexes C or G, respectively;

      (3) any Credit Party shall fail or neglect to perform, keep or observe any of the provisions of Section 4 or any provisions set forth in Annexes E or F, respectively, and (a) in the case of any provision set forth in Annex E (except clauses 6 and 11(iii) thereof) the same shall remain unremedied for five (5) Business Days or more, and (b) in all other cases (except clause 11(iii) of Annex E), the same shall remain unremedied for three (3) days or more;

      (4) any Credit Party shall fail or neglect to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this Section 8.1) and the same shall remain unremedied for twenty-five (25) days or more;

      (5) a default or breach shall occur under any other agreement, document or instrument to which any Credit Party is a party which is not cured within any applicable grace period, and such default or breach
            (a) involves the failure to make any payment when due in respect of any Indebtedness (other than the Obligations) of any Credit Party, individually, or of all Credit Parties, considered together, in excess of US$1,500,000 (or the Equivalent Amount thereof in another currency) in the aggregate, or (b) causes, or permits any holder of such Indebtedness or a trustee to cause, Indebtedness or a portion thereof in excess of US$1,500,000 (or the Equivalent Amount thereof in another currency) in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, regardless of whether such right is exercised, by such holder or trustee;

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      (6)   any information contained in any Borrowing Base Certificate is untrue or incorrect (unless immaterial and inadvertent) in any respect, or any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate (other than a Borrowing Base Certificate) made or delivered to Agent or any Lender by any Credit Party is untrue or incorrect in any material respect as of the date when made or deemed made;

      (7) assets of any one Credit Party or more than one Credit Party, with a fair market value of US$1,500,000 (or the Equivalent Amount thereof in another currency) or more shall be attached, seized, levied upon or subjected to execution, garnishment, distress or any other similar process, or come within the possession of any receiver, trustee, custodian, liquidator, administrator, sequestrator, sheriff, bailiff or assignee for the benefit of creditors of such Credit Party or Credit Parties and such process, possession or other condition shall not, within thirty (30) days after the commencement thereof, have been discharged, released or execution thereof stayed or bonded pending appeal, or shall not have been discharged or released prior to the expiration of any such stay;

      (8) any involuntary case or proceeding (including the filing of any notice in respect thereof) is commenced against any Credit Party under any Insolvency Law, any incorporation law or other applicable law in any jurisdiction in respect of the:

            (a) bankruptcy, liquidation, winding-up, dissolution or suspension of general operations,

            (b) composition, rescheduling, reorganization, arrangement or readjustment of, or other relief from, or stay of proceedings to enforce, some or all of the debts or obligations,

            (c) appointment of a trustee, interim receiver, receiver, receiver and manager, liquidator, administrator, custodian, sequestrator, agent or other similar official for, or for all or a substantial part of the assets, or

            (d) possession, foreclosure, seizure or retention, sale or other disposition of, or other proceedings to enforce security over, all or a substantial part of the assets,

            of any Credit Party and such case or proceeding shall remain undismissed or unstayed for sixty (60) days or more or such court shall enter a decree or order granting the relief sought in such case or proceeding;

      (9) any Credit Party (a) shall commence or fail to contest in a timely and appropriate manner or shall consent to the institution of proceedings referred to in Section 8.1(8) above or to the filing of any such petition or to the appointment of or taking

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            possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of any Credit Party or of any substantial part of any such Person's assets or (b) shall take any corporate action in furtherance of any of the foregoing or of any of the proceedings referred to in Section 8.1(8) above or (c) shall admit in writing its inability to pay its debts as such debts become due or (d) shall become insolvent;

      (10) a final judgment or judgments for the payment of money in excess of US$1,500,000 (or the Equivalent Amount thereof in another currency) in the aggregate at any time outstanding shall be rendered against any one Credit Party or more than one Credit Party, and the same shall not, within thirty (30) days after the entry thereof, have been discharged or execution thereof stayed or bonded pending appeal, or shall not have been discharged prior to the expiration of any such stay;

      (11) any material provision of any Loan Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms (or any Credit Party or European Subsidiary or other Person that is a party thereto shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any security interest created under any Loan Document shall cease to be a valid and perfected first priority security interest or Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby;

      (12)  any Change of Control shall occur; or

      (13) any event shall occur, which is not fully insured (except to the extent of the deductible amount) as a result of which revenue-producing activities cease or are substantially curtailed at any facility of Borrowers generating more than 30% of Borrowers' consolidated revenues for the Fiscal Year preceding such event and such cessation or curtailment continues for more than 20 days.

8.2 REMEDIES.

(1) If any Event of Default shall have occurred and be continuing, or if a Default shall have occurred and be continuing and Agent or Requisite Lenders shall have determined not to make any Revolving Credit Advances or Swing Line Advances or incur any Letter of Credit Obligations so long as that specific Default is continuing, Agent may (and at the written request of the Requisite Lenders shall), without notice, suspend the Revolving Loan facility with respect to further Revolving Credit Advances, Swing Line Advances and/or the incurrence of further Letter of Credit Obligations whereupon any further Revolving Credit Advances, Swing Line Advances and Letter of Credit Obligations shall be made or extended in Agent's sole discretion

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(or in the sole discretion of the Requisite Lenders, if such suspension occurred at their direction) so long as such Default or Event of Default is continuing.
If any Event of Default shall have occurred and be continuing, Agent may (and at the written request of Requisite Lenders shall), without notice except as otherwise expressly provided herein, increase the rate of interest applicable to the Loans and the Letter of Credit Fees to the Default Rate.

(2) If any Event of Default shall have occurred and be continuing, Agent may (and at the written request of the Requisite Lenders shall), without notice, (a) terminate the Revolving Loan facility with respect to further Revolving Credit Advances, Swing Line Advances or the incurrence of further Letter of Credit Obligations; (b) declare all or any portion of the Obligations, including all or any portion of any Loan to be forthwith due and payable, and require that the Letter of Credit Obligations be cash collateralized as provided in Annex B, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrowers and each other Credit Party; and (c) exercise any rights and remedies provided to Agent under the Loan Documents and/or at law or equity, including all remedies provided under the PPSA or other laws similar thereto in other jurisdictions; provided, however, that upon the occurrence of an Event of Default specified in Sections 8.1(7), 8.1(8) or 8.1(9), the Revolving Loan facility shall be immediately terminated and all of the Obligations, including the Revolving Loan, shall become immediately due and payable without declaration, notice or demand by any Person.

8.3 WAIVERS BY CREDIT PARTIES. Except as otherwise provided for in this Agreement or by applicable law, each Credit Party waives (including for purposes of Section 12): (1) presentment, demand and protest and notice of presentment, dishonour, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guarantees at any time held by Agent on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever Agent may do in this regard, (2) all rights to notice and a hearing prior to Agent's taking possession or control of, or to Agent's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Agent to exercise any of its remedies, and (3) the benefit of all valuation, appraisal, marshalling and exemption laws. All payments to be made by each Credit Party shall be made without set-off or counterclaim and without deduction of any kind.

SECTION 9 -- ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT

9.1 ASSIGNMENT AND PARTICIPATIONS.

(1) Each Lender may assign, at any time or times, the Loan Documents, Loans, Letter of Credit Obligations and any Revolving Loan Commitment or of any portion thereof or interest therein, including any Lender's rights, title, interests, remedies, powers or duties thereunder, whether evidenced by a writing or not; provided, that any assignment by a Lender shall (a) require the consent of Agent and, so long as no Event of Default has occurred and is continuing, Borrower Representative (which consent shall only be in respect of the identity of the

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prospective assignee and not in respect of the terms of the assignment and shall not be unreasonably withheld or delayed) and the execution of an assignment agreement (an "ASSIGNMENT AGREEMENT" substantially in the form attached hereto as Exhibit 9.1(1) and otherwise in form and substance satisfactory to, and acknowledged by, Agent; (b) be conditioned on such assignee Lender representing to the assigning Lender and Agent that it is purchasing the applicable Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (c) not be made to an entity that is a non-resident of Canada for purposes of the ITA, unless an Event of Default has occurred and is continuing at the time of such assignment; (d) if a partial assignment, be in an amount at least equal to US$5,000,000, and, after giving effect to any such partial assignment, the assigning Lender shall have retained a Revolving Loan Commitment in an amount at least equal to US$5,000,000; and (e) include a payment to Agent of an assignment fee of US$3,500. In the case of an assignment by a Lender under this Section 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were a Lender hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Revolving Loan Commitment or assigned portion thereof from and after the date of such assignment. Each Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of Borrowers to the assignee and that the assignee shall be considered to be a "LENDER". In all instances, each Lender's liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender's Pro Rata Share of the Revolving Loan Commitment. In the event Agent or any Lender assigns or otherwise transfers all or any part of the Obligations, Agent or any such Lender shall so notify Borrowers and Borrowers shall, upon the request of Agent or such Lender, execute new Notes in exchange for the Notes, if any, being assigned.

(2) Each Lender may sell participations in all or any part of its Revolving Loan Commitment without the consent of any Credit Party; provided, (i) all amounts payable by Borrowers hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (a) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates, (b) any extension of the scheduled amortization of the principal amount of any Loan in which such holder participates or the final maturity date thereof, and (c) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents) and (ii) no such participation shall be sold to an entity that is a non-resident of Canada for the purposes of the ITA, unless an Event of Default has occurred and is continuing at the time of such sale. Without limiting the foregoing, solely for purposes of Sections 1.13, 1.15, 1.16 and 9.8, each Credit Party acknowledges and agrees that a participation shall give rise to a direct obligation of the Credit Parties to the participant in respect of the portion of the Revolving Loan Commitment sold to such participant, and the participant shall be considered to be a "LENDER". Except as set forth in the preceding sentence no Borrower or Credit Party shall have any obligation or duty to any participant. Neither Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.

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(3) Except as expressly provided in this Section 9.1, no Lender shall, as between Borrowers and that Lender, or Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender.

(4) Each Credit Party executing this Agreement shall assist any Lender permitted to sell assignments or participations under this Section 9.1 as reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants. Each Credit Party executing this Agreement shall certify the correctness, completeness and accuracy of all descriptions of the Credit Parties and their affairs contained in any selling materials provided by them and all other information provided by them and included in such materials, except that any Projections delivered by Borrowers shall only be certified by Borrowers as having been prepared by Borrowers in compliance with the representations contained in Section 3.4(3).

(5) A Lender may furnish any information concerning Credit Parties in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants). Each Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in Section 11.8.

(6) So long as no Event of Default shall have occurred and be continuing, no Lender shall assign or sell participations in any portion of its Loans or Revolving Loan Commitment to a potential Lender or participant, if, as of the date of the proposed assignment or sale, the assignee Lender or participant would be subject to capital adequacy or similar requirements under Section 1.16(1), increased costs under Section 1.16(2), an inability to fund LIBOR Loans under Section 1.16(3), or withholding taxes in accordance with Section 1.15(1).

9.2 APPOINTMENT OF AGENT. GE Capital Canada is hereby appointed to act on behalf of all Lenders as Agent under this Agreement and the other Loan Documents. The provisions of this Section 9.2 are solely for the benefit of Agent and Lenders and no Credit Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, Agent shall act solely as an agent and mandatary of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency, mandatary or trust with or for any Credit Party or any other Person. Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. The duties of Agent shall be mechanical and administrative in nature and Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender. Neither Agent nor any of its Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Lender for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or

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in connection herewith or therewith, except for damages solely caused by its or their own gross negligence or willful misconduct.

     If Agent shall request instructions from Requisite Lenders, Supermajority Revolving Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders, Supermajority Revolving Lenders, or all affected Lenders, as the case may be, and Agent shall not incur liability to any Person by reason of so refraining. Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (1) if such action would, in the opinion of Agent, be contrary to law or the terms of this Agreement or any other Loan Document, (2) if such action would, in the opinion of Agent, expose Agent to Environmental Liabilities or (3) if Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Requisite Lenders, Supermajority Revolving Lenders or all affected Lenders, as applicable.

9.3 AGENT'S RELIANCE, ETC. Neither Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages solely caused by its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, Agent: (1) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to Agent; (2) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (3) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (4) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Credit Party or to inspect the Collateral (including the books and records) of any Credit Party;
(5) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (6) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

9.4 GE CAPITAL CANADA AND AFFILIATES. With respect to its Revolving Loan Commitment hereunder, GE Capital Canada shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not

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Agent; and the term "LENDER" or "LENDERS" shall, unless otherwise expressly indicated, include GE Capital Canada in its individual capacity. GE Capital Canada and its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Credit Party, any of their Affiliates and any Person who may do business with or own securities of any Credit Party or any such Affiliate, all as if GE Capital Canada were not Agent and without any duty to account therefor to Lenders. GE Capital Canada and its Affiliates may accept fees and other consideration from any Credit Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders. GE Capital, an affiliate of GE Capital Canada, is a US Lender and US Agent under the US Facility. Each Lender acknowledges the potential conflict of interest between GE Capital Canada as a Lender holding disproportionate interests in the Loans, GE Capital as US Agent and US Lender and GE Capital Canada as Agent.

9.5 LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on the Financial Statements referred to in Section 3.4(1) and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of the Credit Parties and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

9.6 INDEMNIFICATION. Lenders agree to indemnify Agent (to the extent not reimbursed by Credit Parties and without limiting the obligations of Credit Parties hereunder), rateably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by Agent in connection therewith; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or wilful misconduct. Without limiting the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agent is not reimbursed for such expenses by Credit Parties.

9.7 SUCCESSOR AGENT. Agent may resign at any time by giving not less than thirty
(30) days' prior written notice thereof to Lenders and Borrower Representative. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the resigning Agent's giving notice of resignation, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a Lender, if a Lender is

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willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of Canada or any province thereof and has a combined capital and surplus of at least C$100,000,000 or the Equivalent Amount thereof in another currency. If no successor Agent has been appointed pursuant to the foregoing, by the 30th day after the date such notice of resignation was given by the resigning Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above. Any successor Agent appointed by Requisite Lenders hereunder shall be subject to the approval of Borrower Representative, such approval not to be unreasonably withheld or delayed; provided that such approval shall not be required if an Event of Default shall have occurred and be continuing. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the earlier of the acceptance of any appointment as Agent hereunder by a successor Agent or the effective date of the resigning Agent's resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Agent shall continue. After any resigning Agent's resignation hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

9.8 SETOFF AND SHARING OF PAYMENTS. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender and each holder of any Note is hereby authorized at any time or from time to time, without notice to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of either Borrower or any other Credit Party (regardless of whether such balances are then due to such Borrower or other Credit Party) and any other properties or assets any time held or owing by that Lender or that holder to or for the credit or for the account of either Borrower or any other Credit Party against and on account of any of the Obligations which are not paid when due; provided that any Lender exercising a right to set off shall notify Borrower Representative of such exercise within a reasonable time thereafter. Any Lender or holder of any Note exercising a right to set off or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender's or holder's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so set off or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares. Each Lender's obligation under this Section 9.8 shall be in addition to and not limitation of its obligations to purchase a participation in an amount equal to its Pro Rata Share of the Swing Line Loans under Section 1.1. Each Credit Party that is a Borrower or Guarantor agrees, to the fullest extent permitted by law, that (1) any Lender or holder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amount so set off to other Lenders

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and holders and (2) any Lender or holders so purchasing a (3) participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the set-off amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of set-off, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

9.9 ADVANCES; PAYMENTS; NON-FUNDING LENDERS; INFORMATION; ACTIONS IN CONCERT.

(1) ADVANCES; PAYMENTS.

(a) Revolving Lenders shall refund or participate in the Swing Line Loan in accordance with clauses (c) and (d) of Section 1.1(2). If the Swing Line Lender declines to make a Swing Line Loan or if Swing Line Availability is zero, Agent shall notify Revolving Lenders, promptly after receipt of a Notice of Revolving Credit Advance and in any event prior to 1:00 p.m. (Toronto time) on the date such Notice of Revolving Credit Advance is received, by telecopy, telephone or other similar form of transmission. Each Revolving Lender shall make the amount of such Lender's Pro Rata Share of each Revolving Credit Advance available to Agent in same day funds by wire transfer to Agent's account as set forth in Annex H not later than 3:00 p.m. (Toronto time) on the requested funding date, in the case of a Cdn Index Rate Loan or a US Index Rate Loan and not later than 11:00 a.m. (Toronto time) on the requested funding date in the case of a BA Rate Loan or a LIBOR Loan. After receipt of such wire transfers (or, in the Agent's sole discretion, before receipt of such wire transfers), subject to the terms hereof, Agent shall make the requested Revolving Credit Advance to a Borrower designated by Borrower Representative in the Notice of Revolving Credit Advance. For greater certainty, if Agent makes a Revolving Credit Advance available to a Borrower, notwithstanding that either Borrower fails to satisfy the conditions precedent set forth in Section 2.2, each Revolving Lender shall make the amount of its Pro Rata Share of such Revolving Credit Advance available to Agent as set forth above in this Section 9.9(1)(a). All payments by each Revolving Lender shall be made without setoff, counterclaim or deduction of any kind.

(b) On the second (2nd) Business Day of each calendar week or more frequently as aggregate cumulative payments in excess of C$2,000,000 or the Equivalent Amount thereof in another currency are received with respect to the Loans (other than the Swing Line Loan) (each, a "SETTLEMENT DATE"), Agent will advise each Lender by telephone, or telecopy of the amount of such Lender's Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan. Provided that such Lender has funded all payments or Revolving Credit Advances required to be made by it and has purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of such Settlement Date, Agent will pay to each Lender such Lender's Pro Rata Share of principal, interest and Fees paid by Borrowers since the previous Settlement Date for the benefit of that Lender on the Loans held by it. To the extent that any Lender (a "NON-FUNDING LENDER") has

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failed to fund all such payments and Revolving Credit Advances or failed to fund the purchase of all such participations, Agent shall be entitled to set off the funding short-fall against that Non- Funding Lender's Pro Rata Share of all payments received from Borrowers. Such payments shall be made by wire transfer to such Lender's account (as specified by such Lender in Annex H or the applicable Assignment Agreement) not later than 2:00 p.m. (Toronto time) on the next Business Day following each Settlement Date.

(2) AVAILABILITY OF LENDER'S PRO RATA SHARE. Notwithstanding that either Borrower fails to satisfy the conditions precedent set forth in Section 2.2, Agent may assume that each Revolving Lender will make its Pro Rata Share of each Revolving Credit Advance available to Agent on each funding date. If such Pro Rata Share is not, in fact, paid to Agent by such Revolving Lender when due, Agent will be entitled to recover such amount on demand from such Revolving Lender without set-off, counterclaim or deduction of any kind. If any Revolving Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent's demand, Agent shall promptly notify Borrower Representative and Borrowers shall immediately repay such amount to Agent. Nothing in this Section 9.9(2) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Revolving Lender or to relieve any Revolving Lender from its obligation to fulfill its Revolving Loan Commitment hereunder or to prejudice any rights that Borrowers may have against any Revolving Lender as a result of any default by such Revolving Lender hereunder. Notwithstanding that either Borrower fails to satisfy the conditions precedent set forth in Section 2.2, to the extent that Agent advances funds to either Borrower on behalf of any Revolving Lender and is not reimbursed therefor on the same Business Day as such Revolving Credit Advance is made, Agent shall be entitled to retain for its account all interest accrued on such Revolving Credit Advance until reimbursed by the applicable Revolving Lender.

(3) Return of Payments.

(a) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrowers and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without set-off, counterclaim or deduction of any kind.

(b) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to either Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to either Borrower or such other Person, without set-off, counterclaim or deduction of any kind.

(4) NON-FUNDING LENDERS. The failure of any Non-Funding Lender to make any Revolving Credit Advance or any payment required by it hereunder, or to purchase any participation in any Swing Line Loan to be made or purchased by it on the date specified therefor shall not relieve

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any other Revolving Lender (each such other Revolving Lender, an "OTHER LENDER")
of its obligations to make such Revolving Credit Advance or purchase such participation on such date, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make a Revolving Credit Advance or to purchase a participation required hereunder. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a "LENDER" or a "REVOLVING LENDER" (or be included in the calculation of "REQUISITE LENDERS", or "SUPERMAJORITY REVOLVING LENDERS" hereunder) for any voting or consent rights under or with respect to any Loan Document.

(5) DISSEMINATION OF INFORMATION. Agent will use reasonable efforts to provide Lenders with any notice of Default or Event of Default received by Agent from, or delivered by Agent to, any Credit Party, with notice of any Event of Default of which Agent has actually become aware and with notice of any action taken by Agent following any Event of Default; provided, however, that Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent's gross negligence or willful misconduct. Lenders acknowledge that Borrowers are required to provide Financial Statements and Collateral Reports to Lenders in accordance with Annexes E and F hereto and agree that Agent shall have no duty to provide the same to Lenders.

(6) ACTIONS IN CONCERT. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of set-off) without first obtaining the prior written consent of Agent and Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Agent.

SECTION 10 -- SUCCESSORS AND ASSIGNS

10.1 SUCCESSORS AND ASSIGNS. This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of each Credit Party, Agent, Lenders and their respective successors and permitted assigns (including, in the case of any Credit Party, a debtor-in- possession on behalf of such Credit Party), except as otherwise provided herein or therein. No Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Agent and Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by any Credit Party without the prior express written consent of Agent and Lenders shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Credit Party, Agent and Lenders with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.

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SECTION 11 -- MISCELLANEOUS

11.1 COMPLETE AGREEMENT; MODIFICATION OF AGREEMENT. The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 11.2 below. Any letter of interest, commitment letter, fee letter (other than the GE Capital Fee Letter) and/or confidentiality agreement between any Credit Party and Agent or any Lender or any of their respective affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement.

11.2 AMENDMENTS AND WAIVERS.

(1) Except for actions expressly permitted to be taken by Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any of the Notes, or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Agent and Borrowers, and by Requisite Lenders, Supermajority Revolving Lenders or all affected Lenders, as applicable. Except as set forth in clauses (2) and
(3) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of Requisite Lenders.

(2) No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement which increases the percentage advance rates set forth in the definition of the Borrowing Base, the Maska Canada Borrowing Base or the Tropsport Borrowing Base, or which makes less restrictive the nondiscretionary criteria for exclusion from Eligible Accounts and Eligible Inventory set forth in Sections 1.6 and 1.7, shall be effective unless the same shall be in writing and signed by Agent, Supermajority Revolving Lenders and Borrowers.

(3) No amendment, modification, termination or waiver shall, unless in writing and signed by Agent and each Lender directly affected thereby, do any of the following: (a) increase the principal amount of any Lender's Revolving Loan Commitment (which action shall be deemed to directly affect all Lenders); (b) reduce the principal of, rate of interest on or Fees payable with respect to any Loan or Letter of Credit Obligations of any affected Lender; (c) extend any scheduled payment date or final maturity date of the principal amount of any Loan of any affected Lender; (d) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender; (e) release any Guarantee or, except as otherwise permitted herein or in the other Loan Documents, release, or permit any Credit Party to sell or otherwise dispose of any Collateral with a value exceeding C$5,000,000 or the Equivalent Amount thereof in another currency in the aggregate (which action shall be deemed to directly affect all Lenders); (f) change the percentage of the Revolving Loan Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for Lenders or any of them to take any action hereunder; and (g) amend or waive this Section 11.2 or the definitions of the terms "REQUISITE LENDERS", or "SUPERMAJORITY REVOLVING LENDERS" insofar as such definitions affect the substance of this Section 11.2. Furthermore, no amendment, modification, termination or waiver affecting the

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rights or duties of Agent under this Agreement or any other Loan Document shall be effective unless in writing and signed by Agent, in addition to Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on any Credit Party in any case shall entitle such Credit Party or any other Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this
Section 11.2 shall be binding upon each holder of the Notes at the time outstanding and each future holder of the Notes.

(4) If, in connection with any proposed amendment, modification, waiver or termination (a "PROPOSED CHANGE"):

      (a) requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described this clause (a) and in clauses
            (b) and (c) below being referred to as a "NON-CONSENTING LENDER"), or

      (b) requiring the consent of Supermajority Revolving Lenders, the consent of Requisite Lenders is obtained, but the consent of Supermajority Revolving Lenders is not obtained, or

      (c) requiring the consent of Requisite Lenders, the consent of Lenders holding 51% or more of the aggregate Revolving Loan Commitments is obtained, but the consent of Requisite Lenders is not obtained, then, so long as Agent is not a Non-Consenting Lender, at Borrower Representative's request, Agent, or a Person acceptable to Agent, shall have the right with Agent's consent and in Agent's sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Agent's request, sell and assign to Agent or such Person, all of the Revolving Loan Commitment of such Non-Consenting Lender for an amount equal to the principal balance of all Loans held by the Non-Consenting Lender and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

(5) Upon indefeasible payment in full in cash and performance of all of the Obligations (other than indemnification Obligations under Section 1.13 or any other substantially similar general indemnification obligations under any other Loan Document), termination of the Revolving Loan Commitment and a release of all claims against Agent and Lenders, and so long as no suits, actions proceedings, or claims are pending or threatened against any Indemnified

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Person asserting any damages, losses or liabilities that are Indemnified
Liabilities, Agent (and, to the extent required, Lenders) shall deliver to Borrowers termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

11.3 FEES AND EXPENSES. Borrowers shall reimburse Agent for all out-of-pocket expenses incurred in connection with the preparation of the Loan Documents (including the reasonable fees and expenses of all of its special loan counsel, advisors, consultants and auditors retained in connection with the Loan Documents and the Related Transactions and advice in connection therewith). Borrowers shall reimburse Agent (and, with respect to Sections 11.3(3) and 11.3(4) below, all Lenders) for all reasonable fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors (including environmental and management consultants and appraisers) for advice, assistance, or other representation in connection with:

      (1) the forwarding to Borrowers or any other Person on behalf of Borrowers by Agent of the proceeds of the Loans;

      (2) any amendment, modification or waiver of, or consent with respect to, any of the Loan Documents or Related Transactions Documents or advice in connection with the administration of the Loans made pursuant hereto or its rights hereunder or thereunder;

      (3) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, either Borrower or any other Person) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection therewith or herewith, whether as party, witness, or otherwise, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against any or all of the Borrowers or any other Person that may be obligated to Agent by virtue of the Loan Documents; including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided that in the case of reimbursement of counsel for Lenders other than -------- Agent, such reimbursement shall be limited to one counsel for all such Lenders;

      (4) any attempt to enforce any remedies of Agent or any Lender against any or all of the Credit Parties or any other Person that may be obligated to Agent or any Lender by virtue of any of the Loan Documents; including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for all such Lenders;

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      (5)   any work-out or restructuring of the Loans during the pendency of one or more Events of Default;

      (6)   efforts to (a) monitor the Loans or any of the other Obligations,
            (b) evaluate, observe or assess any of the Credit Parties or their respective affairs, and (c) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral;

including, as to each of clauses (1) through (6) above, all reasonable legal and other professional and service providers' fees arising from such services, including those in connection with any appellate proceedings; and all expenses, costs, charges and other fees incurred by such counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this Section 11.3 shall be payable, on demand, by Borrowers to Agent. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services; and expenses, costs, charges and fees payable by Agent and Lenders under or in connection with any landlord agreement, bailee letter, mortgagee agreement, the Intercreditor Agreement or Consent and Acknowledgement Respecting Intellectual Property, including, in connection with enforcement of Agent's and Lenders' rights thereunder.

11.4 NO WAIVER. Agent's or any Lender's failure, at any time or times, to require strict performance by the Credit Parties of any provision of this Agreement and any of the other Loan Documents shall not waive, affect or diminish any right of Agent or such Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. Subject to the provisions of Section 11.2, none of the undertakings, agreements, warranties, covenants and representations of any Credit Party contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Credit Party shall be deemed to have been suspended or waived by Agent or any Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Agent and the applicable required Lenders and directed to Borrowers specifying such suspension or waiver.

11.5 REMEDIES. Agent's and Lenders' rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which Agent or any Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required. No single or partial exercise by Agent or Lender of any right or remedy precludes or otherwise affects the exercise of any other right to remedy to which that party may be entitled.

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11.6 SEVERABILITY. Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

11.7 CONFLICT OF TERMS. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control. For greater certainty, any provision contained in this Agreement shall not be in conflict with, or be inconsistent with, any provision in any of the other Loan Documents if a provision is contained in that other Loan Document and not in this Agreement.

11.8 CONFIDENTIALITY. Agent and each Lender agree to use commercially reasonable efforts (equivalent to the efforts Agent or such Lender applies to maintaining the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to them by the Credit Parties and designated as confidential for a period of two (2) years following receipt thereof, except that Agent and each Lender may disclose such information (a) to Persons employed or engaged by Agent or such Lender in evaluating, approving, structuring or administering the Loans and the Revolving Loan Commitments; (b) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 11.8 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any Governmental Authority or reasonably believed by Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of Agent's or such Lender's counsel, required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any Litigation to which Agent or such Lender is a party; or
(f) which ceases to be confidential through no fault of Agent or such Lender.

11.9 GOVERNING LAW. Except as otherwise expressly provided in any of the Loan Documents, in all respects, including all matters of construction, validity and performance, the Loan Documents and the Obligations shall be governed by, and construed and enforced in accordance with, the laws of the Province of Ontario applicable to contracts made and performed in that Province and the laws of Canada applicable therein. EACH CREDIT PARTY HEREBY CONSENTS AND AGREES THAT THE COURTS OF THE PROVINCE OF ONTARIO SHALL HAVE NON-EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CREDIT PARTIES, AGENT AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER


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JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE
OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION WHICH SUCH CREDIT PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN ANNEX I OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH CREDIT PARTY'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT WITH CANADA POST, PROPER POSTAGE PREPAID.

11.10 NOTICES. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (1) upon the earlier of actual receipt and three (3) Business Days after deposit with Canada Post, registered or certified mail, return receipt requested, with proper postage prepaid, (2) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or Canada Post as otherwise provided in this Section 11.10), (3) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or
(4) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated on Annex I or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower Representative or Agent) designated on Annex I to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

11.11 SECTION TITLES. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.
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11.12 COUNTERPARTS. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

11.13 PRESS RELEASES. Each Credit Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of GE Capital Canada or its affiliates or referring to this Agreement, the other Loan Documents or the Related Transactions Documents without at least two (2) Business Days' prior notice to GE Capital Canada and without the prior written consent of GE Capital Canada unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with GE Capital Canada before issuing such press release or other public disclosure. Each Credit Party consents to the publication by Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement. Agent or such Lender shall provide a draft of any such tombstone or similar advertising material to each Credit Party for review and comment prior to the publication thereof. Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements with Borrowers' consent which shall not be unreasonably withheld or delayed.

11.14 REINSTATEMENT. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Credit Party for liquidation or reorganization, should any Credit Party become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Credit Party's assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

11.15 ADVICE OF COUNSEL. Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of
Section 11.9, with its counsel.

11.16 NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favouring or disfavouring any party by virtue of the authorship of any provisions of this Agreement.

11.17 DOLLAR REFERENCES. Unless otherwise specified, all references to dollar amounts in this Agreement shall mean Canadian Dollars.
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11.18 JUDGMENT CURRENCY.

(1) If, for the purpose of obtaining or enforcing judgment against any Credit Party in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 11.18 referred to as the "JUDGMENT CURRENCY") an amount due under any Loan Document in any currency (the "OBLIGATION CURRENCY") other than the Judgment Currency, the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding the date of actual payment of the amount due, in the case of any proceeding in the courts of the Province of Ontario or in the courts of any other jurisdiction that will give effect to such conversion being made on such date, or the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this Section 11.18 being hereinafter in this Section 11.18 referred to as the "JUDGMENT CONVERSION DATE").

(2) If, in the case of any proceeding in the court of any jurisdiction referred to in Section 11.18(1), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual receipt of the amount due in immediately available funds, the applicable Credit Party shall pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date. Any amount due from a Credit Party under Section 11.18(2) shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of any of the Loan Documents.

(3) The term "rate of exchange" in this Section 11.18 means the rate of exchange at which the Obligation Currency would be converted into the Judgment Currency on the relevant date (or the Business Day preceding such date, if such date is not a Business Day) at the 12:00 noon rate quoted on the Reuters Monitor Screen (Page BOFC or such other Page as may replace such Page for the purposes of displaying such exchange rates).

11.19 TIME OF DAY. Unless otherwise specified, any reference to a time of day or date means local time or date in the City of Toronto, Province of Ontario.

11.20 WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRED THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO
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RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG
AGENT, LENDERS AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTION RELATED THERETO.

SECTION 12 -- CROSS-GUARANTEE

12.1 CROSS-GUARANTEE. Each Borrower hereby agrees that such Borrower is jointly and severally liable for, and hereby irrevocably and unconditionally guarantees to Agent and Lenders and their respective successors and assigns, the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) and at all times thereafter, and performance, of all Obligations owed or hereafter owing to Agent and Lenders by each other Borrower. Each Borrower agrees that its guarantee obligation hereunder is a continuing guarantee of payment and performance and not of collection, that its obligations under this
Section 12 shall not be discharged until payment and performance, in full, of the Obligations has occurred and this Agreement has been terminated, and that its obligations under this Section 12 shall be primary, absolute and unconditional, irrespective of, and unaffected by,

      (1) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which either Borrower is or may become a party;

      (2) the absence of any action to enforce this Agreement (including this Section 12) or any other Loan Document or the waiver or consent by Agent and Lenders with respect to any of the provisions thereof;

      (3) the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by Agent and Lenders in respect thereof (including the release of any such security);

      (4)   the insolvency of any Credit Party; or

      (5) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

      The obligations of each Borrower under Section 12 shall not be satisfied, reduced, affected or discharged by any intermediate payment, settlement or satisfaction of the whole or any part of the principal, interest, fees and other money or amounts which may at any time be or become owing or payable under or by virtue of or otherwise in connection with the Obligations or the Loan Documents.
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      Each Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations and any amounts expressed to be payable from each Borrower on the footing of this guarantee shall be recoverable from such Borrower as a primary obligor and principal debtor in respect thereof. Each Borrower agrees that any notice or directive given at any time to Agent that is inconsistent with the waiver in the immediately preceding sentence shall be null and void and may be ignored by Agent, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this guarantee for the reason that such pleading or introduction would be at variance with the written terms of this guarantee, unless Agent has specifically agreed otherwise in writing.

12.2 WAIVERS BY BORROWERS. Each Borrower expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Agent or Lenders to marshall assets or to proceed in respect of the Obligations guaranteed hereunder against any other Credit Party, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Borrower. It is agreed among each Borrower, Agent and Lenders that the foregoing waivers in this Section 12.2 and Section 12.1 are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section 12 and such waivers, Agent and Lenders would decline to enter into this Agreement.

12.3 BENEFIT OF GUARANTEE. Each Borrower agrees that the provisions of this
Section 12 are for the benefit of Agent and Lenders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Borrower and Agent or Lenders, the obligations of such other Borrower under the Loan Documents.

12.4 SUBORDINATION OF SUBROGATION, ETC. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, each Borrower hereby expressly and irrevocably subordinates to payment of the Obligations any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations are indefeasibly paid in full in cash and this Agreement has been terminated. Each Borrower acknowledges and agrees that this subordination is intended to benefit Agent and Lenders and shall not limit or otherwise affect such Borrower's liability hereunder or the enforceability of this Section 12, and that Agent, Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 12.4.

12.5 LIABILITY CUMULATIVE. The liability of Borrowers under this Section 12 is in addition to and shall be cumulative with all liabilities of each Borrower to Agent and Lenders under this Agreement and the other Loan Documents to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

                                                                  EXECUTION COPY

12.6 INDEMNIFICATION AND PAYMENT. As an original and independent obligation under this Agreement, each Borrower shall:

      (1) indemnify each of Agent and Lenders and keep indemnified against any cost, loss, expense or liability of whatever kind resulting from the failure by the other Borrower to make due and punctual payment of any of the Obligations or resulting from any of the Obligations being or becoming void, voidable, unenforceable or ineffective against such other Borrower (including, but without limitation, all legal and other costs, charges and expenses incurred by the Agent and Lenders in connection with preserving or enforcing, or attempting to preserve or enforce, their rights under this Agreement); and

      (2) pay on demand the amount of such cost, loss, expense or liability, incurred in good faith, whether or not any of the Agent and Lenders have attempted to enforce any rights against such other Borrower or any other Person.

12.7 OBLIGATIONS NOT AFFECTED. The obligations of each Borrower under this
Section 12 shall not be affected or impaired by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known to such Borrower or any of the Agent and Lenders) which, but for this provision, might constitute a whole or partial defence to a claim against such Borrower hereunder or might operate to release or otherwise exonerate such Borrower from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of Agent or any Lenders or otherwise, and such Borrower hereby irrevocably waives any defence it may now or hereafter have in any way relating to any of the foregoing, including, without limitation:

      (1) any limitation of status or power, disability, incapacity or other circumstance relating to such Borrower, or any other Credit Party, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding-up or other proceeding involving or affecting any Credit Parties or any other Person;

      (2) any irregularity, defect, unenforceability or invalidity in respect of any indebtedness or other obligation of any Credit Party or any other Person under the Loan Documents or any other document or instrument;

      (3) any failure of any Credit Party, whether or not without fault on their part, to perform or comply with any of the provisions of this Agreement or the Loan Documents or to give notice thereof to such Borrower;

      (4) the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against any Credit Party or any other Person or their respective assets or the release or discharge of any such right or remedies;

                                                                  EXECUTION COPY

      (5) the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to any Credit Party or any other Person;

      (6) any amendment, restatement, variation, modification, supplement or replacement of the Agreement, the Loan Documents or any other document or instrument;

      (7) any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of any Credit Party or any other Person or, any merger or amalgamation of any Credit Party or any other with any Person or Persons;

      (8) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction or by any present or future action of any Governmental Authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Obligations of such Borrower under this Agreement;

      (9) the existence of any claim, set-off or other rights that such Borrower may have at any time against the other Borrower, Agent and Lenders or any other Person, or which Borrowers may have at any time against Agent or Lenders, whether in connection with this Agreement, the Loan Documents or otherwise; and

      (10) any other circumstance (including, without limitation, any existence of or reliance on any representation by Agent, but excluding complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defence of each Borrower under this Agreement or Loan Documents, including in respect of their guarantee hereunder.

12.8 DEALING WITH OTHERS. Agent and Lenders, without releasing, discharging, limiting or otherwise affecting in whole or in part each Borrower's obligations and liabilities hereunder and without the consent of or notice to such Borrower may:

      (1) grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to any Credit Party or any other Person;

      (2) amend, vary, modify, supplement or replace any Loan Document or any other related document or instrument to which such Borrower is not a party;

      (3) take or abstain from taking security or collateral from any Credit Party or from perfecting security or collateral of any Credit Party;

      (4) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all Collateral, mortgages or other security given by any Credit Party or any third party with

                                                                  EXECUTION COPY
            respect to any of the Obligations or matters contemplated by this Agreement or the other Loan Documents;

      (5)   accept compromises or arrangements from any Credit Party;

      (6) apply all money at any time received from any Credit Party or from any collateral upon such part of the Obligations as they may see fit or change any such application in whole or in part from time to time as they may see fit; and

      (7) otherwise deal with, or waive or modify their right to deal with any other Credit Party and all other Persons and securities as they may see fit.

                           [INTENTIONALLY LEFT BLANK]

                                                                  EXECUTION COPY

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                                      SPORT MASKA INC.

                                      By:
                                           --------------------------------
                                      Name:  Russell J. David
                                      Title: Senior Vice-President, Finance


                                      TROPSPORT ACQUISITIONS INC.

                                      By:
                                           --------------------------------
                                      Name:  Russell J. David
                                      Title: Senior Vice-President, Finance


                                      GENERAL ELECTRIC CAPITAL
                                      CANADA INC., as Agent and Lender

                                      By:
                                           --------------------------------
                                      Name:  Christopher Cox
                                      Title: Duly Authorized Signatory

                                                                  EXECUTION COPY

            The following Persons are signatories to this Agreement in their capacity as Credit Parties and not as Borrowers.

                                      SLM INTERNATIONAL, INC.

                                      By:
                                           --------------------------------
                                      Name:  Russell J. David
                                      Title: Senior Vice-President, Finance


                                      SLM TRADEMARK ACQUISITION
                                      CANADA CORPORATION

                                      By:
                                           --------------------------------
                                      Name:  Russell J. David
                                      Title: Senior Vice-President, Finance


                                      SPORTS HOLDINGS CORP.

                                      By:
                                           --------------------------------
                                      Name:  Russell J. David
                                      Title: Senior Vice-President, Finance


                                      MASKA U.S., INC.

                                      By:
                                           --------------------------------
                                      Name:  Russell J. David
                                      Title: Senior Vice-President, Finance


                                      SHC HOCKEY INC.

                                      By:
                                           --------------------------------
                                      Name:  Russell J. David
                                      Title: Senior Vice-President, Finance

                                                                  EXECUTION COPY

                                      SLM TRADEMARK ACQUISITION
                                      CORP.

                                      By:
                                           --------------------------------
                                      Name:  Russell J. David
                                      Title: Senior Vice-President, Finance


                                      WAP HOLDINGS INC.

                                      By:
                                           --------------------------------
                                      Name:  Russell J. David
                                      Title: Senior Vice-President, Finance

                                                                  EXECUTION COPY

                               ANNEX A (RECITALS)
                                       TO
                                CREDIT AGREEMENT

                                   DEFINITIONS

      Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings and all section references in the following definitions shall refer to Sections of the Agreement:

(1) ACCOUNT DEBTOR shall mean any Person who may become obligated to any Credit Party under, with respect to, or on account of, an Account.

(2) ACCOUNTING CHANGES shall have the meaning given to it in Annex D.

(3) ACCOUNTS shall mean all "accounts," as such term is defined in the PPSA, now owned or hereafter acquired by any Credit Party and, in any event, including (a) all accounts receivable, other receivables, book debts, claims and other forms of obligations (other than forms of obligations evidenced by chattel paper, securities or Instruments) now owned or hereafter received or acquired by or belonging or owing to any Credit Party, whether arising out of goods sold or services rendered by it or from any other transaction (including any such obligations which may be characterized as an account or contract right under the
PPSA), (b) all of each Credit Party's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services,
(c) all of each Credit Party's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods),
(d) all monies due or to become due to any Credit Party, under all purchase orders and contracts for the sale of goods or the performance of services or both by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit Party) now or hereafter in existence, including the right to receive the proceeds of said purchase orders and contracts, and (e) all collateral security and guarantees of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

(4) ACCOUNTS LIQUIDATION PERIOD shall have the meaning given to it in the Intercreditor Agreement.

(5) ACQUISITION shall mean the purchase by Maska Canada of all of the issued and outstanding capital Stock of Tropsport.

(6) AFFECTED LENDER shall have the meaning given to it in Section 1.16(4).

(7) AFFILIATE shall mean, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Stock having ordinary voting power in the election of directors of


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                                                                  EXECUTION COPY

such Person, (b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person's officers, directors, joint venturers and partners and (d) the immediate family members, spouses and lineal descendants of individuals who are Affiliates of such Person. For the purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the term "AFFILIATE" shall specifically exclude Agent and each Lender.

(8) AGENT shall mean GE Capital Canada or its successor appointed pursuant to
Section 9.7.

(9) AGGREGATE BORROWING BASE shall mean, as of any date of determination before the Permitted Amalgamation, an amount equal to the sum of the Maska Canada Borrowing Base and the Tropsport Borrowing Base and, as of any date of determination after the Permitted Amalgamation of Borrowers becomes effective, if effected, shall mean the Borrowing Base.

(10) AGREEMENT shall mean the Credit Agreement by and among Borrowers, the other Credit Parties named therein, GE Capital Canada, as Agent and Lender and the other Lenders signatory from time to time thereto.

(11) APPENDICES shall have the meaning given to it in the Recitals to the Agreement.

(12) APPLICABLE BA RATE MARGIN shall mean the per annum interest rate from time to time in effect and payable in addition to the BA Rate applicable to the Revolving Loan, as determined by reference to Section 1.5(1).

(13) APPLICABLE CDN INDEX MARGIN shall mean the per annum interest rate margin from time to time in effect and payable in addition to the Cdn Index Rate applicable to the Revolving Loan, as determined by reference to Section 1.5(1).

(14) APPLICABLE LIBOR MARGIN shall mean the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to the Revolving Loan, as determined by reference to Section 1.5(1).

(15) APPLICABLE MARGINS means collectively the Applicable Cdn Index Margin, the Applicable US Index Margin, the Applicable BA Rate Margin and the Applicable LIBOR Margin.

(16) APPLICABLE US INDEX MARGIN shall mean the per annum interest rate margin from time to time in effect and payable in addition to the US Index Rate applicable to the Revolving Loan, as determined by reference to Section 1.5(1).

(17) ASSIGNMENT AGREEMENT shall have the meaning given to it in Section 9.1(1).

(18) BA PERIOD shall mean with respect to any BA Rate Loan bearing interest at a rate based on the BA Rate, a period of 30, 60 or 90 days commencing on a Business Day selected by Borrower Representative in its irrevocable Notice of Revolving Credit Advance or Notice of

                                                                  EXECUTION COPY

Conversion/Continuation - BA Rate with respect to such BA Rate Loan delivered to Agent in accordance with Section 1.1(1) or 1.5(5) (as applicable), provided that the foregoing provision relating to BA Periods is subject to the following:

      (a) any BA Period that would otherwise extend beyond the relevant Commitment Termination Date shall end on the Business Day immediately preceding such Commitment Termination Date;

      (b) Borrower Representative shall select BA Periods so as not to require a payment or prepayment of any BA Rate Loan during a BA Period for such Loan; and

      (c) Borrower Representative shall select BA Periods so there shall be no more than 3 (three) separate BA Rate Loans in existence at any one time.

(19) BA RATE shall mean, in respect of any BA Period applicable to a BA Rate Loan, the rate per annum determined by Agent by reference to the average rate quoted on the Reuters Monitor Screen (Page CDOR, or such other Page as may replace such Page on such Screen for the purpose of displaying Canadian interbank bid rates for Canadian dollar bankers' acceptances) applicable to Canadian dollar bankers' acceptances with a term comparable to such BA Period as of 10:00 a.m. (Toronto time) one Business Day before the first day of such BA Period. If for any reason the Reuters Monitor Screen rates are unavailable, BA Rate means the rate of interest determined by Agent which is equal to the arithmetic mean (rounded upwards to the nearest basis point) of the rates quoted by The Bank of Nova Scotia, Royal Bank of Canada and Canadian Imperial Bank of Commerce in respect of Canadian Dollar bankers' acceptances with a term comparable to such BA Period as of 10:00 a.m. (Toronto time) one Business Day before the first day of such BA Period. For greater certainty, no adjustment shall be made to account for the difference between the number of days in a year on which the rates referred to in this definition are based and the number of days in a year on the basis of which interest is calculated in the Agreement.

(20) BA RATE LOAN shall mean a Loan denominated in Canadian Dollars which bears interest at a rate based on the BA Rate.

(21) BANK RATE shall mean, at any date, the annual rate of interest at which the Bank of Canada is prepared to make advances, as effective on such date, and as made public in accordance with Section 21 of the Bank of Canada Act (Canada).

(22) BORROWER shall have the meaning given thereto in the recitals to the Agreement and, to the extent that Maska Canada and Tropsport have amalgamated pursuant to a Permitted Amalgamation, the terms "BORROWER", "BORROWERS" and "BORROWER REPRESENTATIVE" used with reference to the period on and following the effective time of such Permitted Amalgamation, shall mean the Continuing Borrower.

(23) BORROWER REPRESENTATIVE shall mean Maska Canada in its capacity as Borrower Representative pursuant to the provisions of Section 1.1(3).

                                                                  EXECUTION COPY

(24) BORROWING AVAILABILITY shall have the meaning given to it in Section 1.1(1)(a).

(25) BORROWING BASE shall mean, as the context may require, the Maska Canada Borrowing Base and the Tropsport Borrowing Base or any such Borrowing Base; on and following the effective time of the Permitted Amalgamation of Borrowers, "BORROWING BASE" and "AGGREGATE BORROWING BASE" shall mean, as of any date of determination by Agent, from time to time, an amount equal to the sum, expressed in each of Canadian Dollars and US Dollars, at such time of:

      (a) eighty percent (80%) of the book value of Continuing Borrower's Eligible Accounts, less any Reserves established by Agent at such time in its reasonable credit judgment; and

      (b) fifty-five percent (55%) of the book value of Continuing Borrower's Eligible Inventory valued on a first-in, first-out basis (at the lower of cost or market), less any Reserves established by Agent at such time in its reasonable credit judgment;

in each case, such sums in Canadian Dollars and in US Dollars shall be determined in accordance with the currency conversion method set forth in Sections 1.6 and 1.7 and the exchange rate used by such Borrower in making such calculations shall be set forth on the relevant Borrowing Base Certificate.

(26) BORROWING BASE CERTIFICATE shall mean a certificate to be executed and delivered from time to time by each Borrower in the form attached to the Agreement as Exhibit 4.1(2).

(27) BUSINESS DAY shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the cities of Toronto or New York and in reference to LIBOR Loans shall mean any such day that is also a LIBOR Business Day.

(28) CAISSE SECURED PARTIES shall mean Term Lenders and Montreal Trust Company, as trustee for the Caisse de depot et placement du Quebec.

(29) CAISSE SENIOR COLLATERAL shall mean all assets of the Credit Parties and their Subsidiaries which are subject to the prior ranking Liens in favour of the Caisse Secured Parties in accordance with the terms of the Intercreditor Agreement.

(30) CANADIAN BENEFIT PLANS shall mean all material employee benefit plans of any nature or kind whatsoever that are not Canadian Pension Plans and are maintained or contributed to by any Credit Party having employees in Canada.

(31) CANADIAN DOLLAR COLLECTION ACCOUNT shall mean that certain account of Agent, account number 1011519 with the account name GECCI_COMM_FIN at Royal Bank of Canada in Toronto, Ontario, transit number 00002, or such other account as Agent shall specify.

(32) CANADIAN DOLLARS or DOLLARS or $ or C$ shall mean lawful currency of Canada.

                                                                  EXECUTION COPY

(33) CANADIAN PENSION PLANS shall mean each plan which is considered to be a pension plan for the purposes of any applicable pension benefits standards statute and/or regulation in Canada established, maintained or contributed to by any Credit Party for its employees or former employees.

(34) CANADIAN SUBSIDIARY GUARANTOR shall mean SLM Trademark Acquisition Canada Corporation, a New Brunswick corporation.

(35) CAPITAL EXPENDITURES shall mean, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP, less any amount of property insurance proceeds received by Agent in respect of loss or damage to property of Borrower, to which no other Person has a claim, which are applied to reduce the Obligations in accordance with Section 1.3(4), and the amount of which has been expended on expenditures that constitute Capital Expenditures.

(36) CAPITAL LEASE shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

(37) CAPITAL LEASE OBLIGATION shall mean, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

(38) CARRY OVER AMOUNT shall have the meaning given to it in Annex D.

(39) CASH COLLATERAL ACCOUNTS shall have the meaning given to it in Annex B.

(40) CASH EQUIVALENTS shall mean (a) marketable direct obligations issued or unconditionally guaranteed by Canada, any agency thereof, the United States of America or any agency thereof maturing within one year from the date of acquisition thereof, (b) commercial paper maturing no more than one year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.,
(c) certificates of deposit, maturing no more than one year from the date of creation thereof, issued by commercial banks incorporated under the laws of Canada or the United States of America, each having combined capital, surplus and undivided profits of not less than C$300,000,000 or the Equivalent Amount thereof in US Dollars and having a senior unsecured rating of "A" or better by a nationally recognized rating agency (an "A Rated Bank"), (d) time deposits, maturing no more than 30 days from the date of creation thereof with A Rated Banks, and (e) mutual funds that invest solely in one or more of the investments described in clauses (a) through (d) above.

(41) CASH MANAGEMENT SYSTEMS shall have the meaning given to it in Section 1.8.

(42) CCM shall mean CCM Holdings (1983) Inc., a Canada corporation.

                                                                  EXECUTION COPY

(43) CCM SHAREHOLDERS AGREEMENT shall mean the shareholders agreement with respect to CCM, dated April 8, 1983, between Gestion Pro-Velo Inc. and Maska Canada (subject to an agreement of purchase and sale whereby Canadian Subsidiary Guarantor acquired all of Maska Canada's Stock of CCM and agreed to be bound by all Maska Canada's obligations under such shareholder's agreement).

(44) CDN INDEX RATE shall mean, at any date, the greater of (1) the annual rate of interest determined by Agent which is equal to the highest annual rate of interest announced from time to time by any of The Bank of Nova Scotia, Royal Bank of Canada and Canadian Imperial Bank of Commerce, as being its reference rate in effect on such date (or if such date is not a Business Day, on the Business Day immediately preceding such date) for determining interest rates on Canadian Dollar denominated commercial loans made by it in Canada (that is, prime rate), in each case regardless of whether any of such banks actually charges such rate of interest in connection with extensions of credit in Canadian Dollars to debtors; and (2) the BA Rate in respect of a BA Period of 30 days commencing on such date, plus, 1.75% per annum. Each change in any interest rate provided for in the Agreement based upon the Cdn Index Rate shall take effect at the time of such change in the Cdn Index Rate. For greater certainty, no adjustment shall be made to account for the difference between the number of days in a year on which the rates referred to in this definition are based and the number of days in a year on the basis of which interest is calculated in the Agreement.

(45) CDN INDEX RATE LOAN shall mean a Loan or portion thereof bearing interest by reference to the Cdn Index Rate.

(46) CHANGE OF CONTROL shall mean any event, transaction or occurrence as a result of which (a) Ultimate Parent Stockholders shall cease to own and control a percentage of all of the issued and outstanding capital Stock of all classes of Ultimate Parent on a fully diluted basis greater than the aggregate percentage of such Stock held by any other Person and any Affiliates of such other Person, or (b) (A) so long as the board of directors of Ultimate Parent consists of five members, there shall cease to be two elected representatives of Ultimate Parent Stockholders on the board of directors of Ultimate Parent or Ultimate Parent Stockholders shall cease to have the right to nominate and ensure the election of a third representative on the board of directors of Ultimate Parent, or (B) if the number of directors on the board of Ultimate Parent is more or less than five, Ultimate Parent Stockholders shall cease to have, or be entitled to have, proportional representation on the board of Ultimate Parent equivalent to the proportional representation set out in clause
(A).

(47) CHARGES shall mean all Taxes assessed, levied or imposed against a Credit Party or upon (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Credit Party, (d) any Credit Party's ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party's business or existence of any Liens in respect of such Taxes.

(48) CHASE FACILITY shall mean, collectively, a credit facility in the aggregate amount of up to US$74,000,000 made available to Ultimate Parent, as borrower, under an agreement dated

                                                                  EXECUTION COPY

April 1, 1997 between such borrower, the credit parties named therein, the lenders named therein and The Chase Manhattan Bank, as agent for the lenders and a credit facility in the aggregate amount of up to US$35,000,000 made available to Maska Canada, as borrower, under an agreement dated April 1, 1997 between such borrower and The Chase Manhattan Bank of Canada, as lender, each as amended, modified, supplemented or restated from time to time.

(49) CHASE LENDERS shall mean all the lenders under the Chase Facility.

(50) CHATTEL PAPER shall mean any "chattel paper," as such term is defined in the PPSA, now owned or hereafter acquired by any Credit Party, wherever located.

(51) CLOSING CHECKLIST shall mean the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Annex D.

(52) CLOSING DATE shall mean the date of this Agreement first written above.

(53) CODE shall mean the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Agent's or any Lender's security interest in any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term "CODE" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

(54) COLLATERAL shall mean the property covered by the Security Agreements, the Hypothecs, the Pledge Agreements, the Mortgages and the other Collateral Documents and any other property, real or personal, moveable or immoveable, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favour of Agent, on behalf of itself and Lenders, or Agent and Lenders, as appropriate, to secure the Obligations.

(55) COLLATERAL DOCUMENTS shall mean the Security Agreements, the Hypothecs, the General Assignments of Debts, the Guarantees, the Mortgages, the Pledges, the Intellectual Property Security Agreements and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations, the Intercreditor Agreement, the Consents and Acknowledgements Respecting Intellectual Property, landlord agreements, bailee letters and mortgagee non-disturbance agreements required under Section 5.9 and the blocked accounts agreements contemplated by Annex C.

(56) COLLATERAL REPORTS shall mean the reports with respect to the Collateral referred to in Annex F.


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                                                                  EXECUTION COPY

(57) COLLECTION ACCOUNTS shall mean the Canadian Dollar Collection Account and the US Dollar Collection Account and "COLLECTION ACCOUNT" shall mean either of them.

(58) COMMITMENT TERMINATION DATE shall mean the earliest of (a) the third anniversary of the Closing Date, (b) (i) the date that is sixty (60) days prior to the date of termination of the Term Loan, if the Term Loan terminates on a date on or before the second anniversary of the Closing Date, or (ii) the date that is one hundred and twenty (120) days prior to the date of termination of the Term Loan, if the Term Loan terminates on a date after the second anniversary of the Closing Date, (c) the date of termination of Lenders' obligations to make Loans and/or incur Letter of Credit Obligations or permit existing Loans to remain outstanding pursuant to Section 8.2(2), and (d) the date of indefeasible prepayment in full by Borrowers of the Loans and the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to Annex B, and the permanent reduction of the Revolving Loan Commitment and the Swing Line Commitment to zero dollars ($0).

(59) COMPLIANCE CERTIFICATE shall have the meaning given to it in Annex E.

(60) CONFIDENTIAL INFORMATION means the trade secrets, confidential information and confidential know-how in which any Credit Party now or hereafter has an interest. Confidential Information includes, without limitation, information of the following types with respect to each Credit Party:

      (a)   all unpatented inventions,

      (b)   all customer and supplier lists for the business,

      (c) all unpublished studies and data, prototypes, drawings, design and construction specifications and production, operating and quality control manuals used in the business,

      (d)   all marketing strategies and business plans,

      (e)   all current or proposed business opportunities, and

      (f) all documents, materials and media embodying other items of Confidential Information.

(61) CONSENTS AND ACKNOWLEDGEMENTS RESPECTING INTELLECTUAL PROPERTY shall mean the consents and acknowledgements or consent agreements, as applicable, made in favour of Agent, on behalf of itself and Lenders, by each licensor of Intellectual Property to Borrowers or any other Credit Party.

(62) CONTINUING BORROWER shall have the meaning given to it in Section 6.1.


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(63) CONTINUING CREDIT PARTY shall have the meaning given to it in Section 6.1.

(64) CONTROL LETTER means a letter agreement between Agent and (i) the issuer of uncertificated securities with respect to uncertificated securities in the name of any Credit Party, (ii) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of any Credit Party,
(iii) a futures commission merchant or clearing house with respect to commodity accounts and commodity contracts held by any Credit Party, whereby, among other things, the issuer, securities intermediary or futures commission merchant disclaims any security interest in the applicable financial assets, acknowledges the Lien of Agent, on behalf of itself and Lenders, and the Liens of Agent and Lenders, if appropriate, on such financial assets, and agrees to follow the instructions or entitlement orders of Agent without further consent by the affected Credit Party.

(65) COPYRIGHT LICENSE shall mean any and all rights now owned or hereafter acquired by any Credit Party under any written agreement granting any right to use any Copyright.

(66) COPYRIGHTS shall mean all of the following now owned or used or hereafter acquired or used by any Credit Party: (a) all copyrights and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the Canadian Copyright Office or in any similar office or agency in any other country or any political subdivision thereof, and (b) all restorations, extensions or renewals thereof.

(67) CREDIT PARTIES shall mean Ultimate Parent, each Borrower, the US Subsidiary Guarantors, and the Canadian Subsidiary Guarantor (and includes, for greater certainty, each Continuing Credit Party).

(68) DEFAULT shall mean any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

(69) DEFAULT RATE shall have the meaning given to it in Section 1.5(4).

(70) DESIGN LICENSE shall mean all rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Design.

(71) DESIGNS shall means all industrial designs, design patents and other designs that any Credit Party now or hereafter owns or uses, including all registrations and recordings thereof and all applications in connection therewith including all registrations, recordings and applications that have been or shall be made or filed in the Canadian Industrial Design Office or any similar office in any country in the world and all records thereof and all reissues, extensions or renewals thereof, and all common law and other rights in the foregoing.

(72) DISCLOSURE SCHEDULES shall mean the Schedules prepared by Borrower and denominated as Disclosure Schedules 1.4 through 6.7 in the Table of Contents to the Agreement.


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(73) EBITDA shall mean, with respect to any Person for any fiscal period, an amount equal to (a) consolidated net income of such Person for such period, minus (b) the sum of (i) income and capital tax credits, (ii) interest income,
(iii) gain from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), and (v) any other non-cash gains which have been added in determining consolidated net income, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, plus (c) the sum of (i) any provision for income taxes and capital taxes , (ii) Interest Expense, (iii) loss from extraordinary items for such period and non-recurring restructuring charges in connection with the Reorganization not to exceed, in the aggregate (for Ultimate Parent and its Subsidiaries), the following amounts for each Fiscal Year specified: (A) US$2,250,000 for the Fiscal Year ending December 31, 1999, (B) US$345,000 for the Fiscal Year ending December 31, 2000, and (C) US$173,000 for the Fiscal Year ending December 31, 2001, (iv) the amount of non-cash charges (including depreciation and amortization, including amortization of transaction costs in connection with the Reorganization) for such period, (v) amortized debt discount for such period, and (vi) the amount of any deduction to consolidated net income as the result of any grant to any members of the management of such Person of any Stock, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication. For purposes of this definition, the following items shall be excluded in determining consolidated net income of a Person: (1) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, such Person or any of such Person's Subsidiaries;
(2) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (3) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary;(4) any write-up of any asset; (5) any net gain from the collection of the proceeds of life insurance policies; (6) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person, (7) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets (except in relation to SHC and its Subsidiaries with respect to the fourth Fiscal Quarter of 1998), and (8) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary.

(74) ELIGIBLE ACCOUNTS shall have the meaning given to it in Section 1.6.

(75) ELIGIBLE INVENTORY shall have the meaning given to it in Section 1.7.

(76) ENVIRONMENTAL LAWS shall mean all applicable federal, provincial, local and foreign laws, statutes, ordinances, codes, rules, standards, orders-in-council and regulations, now or hereafter


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in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation).

(77) ENVIRONMENTAL LIABILITIES shall mean, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, administrative order, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

(78) ENVIRONMENTAL PERMITS shall mean all permits, licenses, written authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

(79) EQUIPMENT shall mean all "equipment", as such term is defined in the PPSA, now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party's machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment with software and peripheral equipment (other than software constituting part of the Accounts), and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, all whether now owned or hereafter acquired, and wherever situated, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

(80) EQUIVALENT AMOUNT shall mean, on any date of determination, with respect to obligations or valuations denominated in one currency (the "FIRST CURRENCY"), the amount of another currency (the "SECOND CURRENCY") which would result from the conversion of the relevant amount of the first currency into the second currency at the 12:00 noon rate quoted on the Reuters Monitor Screen (Page BOFC or such other Page as may replace such Page for the purpose of displaying such exchange rates) on such date or, if such date is not a Business Day, on


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the Business Day immediately preceding such date of determination, or at such other rate as may have been agreed in writing between Borrower and Agent.

(81) ERISA shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

(82) ERISA AFFILIATE shall mean, with respect to any Credit Party, any trade or business (whether or not incorporated) which, together with such Credit Party, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

(83) ERISA EVENT shall mean, with respect to any Credit Party or any ERISA Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan; (b) the withdrawal of any Credit Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under
Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by any Credit Party or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within 30 days; (g) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 of ERISA; (i) the loss of a Qualified Plan's qualification or tax exempt status; or
(j) the termination of a Plan described in Section 4064 of ERISA.

(84) ESCROW AGREEMENT shall mean the escrow agreement dated November 3, 1998 among Agent, US Agent, Borrowers, SHC Hockey, Ultimate Parent, US Acquisition Sub and the escrow agent named therein.

(85) ESOP shall mean a Plan which is intended to satisfy the requirements of
Section 4975(e)(7) of the IRC.

(86) EUROPEAN SUBSIDIARIES shall mean all Subsidiaries of Ultimate Parent formed or continued under the laws of any country other than Canada or the United States, as shown on Disclosure Schedule 3.8.

(87) EVENT OF DEFAULT shall have the meaning given to it in Section 8.1.

(88) EXCESS THRESHOLD AMOUNT shall have the meaning given to it in Section 1.3(2)(a).


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(89) FEDERAL FUNDS RATE shall mean, for any day, a floating rate equal to the weighted average of the rates on overnight federal funds transactions among members of the Federal Reserve System, as determined by Agent.

(90) FEES shall mean any and all fees payable to Agent or any Lender pursuant to the Agreement or any of the other Loan Documents.

(91) FINANCIAL COVENANTS shall have the meaning given to it in Section 6.10.

(92) FINANCIAL STATEMENTS shall mean the consolidated and consolidating income statements, statements of cash flows and balance sheets of Ultimate Parent and SHC delivered in accordance with Section 3.4(1) of the Agreement and the consolidated and consolidating income statements, statements of cash flows and balance sheets of Ultimate Parent delivered in accordance with Annex E to the Agreement.

(93) FISCAL MONTH shall mean each of twelve consecutive periods in each Fiscal Year consisting of four or five consecutive weekly periods (each commencing on a Sunday and ending on a Saturday) the exact number of such weekly periods being established by Ultimate Parent prior to the commencement of such Fiscal Year.

(94) FISCAL QUARTER shall mean any of the four quarterly accounting periods of Credit Parties, in each Fiscal Year consisting of three consecutive Fiscal Months; and where reference is made in this Agreement to a Fiscal Quarter ending on a particular date, reference shall be deemed to be made to the Fiscal Quarter ending on or about such date.

(95) FISCAL YEAR shall mean any of the annual accounting periods of Credit Parties consisting of twelve (12) Fiscal Months and ending on or about December 31; where reference is made in this Agreement to a Fiscal Year ending December 31, reference shall be deemed to be made to the Fiscal Year ending on or about such date.

(96) FIXED CHARGE COVERAGE RATIO shall mean, with respect to any Person for any fiscal period, the ratio of EBITDA less Capital Expenditures (after deducting from Capital Expenditures the amount of all proceeds from any disposition of assets to which no other Person has a claim, which have been applied to reduce the Obligations in accordance with Section 1.3(2)(b) during such fiscal period and the amount of which has been expended on Capital Expenditures during such fiscal period) to Fixed Charges.

(97) FIXED CHARGES shall mean, with respect to any Person for any fiscal period,
(a) the aggregate of all Interest Expense paid or accrued during such period, plus (b) scheduled payments of principal with respect to Indebtedness during such period and any prepayment of principal with respect to the Term Loan during such period, plus (c) cash payments of Taxes during such period.

(98) FIXTURES shall mean all "fixtures" including trace fixtures, facilities and equipment however affixed or attached to real property or building or other structures or real property.


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(99) FUNDED DEBT shall mean, with respect to any Person, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness and which by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person's option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capital Lease Obligations, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one year at the option of the debtor, and also including, in the case of Credit Parties, the Obligations.

(100) GAAP shall mean generally accepted accounting principles in the United States of America, consistently applied as such term is further defined in Annex G to the Agreement.

(101) GE CAPITAL shall mean General Electric Capital Corporation.

(102) GE CAPITAL CANADA shall mean General Electric Capital Canada Inc.

(103) GE CAPITAL FEE LETTER shall have the meaning given to it in Section
1.9(1).

(104) GENERAL ASSIGNMENTS OF DEBTS shall mean each of the general assignments of debts entered into by each Credit Party that is a signatory thereto in favour of Agent for the benefit of Agent and Lenders.

(105) GOVERNMENTAL AUTHORITY shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

(106) GUARANTEED INDEBTEDNESS shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner, including any obligation or arrangement of such Person (a) to purchase or repurchase any such primary obligation, (b) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) to indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (i) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is made and (ii) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness; or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.


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(107) GUARANTEES shall mean, collectively, the cross-guarantees of each Borrower contemplated in Section 12, the Ultimate Parent Guarantee, each Subsidiary Guarantee and any other guarantee executed by any Guarantor in favour of Agent and Lenders in respect of the Obligations.

(108) GUARANTORS shall mean Ultimate Parent, the Canadian Subsidiary Guarantor, each of the US Subsidiary Guarantors, and each other Person, if any, which executes a guarantee or other similar agreement in favour of Agent in connection with the transactions contemplated by the Agreement and the other Loan Documents.

(109) HAZARDOUS MATERIAL shall mean any substance, material or waste which is regulated by or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance which is (a) defined as a "solid waste", "hazardous waste", "hazardous material", "hazardous substance", "dangerous good", "extremely hazardous waste", "restricted hazardous waste", "pollutant", "contaminant", "hazardous constituent", "special waste", "toxic substance" or other similar term or phrase under any Environmental Laws, (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), or any radioactive substance.

(110) HKBC FACILITY shall mean, collectively, credit facilities in the aggregate amount of up to C$37,450,000 made available to Tropsport, as borrower, under an agreement dated August 5, 1998 between such borrower, the lenders named therein and Hongkong Bank of Canada, as agent for the lenders, as amended, modified, supplemented or restated from time to time.

(111) HKBC LENDERS shall mean the lenders under the HKBC Facility.

(112) HYPOTHECS shall mean each of the hypothecs entered into between each of the Agent, the Lender or Lenders and each Credit Party that is a signatory thereto.

(113) INACTIVE SUBSIDIARIES shall mean 2867923 Canada Inc., a Canada corporation, Karhu Canada Inc., a Canada corporation, J.W.
Verwaltungsgesellschaft Nr.5 mbH, a West German corporation, Solte mbH, a West German corporation, Maska H.K. Limited, a Hong Kong corporation, Smedley (Hong
Kong) Ltd., a Hong Kong corporation and Buddy L St. Thomas Inc., a U.S. Virgin Islands corporation.

(114) INDEBTEDNESS of any Person shall mean without duplication (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred six (6) months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are not overdue by more than six (6) months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value (discounted at the US Index Rate (in the case of


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such obligations in US Dollars) or at the Cdn Index Rate (in the case of such obligations in Canadian Dollars), as in effect on the Closing Date) of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (i) the Obligations.

(115) INDEMNIFIED LIABILITIES shall have the meaning given to it in Section
1.13.

(116) INDEMNIFIED PERSON shall have the meaning given to it in Section 1.13(1).

(117) INSOLVENCY LAWS shall mean any of the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada) and Title 11 of the United States Code entitled "Bankruptcy", each as now and hereafter in effect, any successors to such statutes and any other applicable insolvency or other similar law of any jurisdiction including, without limitation, any law of any jurisdiction permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it.

(118) INSTRUMENTS shall mean any "instrument", as such term is defined in the PPSA, now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all notes and other, without limitation, evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

(119) INTELLECTUAL PROPERTY shall mean any and all Confidential Information, Copyrights, Designs, Licenses, Patents, Software and Trademarks.

(120) INTELLECTUAL PROPERTY SECURITY AGREEMENTS shall mean each of the intellectual property security agreements entered into between Agent and each Credit Party that is a signatory thereto.

(121) INTERCOMPANY NOTES shall have the meaning given to it in Section 6.3.

(122) INTERCREDITOR AGREEMENT shall mean the intercreditor agreement between the Agent, the US Agent, the Term Lenders and the Credit Parties, in form and substance satisfactory to Agent and Lenders, under which, among other things, are set out the relative priorities of the Liens of the Agent, the Lenders, the US Agent, the US Lenders and the Term Lenders with respect to the Collateral, as amended, supplemented, modified and restated from time to time.


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(123) INTEREST COVERAGE RATIO shall mean, with respect to any Person for any fiscal period, the ratio of EBITDA to Interest Expense.

(124) INTEREST EXPENSE shall mean, with respect to any Person for any fiscal period, interest expense (whether cash or non-cash) of such Person determined in accordance with GAAP for the relevant period ended on such date, including, in any event, interest expense with respect to any Funded Debt of such Person, but shall exclude the write-off of any unamortized financing costs previously capitalized in accordance with GAAP.

(125) INTEREST PAYMENT DATE means (a) as to any Cdn Index Rate Loan or US Index Rate Loan, the first Business Day of each month to occur while such Loan is outstanding, (b) as to any LIBOR Loan, the last day of the applicable LIBOR Period and, as to any BA Rate Loan, the last day of the applicable BA Period and provided that, in addition to the foregoing, each of (x) the date upon which all of the Revolving Loan Commitments have been terminated and the Loans have been paid in full and (y) the Commitment Termination Date shall be deemed to be an "INTEREST PAYMENT DATE" with respect to any interest which is then accrued under the Agreement.

(126) INVENTORY shall mean any "inventory", as such term is defined in the PPSA, now or hereafter owned or acquired by any Credit Party, wherever located, and in any event including inventory, merchandise, goods and other personal property which are held by or on behalf of any Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in such Credit Party's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies.

(127) IRC shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

(128) IRS shall mean the Internal Revenue Service, or any successor thereto.

(129) ITA shall mean the Income Tax Act (Canada) as the same may, from time to time be in effect.

(130) JUDGMENT CONVERSION DATE shall have the meaning given to it in Section 11.18(1).

(131) JUDGMENT CURRENCY shall have the meaning given to it in Section 11.18(1).

(132) L/C ISSUER shall have the meaning given to such term in Annex B.

(133) L/C SUBLIMIT shall have the meaning given to such term in Annex B.

(134) LENDERS shall mean GE Capital Canada, the other Lenders named on the signature page of the Agreement, and, if any such Lender shall decide to assign all or any portion of the Obligations, such term shall include such assignee.


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(135) LETTER OF CREDIT FEE has the meaning given to it in Annex B.

(136) LETTER OF CREDIT OBLIGATIONS shall mean all outstanding obligations incurred by Agent and Lenders at the request of Borrower Representative, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of a reimbursement agreement or guarantee by Agent or purchase of a participation as set forth in Annex B with respect to any Letter of Credit. The amount of such Letter of Credit Obligations shall equal the maximum amount which may be payable by Agent or Lenders thereupon or pursuant thereto.

(137) LETTERS OF CREDIT shall mean commercial or standby letters of credit issued for the account of Borrower by any L/C Issuer, and bankers' acceptances issued by Borrower, for which Agent and Lenders have incurred Letter of Credit Obligations.

(138) LIBOR BUSINESS DAY shall mean a Business Day on which banks in the city of London are generally open for interbank or foreign exchange transactions.

(139) LIBOR LOAN shall mean a Loan or any portion thereof bearing interest by reference to the LIBOR Rate.

(140) LIBOR PERIOD shall mean, with respect to any LIBOR Loan, each period commencing on a LIBOR Business Day selected by Borrower Representative pursuant to the Agreement and ending one, two or three months thereafter, as selected by Borrower Representative's irrevocable notice delivered to Agent in accordance with Section 1.1(1) or 1.5(6) (as applicable) provided that the foregoing provision relating to LIBOR Periods is subject to the following:

      (a) if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

      (b) any LIBOR Period that would otherwise extend beyond the Commitment Termination Date shall end two (2) LIBOR Business Days prior to such date;

      (c) any LIBOR Period pertaining to a LIBOR Loan that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month;

      (d) Borrower Representative shall select LIBOR Periods so as not to require a payment or prepayment of any LIBOR Loan during a LIBOR Period for such Loan; and

      (e) Borrower Representative shall select LIBOR Periods so that there shall be no more than three (3) separate LIBOR Loans in existence at any one time.


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(141) LIBOR RATE shall mean for each LIBOR Period, a rate of interest determined by Agent equal to the offered rate for deposits in United States Dollars for the applicable LIBOR Period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the second full LIBOR Business Day next preceding the first day of each LIBOR Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used). If such interest rates shall cease to be available from Telerate News Service, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to Agent and Borrower Representative.

(142) LICENSE shall mean any Copyright License, Design License, Patent License, Software License, Trademark License or other license of rights or interests now held or hereafter acquired by any Credit Party, and also any license wherein a Credit Party has granted to a Person rights or an option to acquire rights to use any Confidential Information, Copyright, Design, Patent, Software, Trademark or other intellectual property owned by such Credit Party or licenced to such Credit Party.

(143) LIEN shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the PPSA or comparable law of any jurisdiction).

(144) LIQUIDATION PERIOD shall have the meaning given to it in the Intercreditor Agreement.

(145) LITIGATION shall have the meaning given to it in Section 3.12.

(146) LOAN ACCOUNT shall have the meaning given to it in Section 1.12.

(147) LOAN DOCUMENTS shall mean the Agreement, the Notes, the Collateral Documents and all other agreements, instruments, documents, certificates and acknowledgment identified in the Closing Checklist executed and delivered to, or in favour of, Agent and/or Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, or any other Person and delivered to Agent or any Lender in connection with the Agreement or the transactions contemplated hereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to such Agreement as the same may be in effect at any and all times such reference becomes operative.

(148) LOANS shall mean the Revolving Loan and the Swing Line Loan.

(149) LOCK BOX shall have the meaning given to it in Annex C.


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(150) MASKA ACTIVATION NOTICE shall have the meaning given to it in Annex C.

(151) MASKA BLOCKED ACCOUNTS shall have the meaning given to it in Annex C.

(152) MASKA CANADA means Sport Maska Inc., a New Brunswick corporation.

(153) MASKA CANADA BORROWING BASE shall mean, as of any date of determination by Agent, from time to time, an amount equal to the sum, expressed in each of Canadian Dollars and US Dollars, at such time of:

      (a) eighty percent (80%) of the book value of Maska Canada's Eligible Accounts, less any Reserves established by Agent at such time in its reasonable credit judgment; and

      (b) fifty-five percent (55%) of the book value of Maska Canada's Eligible Inventory valued on a first-in, first-out basis (at the lower of cost or market), less any Reserves established by Agent at such time in its reasonable credit judgment;

in each case, such sums in Canadian Dollars and in US Dollars shall be determined in accordance with the currency conversion method set forth in Sections 1.6 and 1.7 and the exchange rate used by such Borrower in making such calculations shall be set forth on the relevant Borrowing Base Certificate.

(154) MASKA DISBURSEMENT ACCOUNTS shall have the meaning given to it in Annex C.

(155) MASKA OPERATING ACCOUNTS shall have the meaning given to it in Annex C.

(156) MASKA PERMITTED DEPOSITS shall have the meaning given to it in Annex C.

(157) MASKA RELATED PERSON shall have the meaning given to it in Annex C.

(158) MASKA US shall mean Maska U.S., Inc., a Vermont corporation.

(159) MATERIAL ADVERSE EFFECT shall mean a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of either Borrower and its Subsidiaries considered as a whole, or the other Credit Parties, considered as a whole, (b) either Borrower's ability to pay any of the Loans or any of the other Obligations in accordance with the terms of the Agreement, or any of the other Credit Parties' ability to honour their Obligations, (c) the Collateral or Agent's or any Lender's Liens on the Collateral or the priority of such Liens, or (d) Agent's or any Lender's rights and remedies under the Agreement and the other Loan Documents. Without limiting the foregoing, any event or occurrence adverse to one or more Credit Parties which results or could reasonably be expected to result in costs and/or liabilities in excess of the lesser of C$5,000,000 or the Equivalent Amount thereof in another currency and 10% of Borrowing Availability as of any date of determination shall be deemed to have had Material Adverse Effect.


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(160) MAXIMUM AMOUNT shall mean, at any particular time, an amount determined in
US Dollars equal to the Revolving Loan Commitment of all Lenders.

(161) MORTGAGED PROPERTIES shall have the meaning given to it in Annex D.

(162) MORTGAGES shall mean each of the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignments of leases or other real estate security documents delivered by any Credit Party to Agent with respect to the Mortgaged Properties, all in form and substance satisfactory to Agent, including, without limitation, acknowledgment of charges, standard charge terms, Assignment of Rents and Hypothecs charging real property.

(163) MULTIEMPLOYER PLAN shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, and to which any Credit Party or ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

(164) NET BORROWING AVAILABILITY shall mean as of any date of determination, as to both Borrowers, the lesser of (i) the Maximum Amount and (ii) the Aggregate Borrowing Base, in each case less the sum of the aggregate Revolving Loan and Swing Line Loan then outstanding.

(165) NON-CONSENTING LENDER shall have the meaning given to it in Section 11.2(4)(a).

(166) NON-FUNDING LENDER shall have the meaning given to it in Section
9.9(1)(b).

(167) NOTES shall mean the Revolving Notes and the Swing Line Notes, collectively.

(168) NOTICE OF CONVERSION/CONTINUATION-BA RATE shall have the meaning given to it in Section 1.5(5).

(169) NOTICE OF CONVERSION/CONTINUATION-LIBOR shall have the meaning given to it in Section 1.5(6).

(170) NOTICE OF REVOLVING CREDIT ADVANCE shall have the meaning given to it in
Section 1.1(1).

(171) OBLIGATION CURRENCY shall have the meaning given to it in Section
11.18(1).

(172) OBLIGATIONS shall mean all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to Agent or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Agreement or any of the other Loan Documents. This term includes all principal, interest (including all interest which accrues after the commencement of any case or proceeding in bankruptcy after the insolvency of, or for the reorganization of any Credit Party, whether or not allowed in such proceeding), Fees, Charges,


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expenses, attorneys' fees and any other sum chargeable to any Credit Party under the Agreement or any of the other Loan Documents.

(173) OFFICES shall have the meaning given to it in the Intercreditor Agreement.

(174) OPERATING CASH FLOW RATIO shall mean, with respect to any Person for any fiscal period, the ratio of EBITDA minus Capital Expenditures to Interest Expense.

(175) OTHER LENDER shall have the meaning given to it in Section 9.9(4).

(176) PATENT LICENSE shall mean rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right with respect to any invention on which a Patent is in existence.

(177) PATENTS shall mean all of the following which any Credit Party now or hereafter uses, or in which any Credit Party now holds or hereafter acquires any interest: (a) all letters patent of invention and all applications for letters patent and all registrations and recordings thereof, including registrations, recordings and applications in the Canadian Patent and Trademark Office or in any similar office or agency of Canada in any other country, and (b) all reissues, continuations, continuations-in-part, divisions or extensions thereof.

(178) PBGC shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

(179) PERMITTED AMALGAMATION shall have the meaning given to it in Section 6.1.

(180) PERMITTED ENCUMBRANCES shall mean the following encumbrances: (a) Liens for taxes or assessments or other governmental Charges not yet due and payable or, otherwise, to the extent that non-payment is permitted by Section 5.2(2);
(b) pledges or deposits of money securing statutory obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA);(c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party is a party as lessee made in the ordinary course of business; (d) inchoate and unperfected workers', mechanics' or similar liens arising in the ordinary course of business, so long as such Liens attach only to Equipment, Fixtures and/or Real Estate;(e) carriers', warehousemen's, suppliers' or other similar possessory liens arising in the ordinary course of business that are unregistered and secure amounts that are not yet due and payable, so long as such Liens attach only to Inventory; (f) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (g) any attachment or judgment lien not constituting an Event of Default under Section 8.1(10); (h) zoning restrictions, easements, licenses, or other restrictions on the use of any Real Estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Estate; (i) presently existing or hereinafter created Liens in favour of Agent and Lenders; and (j) Liens expressly permitted under clauses (2), (3), (4) and (5) of Section 6.7 of the Agreement; and (k) to the extent not included in


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clauses (a), (d) or (e) above, Prior Claims that are unregistered and that secure amounts that are not yet due and payable.

(181) PERSON shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, provincial, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

(182) PHOENIX shall mean Phoenix Home Life Mutual Insurance Company.

(183) PHOENIX INVESTMENT shall mean 12,500 shares of 13% paid-in-kind preferred Stock of Ultimate Parent and warrants to purchase 159,127 shares of common Stock of Ultimate Parent to be purchased by Phoenix pursuant to the Phoenix Investment Agreement.

(184) PHOENIX INVESTMENT AGREEMENT shall mean the agreement dated on or before the Closing Date between Ultimate Parent and Phoenix providing for the purchase by Phoenix of the Phoenix Investment.

(185) PLAN shall mean, at any time, an employee benefit plan, as defined in
Section 3.3 of ERISA, which any Credit Party maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any Credit Party.

(186) PLEDGE AGREEMENTS shall mean the pledge agreements entered into between Agent, on behalf of itself and Lenders, and each Credit Party that is a signatory thereto.

(187) PPSA shall mean the Personal Property Security Act (Ontario) and the Regulations thereunder, as from time to time in effect, provided, however, if attachment, perfection or priority of Agent's or Lenders' security interests in any Collateral are governed by the personal property security laws of any jurisdiction other than Ontario, PPSA shall means those personal property security laws in such other jurisdiction for the purposes of the provisions hereof relating to such attachment, perfection or priority and for the definitions related to such provisions.

(188) PRIOR CLAIMS shall mean all Liens created by applicable law (in contrast with Liens voluntarily granted) which rank or are capable of ranking prior to or pari passu with Agent's and Lenders' security interests (or the applicable equivalent thereof) against all or part of the Collateral, including for amounts owing for wages, employee deductions, goods and services taxes, sales taxes, employer health taxes, municipal taxes, workers' compensation, pension fund obligations and overdue rents.

(189) PRIOR LENDER OBLIGATIONS shall mean all the obligations of each Credit Party and each of its Subsidiaries, or any of their predecessors, under the Chase Facility and the HKBC Facility.

(190) PRIOR LENDERS shall mean the HKBC Lenders and the Chase Lenders.


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(191) PRO FORMA means the unaudited consolidated and consolidating balance sheet of Ultimate Parent and its Subsidiaries as of the Closing Date after giving pro forma effect to the Related Transactions.

(192) PRO RATA SHARE shall mean with respect to all matters relating to any Lender (a) with respect to the Revolving Loan (including the Swing Line Loan as a subset of the Swing Line Lender's Revolving Loan), the percentage obtained by dividing (i) the Revolving Loan Commitment (including the Swing Line Commitment as a subset of the Swing Line Lender's Revolving Loan Commitment), by (ii) the aggregate Revolving Loan Commitments, as such percentages may be adjusted by assignments permitted pursuant to Section 9.1, and (b) with respect to all Loans on and after the Commitment Termination Date, the percentage obtained by dividing (i) the aggregate outstanding principal balance of the Loans held by that Lender, by (ii) the outstanding principal balance of the Loans held by all Lenders.

(193) PROCEEDS shall mean "proceeds", as such term is defined in the PPSA and, in any event, shall include (a) any and all proceeds of any insurance, indemnity, warranty or guarantee payable to any Credit Party from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of any Credit Party against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by any Credit Party against third parties with respect to any litigation or dispute concerning any of the Collateral, and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral, upon disposition or otherwise.

(194) PROJECTIONS means Ultimate Parent's forecasted consolidated: (a) balance sheet; (b) profit and loss statement; and (c) cash flow statement, all consistent with the historical Financial Statements of Ultimate Parent and SHC with the exception of the profit and loss statement which is consolidating through EBITDA, together with appropriate supporting details and a statement of underlying assumptions.

(195) PROPOSED CHANGE shall have the meaning given to it in Section 11.2(4).

(196) PUBLIC OFFERING shall mean a firm underwritten public offering of common stock (a) registered on form S-1, S-2 or S-3 under the Securities Act of 1933, as amended, by a nationally recognized investment banking firm and after giving effect to which the issuer shall be qualified for listing on the NASDAQ National Market, the American Stock Exchange or the New York Stock Exchange or (b) in respect of which a preliminary prospectus and prospectus have been filed in accordance with the Securities Act (Ontario) and receipts therefor obtained from the Director thereunder and after which the issuer shall be qualified for listing on either the Montreal or Toronto stock exchanges.


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(197) QUALIFIED PLAN shall mean a Plan which is intended to be tax-qualified under Section 401(a) of the IRC.

(198) REAL ESTATE shall have the meaning given to it in Section 3.6.

(199) REFINANCING shall mean the repayment in full by Credit Parties of the Prior Lender Obligations on the Closing Date.

(200) REFUNDED SWING LINE LOAN shall have the meaning given to it in Section 1.1(2)(c).

(201) RELATED TRANSACTIONS means each borrowing under the Revolving Loan and the US Facility on the Closing Date, the Term Loan, the Phoenix Investment issuance, the Reorganization, the Refinancing, the payment of all fees, costs and expenses associated with all of the foregoing and the execution and delivery of all of the Related Transactions Documents.

(202) RELATED TRANSACTIONS DOCUMENTS shall mean the Loan Documents, the US Facility Agreement, the Reorganization Agreement, the Term Loan Agreement and the Phoenix Investment Agreement.

(203) RELEASE shall mean any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

(204) REORGANIZATION shall mean, collectively, the Acquisition and the US Acquisition.

(205) REORGANIZATION AGREEMENT shall mean the Agreement and Plan of Reorganization dated October 6, 1998 between Ultimate Parent, Maska Canada, US Acquisition Sub, and US Acquired Co.

(206) REPLACEMENT LENDER shall have the meaning given to it in Section 1.16(4).

(207) REQUISITE LENDERS shall mean (a) Lenders having more than fifty-one percent (51%) of the Revolving Loan Commitments of all Lenders, or (b) if the Revolving Loan Commitments have been terminated, more than fifty-one percent (51%) of the aggregate outstanding amount of the Loans.

(208) RESERVES shall mean, with respect to the Borrowing Base of each Borrower
(a) reserves established by Agent, exercising its reasonable credit judgment, from time to time against Eligible Inventory pursuant to Section 5.9, (b) reserves established pursuant to Section 5.2(2) or 5.4(3), and (c) such other reserves against Eligible Accounts, Eligible Inventory or Borrowing Availability of Borrowers which Agent may, in its reasonable credit judgment, establish from time to time including, without limitation, a dilution reserve which, as of the Closing Date, Agent has established as 10% of Eligible Accounts, to be adjusted up or down based on the


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performance of the Borrowers' Accounts, in the reasonable credit judgment of
Agent. Without limiting the generality of the foregoing, Reserves established to ensure the payment of accrued Interest Expense or Indebtedness and on account of Agent's obligations under landlords' agreements, bailee letters, the Intercreditor Agreement and Consents and Acknowledgements Respecting Intellectual Property shall be deemed to be a reasonable exercise of Agent's credit judgment.

(209) RESTRICTED PAYMENT shall mean, with respect to any Person, (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of such Person's Stock, (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of such Person's Stock or any other payment or distribution made in respect thereof, either directly or indirectly, (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges (other than closing fees payable on the Closing
Date) on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, the Term Loan; (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Person now or hereafter outstanding; (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Person's Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (f) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Person other than payment of compensation in the ordinary course to stockholders who are employees of such Person and reimbursement of reasonable out-of-pocket expenses of stockholders of such Person in regard to their participation in the management, business and affairs of the Credit Parties; and (g) any payment of management fees (or other fees of a similar nature) by such Person to any Stockholder of such Person or their Affiliates.

(210) RETIREE WELFARE PLAN shall mean, at any time, a Plan that is a "welfare plan" as defined in Section 3(2) of ERISA, that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

(211) REVOLVING CREDIT ADVANCE shall have the meaning given to it in Section 1.1(1)(a).

(212) REVOLVING LENDERS shall mean, as of any date of determination, Lenders having a Revolving Loan Commitment.

(213) REVOLVING LOAN shall mean, at any time, the sum of (i) the aggregate amount of Revolving Credit Advances outstanding to both Borrowers plus (ii) the aggregate amount of Letter of Credit Obligations incurred on behalf of both Borrowers (in each case, unless express reference is made to the Revolving Loan outstanding to a particular Borrower). For the purposes of all calculations to be made under this Agreement with respect to the Revolving Loan, where


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such calculation is to be made in US Dollars, reference shall be made to the US
Dollar Amount of the Revolving Loan. Unless the context otherwise requires, references to the outstanding principal balance of the Revolving Loan shall include the outstanding balance of Letter of Credit Obligations.

(214) REVOLVING LOAN COMMITMENT shall mean (a) as to any Revolving Lender, the aggregate commitment of such Revolving Lender to make Revolving Credit Advances (including without duplication Swing Line Advances as a subset of the Swing Line Lender's Revolving Loan Commitment) and/or incur Letter of Credit Obligations as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Revolving Lender and (b) as to all Revolving Lenders, the aggregate commitment of all Revolving Lenders to make Revolving Credit Advances (including without duplication Swing Line Advances as a subset of the Swing Line Lender's Revolving Loan Commitment) and/or incur Letter of Credit Obligations, which aggregate commitment shall be Thirty Five Million US Dollars (US$35,000,000) on the Closing Date, for each of clauses (a) and (b), as such amounts may be cancelled or adjusted, if at all, from time to time in accordance with the Agreement.

(215) REVOLVING NOTE shall have the meaning given to it in Section 1.1(1)(b).

(216) SECURITY AGREEMENTS shall mean each of the Security Agreements entered into between Agent, on behalf of itself and Lenders, and each Credit Party that is a signatory thereto.

(217) SETTLEMENT DATE shall have the meaning given to it in Section 9.9(1)(b).

(218) SHC shall mean Sports Holdings Corp., a Delaware corporation and, with reference to any time before the effective time of the US Acquisition, shall mean US Acquired Co.

(219) SHC HOCKEY shall mean SHC Hockey Inc., a Vermont corporation.

(220) SLM TRADEMARK US shall mean SLM Trademark Acquisition Corp., a Delaware corporation.

(221) SOFTWARE means all computer programs and databases and portions thereof now owned or used or hereafter acquired or used by any Credit Party in whatever form and on whatever medium those programs or databases or portions thereof are expressed, fixed, embodied or stored from time to time, and the copyright therein including both the object code and source code versions of each such program and portions thereof and all corrections, updates, enhancements, translations, modifications, adaptations and new versions thereof together with both the media upon or in which such software, databases and portions thereof are expressed, fixed, embodied or stored (such as disks, diskettes, tapes and semiconductor chips) and all flow charts, manuals, instructions, documentation and other material relating thereto.

(222) SOFTWARE LICENSE shall mean all rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use, have access to or obtain possession of, any Software.


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(223) SOLVENT shall mean, (1) with respect to any Person that is subject to
Insolvency Laws of Canada, that on a particular date (a) the property of such Person is sufficient, if disposed of at a fairly conducted sale under legal process, to enable payment of all its obligations, due and accruing due, (b) the property of such Person is, at a fair valuation, greater than the total amount of liabilities, including contingent liabilities, of such Person; (c) such Person has not ceased paying its current obligations in the ordinary course of business as they generally become due; and (d) such Person is not for any reason unable to meet its obligations as they generally become due, and, (2) with respect to any Person that is subject to Insolvency Laws of the United States of America, that on a particular date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guarantees and pension plan liabilities) at any time shall be computed as the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

(224) SPRINGING MASKA BLOCKED ACCOUNT shall have the meaning given to it in Annex C.

(225) SPRINGING TROPSPORT BLOCKED ACCOUNT shall have the meaning given to it in Annex C.

(226) STOCK shall mean all shares, options, warrants, general or limited partnership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited partnership or equivalent entity whether voting or nonvoting or participating or non-participating.

(227) SUBSIDIARY shall mean, with respect to any Person, (a) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of fifty percent (50%) or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or may exercise the powers of a general partner.


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(228) SUBSIDIARY GUARANTEE shall mean each Subsidiary Guarantee of even date herewith executed by the Canadian Subsidiary Guarantor and each of the US Subsidiary Guarantors.

(229) SUPERMAJORITY REVOLVING LENDERS shall mean (a) Lenders having sixty-six and two-thirds percent (662/3%) or more of the Revolving Loan Commitments of all Lenders, or (b) if the Revolving Loan Commitments have been terminated, sixty-six and two-thirds percent (662/3%) or more of the aggregate outstanding amount of the Revolving Loan.

(230) SWING LINE ADVANCE has the meaning given to it in Section 1.1(2)(a).

(231) SWING LINE AVAILABILITY has the meaning given to it in Section 1.1(2)(a).

(232) SWING LINE COMMITMENT shall mean, as to the Swing Line Lender, the commitment of the Swing Line Lender to make Swing Line Loans as set forth on Annex J to the Agreement, which commitment constitutes a subfacility of the Revolving Loan Commitment of the Swing Line Lender.

(233) SWING LINE LENDER shall mean GE Capital Canada.

(234) SWING LINE LOAN shall mean, at any time, the aggregate amount of Swing Line Advances outstanding to both Borrowers (unless express reference is made to the Swing Line Loan outstanding to a particular Borrower). For the purposes of all calculations to be made under this Agreement with respect to the Swing Line Loan, where such calculation is to be made in US Dollars, reference shall be made to the US Dollar Amount of the Swing Line Loan.

(235) SWING LINE NOTE has the meaning given to it in Section 1.1(2)(b).

(236) TAX AND TAXES includes all present and future taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings and other charges of any nature (including income, corporate, capital (including large corporations), net worth, sales, consumption, use, transfer, goods and services, value-added, stamp, registration, franchise, withholding, payroll, employment, health, education, employment insurance, pension, excise, business, school, property, occupation, customs, anti-dumping and countervail taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings and other charges) imposed by any Governmental Authority, together with any fines, interest, penalties or other additions on, to, in lieu of, for non-collection of or in respect of those taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings and other charges.

(237) TERM LENDERS shall mean the agent and lenders party to the Term Loan Agreement.

(238) TERM LOAN shall mean a loan in an amount not to exceed the Equivalent Amount in Canadian Dollars of US$40,000,000 made available to Maska Canada, as borrower, by the Term Lenders and a loan in an amount not to exceed the Equivalent Amount in Canadian Dollars of US$47,500,000 made available to Ultimate Parent, as borrower, by the Term Lenders.


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(239) TERM LOAN AGREEMENT shall mean the loan agreement dated on or before the
Closing Date, between Ultimate Parent and Maska Canada, as borrowers, Caisse de depot et placement du Quebec, as agent and lender and the other lenders party thereto with respect to the Term Loan, as amended, modified, supplemented or restated from time to time.

(240) TERM LOAN LIENS shall have the meaning given to it in Section 6.7.

(241) TERMINATION DATE shall mean the date on which the Loans have been indefeasibly repaid in full and all other Obligations under the Agreement and the other Loan Documents have been completely discharged and Letter of Credit Obligations have been cash collateralized, cancelled or backed by stand-by letters of credit in accordance with Annex B, and none of Borrowers shall have any further right to borrow any monies under the Agreement.

(242) THIRD PARTY INTERACTIVES shall mean all Persons with whom any Credit Party exchanges data electronically in the ordinary course of business, including, without limitation, customers, suppliers, third-party vendors, subcontractors, processors-converters, shippers and warehousemen.

(243) TITLE IV PLAN shall mean an employee pension benefit plan, as defined in
Section 3(2) of ERISA (other than a Multiemployer Plan), which is covered by Title IV of ERISA, and which any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

(244) TRADEMARK LICENSE shall mean rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Trademark.

(245) TRADEMARKS shall mean all of the following now owned or used or hereafter acquired or used by any Credit Party: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the Canadian Trademarks Office or in any similar office in any country or any political subdivision thereof; (b) all extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

(246) TROPSPORT means Tropsport Acquisitions Inc., a Canada Corporation.

(247) TROPSPORT ACTIVATION NOTICE shall have the meaning given to it in Annex C.

(248) TROPSPORT BLOCKED ACCOUNTS shall have the meaning given to it in Annex C.

(249) TROPSPORT BORROWING BASE shall mean, as of any date of determination by Agent, from time to time, an amount equal to the sum, expressed in each of Canadian Dollars and US Dollars, at such time of:


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      (a)   eighty percent (80%) of the book value of Tropsport's Eligible
            Accounts, less any Reserves established by Agent at such time in its reasonable credit judgment; and

      (b) fifty-five percent (55%) of the book value of Tropsport's Eligible Inventory valued on a first-in, first-out basis (at the lower of cost or market), less any Reserves established by Agent at such time in its reasonable credit judgment;

in each case, such sums in Canadian Dollars and in US Dollars shall be determined in accordance with the currency conversion method set forth in Sections 1.6 and 1.7 and the exchange rate used by such Borrower in making such calculations shall be set forth on the relevant Borrowing Base Certificate.

(250) TROPSPORT DISBURSEMENT ACCOUNTS shall have the meaning given to it in Annex C.

(251) TROPSPORT OPERATING ACCOUNT shall have the meaning given to it in Annex C.

(252) TROPSPORT RELATED PERSON shall have the meaning given to it in Annex C.

(253) ULTIMATE PARENT shall have the meaning given to it in the recitals to the Agreement.

(254) ULTIMATE PARENT GUARANTEE shall mean the guarantee of even date herewith executed by Ultimate Parent in favour of Agent and Lenders.

(255) ULTIMATE PARENT STOCKHOLDERS shall mean Wellspring Capital Management LLC and its Affiliates.

(256) UNFUNDED PENSION LIABILITY shall mean, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of five (5) years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Credit Party or any ERISA Affiliate as a result of such transaction.

(257) US ACQUIRED CO. shall mean Sports Holding Corp., a Delaware corporation, as it existed prior to the US Acquisition becoming effective.

(258) US ACQUISITION shall mean the transactions, or series of transactions, whereby US Acquisition Sub is merged with and into US Acquired Co. under the laws of Delaware forming SHC to continue as the surviving corporation and as a wholly-owned Subsidiary of Ultimate Parent.


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(259) US ACQUISITION SUB shall mean SLM Acquisition Corp., a Delaware corporation created by Ultimate Parent and a wholly-owned Subsidiary of Ultimate Parent formed for the sole purpose of giving effect to the US Acquisition on or before the Closing Date.

(260) US AGENT shall mean GE Capital, in its capacity as agent on behalf of the US Lenders under the US Facility.

(261) US BORROWERS shall mean Maska US and SHC Hockey.

(262) US DOLLAR AMOUNT shall mean, for any amount on any particular date, the aggregate of:

      (a)   the portion, if any, of the amount denominated in US Dollars; and

      (b) the Equivalent Amount in US Dollars (determined on such date unless otherwise specified herein) of the portion, if any, of the amount denominated in another currency.

(263) US DOLLAR COLLECTION ACCOUNT shall mean that certain account of Agent, account number 4002739 with account name GECCI_COM_FIN at Royal Bank of Canada in Toronto, Ontario, transit number 00002, or such other account as Agent shall specify.

(264) US DOLLAR SUBLIMIT shall have the meaning given to it in Section
1.1(1)(a).

(265) US DOLLARS OR US$ shall mean lawful currency of the United States of America.

(266) US FACILITY shall mean the revolving term credit facility in the amount of US$35,000,000 made available to the US Borrowers by the US Lenders.

(267) US FACILITY AGREEMENT shall mean a credit agreement with respect to the US Facility entered into on or before the Closing Date between US Borrowers, as borrowers, the other credit parties thereto, the lenders party thereto and GE Capital, as agent, on behalf of such lenders, as amended, supplemented, modified and restated from time to time.

(268) US FACILITY LIENS shall have the meaning given to it in Section 6.7.

(269) US INDEX RATE shall mean, for any day, a floating rate equal to the higher of (a) the annual rate of interest determined by Agent which is equal to the highest annual rate of interest announced from time to time by any of The Bank of Nova Scotia, Royal Bank of Canada and Canadian Imperial Bank of Commerce, as being its reference rate in effect on such date (or if such date is not a Business Day, on the Business Day immediately preceding such date) for determining interest rates on US Dollar denominated commercial loans made by it in Canada, in each case regardless of whether any of such banks actually charges such rate of interest in connection with extensions of credit in US Dollars to debtors; and (b) the Federal Funds Rate plus fifty (50) basis points per annum. Each change in any interest rate provided for in the


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Agreement based upon the US Index Rate shall take effect at the time of such change in the US Index Rate.

(270) US INDEX RATE LOAN shall mean a Loan or portion thereof bearing interest by reference to the US Index Rate.

(271) US LENDERS shall mean the lenders under the US Facility Agreement.

(272) US SUBSIDIARY GUARANTORS shall mean SHC, WAP, US Borrowers and SLM Trademark US.

(273) WAP shall mean WAP Holdings Inc., a Delaware Corporation.

(274) YEAR 2000 ASSESSMENT shall mean a comprehensive written assessment of the nature and extent of each Credit Party's Year 2000 Problems and Year 2000 Date-Sensitive Systems/Components, including, without limitation, Year 2000 Problems regarding data exchanges with Third Party Interactives.

(275) YEAR 2000 CORRECTIVE ACTIONS shall mean, as to each Credit Party, all actions necessary to remediate such Person's Year 2000 Problems, including, without limitation, computer code enhancements and revisions, upgrades and replacements of Year 2000 Date-Sensitive Systems/Components, and coordination of such enhancements, revisions, upgrades and replacements with Third Party Interactives.

(276) YEAR 2000 CORRECTIVE PLAN shall mean, with respect to each Credit Party, a comprehensive plan to remediate all of its Year 2000 Problems on or before September 30, 1999, including, without limitation by (i) computer code enhancements or revisions, (ii) upgrades or replacements of Year 2000 Date-Sensitive Systems/Components, (iii) test and validation procedures, (iv) an implementation time line and budget and (v) designation of specific employees who will be responsible for planning, coordinating and implementing each phase or subpart of the Year 2000 Corrective Plan.

(277) YEAR 2000 DATE-SENSITIVE SYSTEM/COMPONENT shall mean, as to any Person, any system software, network software, applications software, data base, computer file, embedded microchip, firmware or hardware that accepts, creates, manipulates, sorts, sequences, calculates, compares or outputs calendar-related data accurately; such systems and components shall include, without limitation, mainframe computers, file server/client systems, computer workstations, routers, hubs, other net-work related hardware, and other computer-related software, firmware or hardware and information processing and delivery systems of any kind and telecommunications systems and other communication processors, security systems, alarms, elevators and HVAC systems.

(278) YEAR 2000 IMPLEMENTATION TESTING shall mean, as to each Credit Party, (a) the performance of test and validation procedures regarding Year 2000 Corrective Actions on a unit basis and on a systemwide basis, (b) the performance of test and validation procedures regarding


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data exchanges among the Credit Parties' Year 2000 Date-Sensitive
Systems/Components and data exchanges with Third Party Interactives, and (c) the design and implementation of additional Corrective Actions, the need for which has been demonstrated by test and validation procedures.

(279) YEAR 2000 PROBLEMS shall mean, with respect to each Credit Party, limitations on the capacity or readiness of any such Credit Party's Year 2000 Date-Sensitive Systems/Components to accurately accept, create, manipulate, sort, sequence, calculate, compare or output calendar date information with respect to calendar year 1999 or any subsequent calendar year beginning on or after January 1, 2000 (including leap year computations), including, without limitation, exchanges of information among Year 2000 Date-Sensitive Systems/Components of the Credit Parties and exchanges of information among the Credit Parties and Year 2000 Date-Sensitive Systems/Components of Third Party Interactives and functionality of peripheral interfaces, firmware and embedded microchips.

     Unless otherwise specified, references in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement. The words "herein", "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule.

     Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that such Credit Party has actual knowledge or awareness of a particular fact or circumstance or that such Credit Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

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                              ANNEX B (SECTION 1.2)
                                       TO
                                CREDIT AGREEMENT

                                LETTERS OF CREDIT

(1) ISSUANCE. Subject to the terms and conditions of the Agreement, Agent and Revolving Lenders agree to incur, from time to time prior to the Commitment Termination Date, upon the request of Borrower Representative on behalf of either Borrower and for such Borrower's account, Letter of Credit Obligations by causing Letters of Credit to be issued (by a bank or other legally authorized Person selected by or acceptable to Agent in its sole discretion (each, an "L/C ISSUER")) for such Borrower's account in Canadian Dollars or US Dollars and guaranteed by Agent; provided, however, that if the L/C Issuer is a Revolving Lender, then the Letter of Credit issued by such Revolving Lender shall not be guaranteed by Agent but rather each Revolving Lender shall, subject to the terms and conditions hereinafter set forth, purchase (or be deemed to have purchased) risk participations in all such Letters of Credit issued with the written consent of Agent, as more fully described in paragraph (2)(b) below. The aggregate US Dollar Amount of all Letter of Credit Obligations shall not at any time exceed the lesser of (i) Ten Million US Dollars (US$10,000,000) (the "L/C SUBLIMIT"), and (ii) the Maximum Amount less the aggregate outstanding principal balance of the Revolving Credit Advances and the Swing Line Loan, and (iii) the Aggregate Borrowing Base less the aggregate outstanding principal balance of the Revolving Credit Advances and the Swing Line Loan. Moreover, the aggregate amount of any Letter of Credit Obligations incurred on behalf of either Borrower shall not at any time exceed the Aggregate Borrowing Base less the aggregate principal balance of the Revolving Credit Advances and the Swing Line Loan to both Borrowers. No such Letter of Credit shall have an expiry date which is more than one year following the date of issuance thereof, and neither Agent nor Revolving Lenders shall be under any obligation to incur Letter of Credit Obligations in respect of, or purchase risk participations in, any Letter of Credit having an expiry date which is later than the Commitment Termination Date.

(2) REVOLVING CREDIT ADVANCES AUTOMATIC; PARTICIPATIONS.

(a) In the event that Agent or any Revolving Lender shall make any payment on or pursuant to any Letter of Credit Obligation, such payment shall then be deemed automatically to constitute a Revolving Credit Advance to the applicable Borrower by way of a Cdn Index Rate Loan with respect to Letter of Credit Obligations for which payment was made in Canadian Dollars and a Revolving Credit Advance by way of a US Index Rate Loan with respect to Letter of Credit Obligations for which payment was made in US Dollars under Section 1.1(1) of the Agreement regardless of whether a Default or Event of Default shall have occurred and be continuing and notwithstanding either Borrower's failure to satisfy the conditions precedent set forth in Section 2, and each Revolving Lender shall be obligated to pay its Pro Rata Share thereof in accordance with the Agreement. The failure of any Revolving Lender to make available to Agent for Agent's own account its Pro Rata Share of any such Revolving Credit Advance or payment by Agent under or in respect of a Letter of Credit shall not relieve any other Revolving Lender of its


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obligation hereunder to make available to Agent its Pro Rata Share thereof, but no Revolving Lender shall be responsible for the failure of any other Revolving Lender to make available such other Revolving Lender's Pro Rata Share of any such payment.

(b) If it shall be illegal or unlawful for either Borrower to incur Revolving Credit Advances as contemplated by paragraph 2(a) above because of an Event of Default described in Section 8.1(8) or 8.1(9) or otherwise or if it shall be illegal or unlawful for any Revolving Lender to be deemed to have assumed a ratable share of the reimbursement obligations owed to an L/C Issuer, or if the L/C Issuer is a Revolving Lender, then (i) immediately and without further action whatsoever, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C Issuer, as the case may be) an undivided interest and participation equal to such Revolving Lender's Pro Rata Share (based on the Revolving Loan Commitments) of the Letter of Credit Obligations in respect of all Letters of Credit then outstanding and (ii) thereafter, immediately upon issuance of any Letter of Credit, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C Issuer, as the case may be) an undivided interest and participation in such Revolving Lender's Pro Rata Share (based on the Revolving Loan Commitments) of the Letter of Credit Obligations with respect to such Letter of Credit on the date of such issuance. Each Revolving Lender shall fund its participation in all payments or disbursements made under the Letters of Credit in the same manner as provided in the Agreement with respect to Revolving Credit Advances.

(3) CASH COLLATERAL. If Borrowers are required to provide cash collateral for any Letter of Credit Obligations pursuant to the Agreement prior to the Commitment Termination Date, the Borrowers will pay to Agent for the benefit of Revolving Lenders cash or Cash Equivalents acceptable to Agent in an amount equal to 105% of the maximum amount then available to be drawn under each applicable Letter of Credit outstanding for the benefit of either Borrower. Such funds or Cash Equivalents shall be held by Agent in a cash collateral account for Canadian Dollars or a cash collateral account for US Dollars, as applicable (the "CASH COLLATERAL ACCOUNTS"), maintained at a bank or financial institution acceptable to Agent which is not a non-resident of Canada for the purposes of the ITA. The Cash Collateral Accounts shall be in the name of the applicable Borrower and shall be pledged to, and subject to the control of, Agent, for the benefit of Agent and Lenders, in a manner satisfactory to Agent. Each Borrower hereby pledges and grants to Agent, on behalf of itself and Lenders, a security interest in, and hypothecates in the amount of C$110,000,000 in favour of the Agent and Lenders, all such funds and Cash Equivalents held in the Cash Collateral Accounts from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations and other Obligations, whether or not then due. The Agreement, including this Annex B, shall constitute a security agreement or hypothec, as the case may be, under applicable law.

      If any Letter of Credit Obligations, whether or not then due and payable, shall for any reason be outstanding on the Commitment Termination Date, Borrowers shall either (i) provide cash collateral therefor in the manner described above, or (ii) cause all such Letters of Credit and


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guarantees thereof to be cancelled and returned, or (iii) deliver a stand-by letter (or letters) of credit in guarantee of such Letter of Credit Obligations, which stand-by letter (or letters) of credit shall be of like tenor and duration (plus thirty (30) additional days) as, and in an amount equal to 105% of the aggregate maximum amount then available to be drawn under, the Letters of Credit to which such outstanding Letter of Credit Obligations relate and shall be issued by a Person, and shall be subject to such terms and conditions, as are satisfactory to Agent in its sole discretion.

      From time to time after funds are deposited in the Cash Collateral Accounts by either Borrower, whether before or after the Commitment Termination Date, Agent may apply such funds or Cash Equivalents then held in the Cash Collateral Accounts to the payment of any amounts, in such order as Agent may elect, as shall be or shall become due and payable by such Borrower to Lenders with respect to such Letter of Credit Obligations of such Borrower and, upon the satisfaction in full of all Letter of Credit Obligations of such Borrower, to any other Obligations of either Borrower then due and payable; provided that, where such funds are deposited in the Cash Collateral Accounts pursuant to the first sentence of Section 1.3(2)(a) and such excess has been eliminated, then only prior to the Commitment Termination Date and so long as no Default or Event of Default has occurred or is continuing, Agent shall pay such funds to Borrowers upon the written request of Borrower Representative.

      No Borrower nor any Person claiming on behalf of or through either Borrower shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Accounts, except that upon the termination of all Letter of Credit Obligations and the payment of all amounts payable by Borrowers to Lenders in respect thereof, any funds remaining in the Cash Collateral Accounts shall be applied to other Obligations when due and owing and upon payment in full of such Obligations, any remaining amount shall be paid to Borrowers or as otherwise required by law.

(4) FEES AND EXPENSES. Borrowers agree to pay to Agent for the benefit of Revolving Lenders, as compensation to such Lenders for Letter of Credit Obligations incurred hereunder, (x) all costs and expenses incurred by Agent or any Lender on account of such Letter of Credit Obligations, and (y) for each month during which any Letter of Credit Obligation shall remain outstanding, a fee (the "LETTER OF CREDIT FEE") in US Dollars or Canadian Dollars (according to the currency in which the applicable Letter of Credit is denominated) in an amount equal to one and one half percent (1.50%) per annum multiplied by the maximum available from time to time to be drawn under the applicable Letter of Credit. Such fee shall be paid to Agent for the benefit of Revolving Lenders in arrears, on the first day of each month and shall be calculated on the basis of the actual number of days elapsed in the previous month on which the Letter of Credit Obligations were outstanding and a year of 360 days. In addition, Borrowers shall pay to any L/C Issuer, on demand, such fees (including all per annum fees), charges and expenses of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.


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(5) REQUEST FOR INCURRENCE OF LETTER OF CREDIT OBLIGATIONS. Borrower
Representative shall give Agent at least three (3) Business Days prior written notice requesting the incurrence of any Letter of Credit Obligation, specifying the date such Letter of Credit Obligation is to be incurred, identifying the beneficiary and the Borrower to which such Letter of Credit Obligation relates and describing the nature of the transactions proposed to be supported thereby. The notice shall be accompanied by the form of the Letter of Credit (which shall be acceptable to the L/C Issuer) to be guaranteed and, to the extent not previously delivered to Agent, copies of all agreements between either Borrower and the L/C Issuer pertaining to the issuance of Letters of Credit. Notwithstanding anything contained herein to the contrary, Letter of Credit applications by Borrower Representative and approvals by Agent and the L/C Issuer may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and among Borrower Representative, Agent and the L/C Issuer.

(6) OBLIGATION ABSOLUTE. The obligation of Borrowers to reimburse Agent and Revolving Lenders for payments made with respect to any Letter of Credit Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities, and the obligations of each Revolving Lender to make payments to Agent with respect to Letters of Credit shall be unconditional and irrevocable. Such obligations of Borrowers and Revolving Lenders shall be paid strictly in accordance with the terms hereof under all circumstances including the following circumstances:

      (a) any lack of validity or enforceability of any Letter of Credit or the Agreement or the other Loan Documents or any other agreement;

      (b) the existence of any claim, set-off, defense or other right which either Borrower or any of its Affiliates or any Lender may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), Agent, any Lender, or any other Person, whether in connection with the Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between either Borrower or any of its Affiliates and the beneficiary for which the Letter of Credit was procured);

      (c) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

      (d) payment by Agent (except as otherwise expressly provided in paragraph (7)(b)(C) below) or any L/C Issuer under any Letter of Credit or guarantee thereof against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit or such guarantee;

      (e) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or


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      (f)   the fact that a Default or an Event of Default shall have occurred and be continuing.

(7) INDEMNIFICATION; NATURE OF LENDERS' DUTIES.

      (a) In addition to amounts payable as elsewhere provided in the Agreement, Borrowers hereby agree to pay and to protect, indemnify, and save harmless Agent and each Lender from and against any and all claims, demands, liabilities, damages, losses, out-of-pocket costs, charges and expenses (including legal fees) which Agent or any Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or guarantee thereof, or (B) the failure of Agent or any Lender seeking indemnification or of any L/C Issuer to honor a demand for payment under any Letter of Credit or guarantee thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent solely as a result of the gross negligence or willful misconduct of Agent or such Lender.

      (b) As between Agent and any Lender and Borrowers, Borrowers assume all risks of the acts and omissions of, or misuse of any Letter of Credit by beneficiaries of any Letter of Credit. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law neither Agent nor any Lender shall be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) for failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit; provided that, in the case of any payment by Agent or any L/C Issuer that is a -------- Revolving Lender under any Letter of Credit or guarantee thereof, Agent or such L/C Issuer shall be severally and not jointly liable to the extent such payment was made by such Person solely as a result of its gross negligence or willful misconduct in determining that the demand for payment under such Letter of Credit or guarantee thereof complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or guarantee thereof; (D) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) for errors (other than gross negligence) in interpretation of technical terms; (F) for any loss or delay (unless occasioned by gross negligence) in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or guarantee thereof or of the proceeds thereof; (G) for


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            the credit of the proceeds of any drawing under any Letter of Credit or guarantee thereof; and (H) for any consequences arising from causes beyond the control of Agent or any Lender. None of the above shall affect, impair, or prevent the vesting of any of Agent's or any Lender's rights or powers hereunder or under the Agreement.

      (c) Nothing contained in this Agreement shall be deemed to (A) limit or to expand any waivers, covenants or indemnities made by Borrowers in favour of any L/C Issuer in any letter of credit application, reimbursement agreement or similar document, instrument or agreement between Borrowers and such L/C Issuer; or (B) limit in any respects any rights which either Borrower may have against any L/C Issuer that is not a Revolving Lender.


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                              ANNEX C (SECTION 1.8)

                                       TO

                                CREDIT AGREEMENT

                             CASH MANAGEMENT SYSTEMS

PART A: TROPSPORT

      Tropsport shall establish and maintain the Cash Management Systems described below:

      (1) From and including the Closing Date until the Termination Date, Tropsport shall deposit or cause to be deposited promptly, and in any event no later than the first business day following receipt thereof (except post-dated cheques which may be held by Tropsport in accordance with the tri-party blocked account agreement referred to in paragraph (4) below prior to such deposit), all cash, cheques, drafts, wire transfers, money orders, notes or other similar items of payment relating to or constituting payments made in respect of any and all Collateral owned by Tropsport into a Canadian Dollar and a US Dollar depository account in Tropsport's name (the "TROPSPORT BLOCKED ACCOUNT" and the "SPRINGING TROPSPORT BLOCKED ACCOUNT", respectively) at Hongkong Bank of Canada, in the identical form in which such payment was made.

      (2) Notwithstanding any other provision of this Annex C, (a) until the delivery by Agent to Hongkong Bank of Canada of a Tropsport Activation Notice, Tropsport may transfer at any time and from time to time amounts on deposit in the Springing Tropsport Blocked Account to the US Dollar operating account (number 370399-002) maintained by Tropsport at Hongkong Bank of Canada and (b) until Agent delivers notice to Tropsport to the contrary, which may be given at any time in Agent's discretion, any payment made by SHC Hockey Inc. to Tropsport may be made by transfer to the US Dollar operating account (number 370399-002) maintained by Tropsport at Hongkong Bank of Canada, provided that upon such notice from Agent to Tropsport, Tropsport shall cause all such payments to be made, and SHC Hockey Inc. shall make all such payments, directly to the Springing Tropsport Blocked Account.

      (3) From and including the Closing Date until the Termination Date, Tropsport shall not deposit or transfer any funds, or cause any funds to be deposited or transferred, into the US Dollar operating account (number 370399-002) maintained by Tropsport at Hongkong Bank of Canada other than (a) those transfers and deposits expressly permitted pursuant to paragraph (2) above and (b) deposits and transfers of Revolving Credit Advances made to Tropsport by Agent pursuant to Section 1.1.


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      (4)   On or before the Closing Date (or such later date as Agent shall consent to in writing), Tropsport shall have entered into a tri-party blocked account agreement with Agent, for the benefit of itself and Lenders, and Hongkong Bank of Canada in form and substance acceptable to Agent, which shall become operative on or prior to the Closing Date. Such blocked account agreement shall provide, among other things, that (i) Hongkong Bank of Canada has no rights of set-off or recoupment or any other claim against any account maintained by Tropsport at Hongkong Bank of Canada other than for payment of its customary service fees and other charges directly related to the administration of such accounts, for the amount of any required adjustments due to clerical error or calculation errors directly related to such accounts, for the reimbursement of returned cheques for which credit had been given to any such account and in accordance with any court order, notice of garnishment binding on such bank or any other applicable law binding on Hongkong Bank of Canada, (ii) from and after the Closing Date Hongkong Bank of Canada agrees to forward immediately all amounts in the Tropsport Blocked Account to the appropriate Collection Account and to commence the process of daily sweeps from the Tropsport Blocked Account into the appropriate Collection Account, and (iii) upon notice (a "TROPSPORT ACTIVATION NOTICE") from Agent to Hongkong Bank of Canada, Hongkong Bank of Canada agrees to forward immediately all amounts on deposit in the Springing Tropsport Blocked Account to the appropriate Collection Account and to commence the process of daily sweeps from the Springing Tropsport Blocked Account to the appropriate Collection Account. Agent shall deliver to Tropsport a copy of any Tropsport Activation Notice which is delivered to Hongkong Bank of Canada. Tropsport shall not accumulate or maintain cash in disbursement accounts (including payroll accounts) as of any date of determination in excess of cheques outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements.

      (5) So long as no Default or Event of Default has occurred and is continuing, Tropsport may amend Disclosure Schedule 3.18 to add or replace a bank at which Tropsport maintains an account in its name, including depository, operating or disbursement accounts; provided, however, that (i) Agent shall have consented in writing in advance to the opening of such account with the relevant bank, subject to such conditions as Agent may impose (which may, without limitation, include that operating accounts shall be blocked) and (ii) in the case of adding or replacing a depository account, prior to the time of the opening of such depository account, Tropsport and such bank shall have executed and delivered to Agent a tri-party blocked account agreement, in form and substance satisfactory to Agent. For the purposes of this Annex C, each depository account and each blocked operating account opened pursuant to the preceding sentence, shall be a "TROPSPORT BLOCKED ACCOUNT" or a "SPRINGING TROPSPORT BLOCKED ACCOUNT", each non-blocked operating account opened pursuant to the preceding sentence shall be a "TROPSPORT OPERATING ACCOUNT" and each disbursement account


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            opened pursuant to the preceding sentence shall be a "TROPSPORT
            DISBURSEMENT ACCOUNT". Tropsport shall close any of its accounts (and establish replacement accounts in accordance with the foregoing sentence) promptly and in any event within thirty (30) days of notice from Agent that the creditworthiness of any bank holding an account is no longer acceptable in Agent's reasonable judgment, or as promptly as practicable and in any event within sixty (60) days of notice from Agent that the operating performance, funds transfer and/or availability procedures or performance with respect to accounts of the bank holding such accounts or Agent's liability under any tri-party blocked account agreement with such bank is no longer acceptable in Agent's reasonable judgment.

      (6) Tropsport may maintain disbursement accounts (each a "TROPSPORT DISBURSEMENT ACCOUNT" and collectively, the "TROPSPORT DISBURSEMENT ACCOUNTS") and operating accounts (each a "TROPSPORT OPERATING ACCOUNT" and collectively, the "TROPSPORT OPERATING ACCOUNTS") at a bank acceptable to Agent into which Agent shall, from time to time, deposit proceeds of Revolving Credit Advances made to Tropsport pursuant to Section 1.1 for use by Tropsport solely in accordance with the provisions of Section 1.4.

      (7) The Tropsport Blocked Account, the Springing Tropsport Blocked Account, the Tropsport Disbursement Accounts, the Tropsport Operating Accounts and any other accounts maintained by Tropsport at any bank shall be cash collateral accounts, with all cash, cheques and other similar items of payment in such accounts securing payment of the Loans and all other Obligations, and in which Tropsport shall have granted a Lien to Agent, on behalf of itself and Lenders, or to Agent or Lenders, as appropriate, pursuant to a Security Agreement and a Hypothec executed by Tropsport.

      (8) Tropsport shall and shall cause its Affiliates, officers, employees, agents, directors or other Persons acting for or on behalf of Tropsport (each a "TROPSPORT RELATED PERSON") to (i) hold in trust for Agent, for the benefit of itself and Lenders, all cheques, cash and other items of payment received by Tropsport or any Tropsport Related Person for the benefit of Tropsport, and (ii) deposit, within one (1) Business Day after receipt by Tropsport or any such Tropsport Related Person thereof (except post-dated cheques which may be held by Tropsport in accordance with the tri-party blocked account agreement referred to in paragraph (4) above prior to such deposit), all cheques, cash or other items or payment, into the Tropsport Blocked Account. Tropsport and each Tropsport Related Person thereof acknowledges and agrees that all cash, cheques or items of payment constituting proceeds of Collateral are the property of Agent and Lenders. Subject to paragraph (2) above, all proceeds of the sale or other disposition of any Collateral owned by Tropsport, shall be deposited directly into the Tropsport Blocked Account.


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      (9)   At any time from and including the Closing Date until the
            Termination Date, Agent may, in its discretion, deliver a Tropsport Activation Notice to Hongkong Bank of Canada. Upon the delivery by Agent to Hongkong Bank of Canada of a Tropsport Activation Notice, all amounts on deposit in the Springing Tropsport Blocked Account shall be forwarded by Hongkong Bank of Canada to the appropriate Collection Account and Hongkong Bank of Canada shall commence the process of daily sweeps from the Springing Tropsport Blocked Account to the appropriate Collection Account.

      (10) Prior to the delivery by Agent to Hongkong Bank of Canada of a Tropsport Activation Notice, Tropsport shall transfer, or cause to be transferred, on any day all amounts on deposit in the Springing Tropsport Blocked Account to the appropriate Collection Account if the aggregate amount in such account, on such day, exceeds US$200,000.

      (11) Tropsport agrees that any amount paid or returned by Agent to Hongkong Bank of Canada, pursuant to the tri-party blocked account agreement referred to in (2) above, including, without limitation, amounts paid in respect of fees and expenses thereunder and chargebacks, shall become Obligations owing by Tropsport to Agent, which shall be secured by all of the Collateral of Tropsport.

PART B: MASKA CANADA

      Maska Canada shall establish and maintain the Cash Management Systems described below:

      (1) On or before the Closing Date and until the Termination Date, Maska Canada shall establish lock boxes (each, a "LOCK BOX" and collectively, the "LOCK BOXES") at The Chase Manhattan Bank and National Bank of Canada and shall request in writing and otherwise take such reasonable steps to ensure that all Account Debtors forward payment directly to such Lock Boxes except (i) the proceeds of Maska Canada's cafeteria operations at its Mount Forest facility which are deposited by Maska Canada into the Canadian Dollar operating account (number 3830308321) maintained by Maska Canada in the name of its #1 Apparel Division at The Toronto-Dominion Bank,
            (ii) payments in respect of sales by Maska Canada to its employees or customers by way of Visa credit card (none of which shall exceed $10,000) which are paid by the obligor into the Canadian Dollar operating account (number 3830308321) maintained by Maska Canada in the name of its #1 Apparel Division at The Toronto-Dominion Bank or
            (iii) payments in respect of sales by Maska Canada to its employees or customers by way of Visa credit card, which are paid by the obligor into the Canadian Dollar depository account (number 03-556-10) maintained by Maska Canada at Caisse Populaire Desjardins (collectively, "MASKA PERMITTED DEPOSITS").


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      (2)   From and including the Closing Date until the Termination Date,
            Maska Canada shall deposit or cause to be deposited promptly and, in any event, no later than the first business day after the date of receipt thereof (except post-dated cheques which may be held by Maska Canada in accordance with the tri-party blocked account agreements referred to in paragraph (9) below prior to such deposit), all cash, cheques, drafts, wire transfers, money orders, notes or other similar items of payment relating to or constituting payment made in respect of any and all Collateral owned by Maska Canada (whether or not otherwise delivered to a Lock Box), except Maska Permitted Deposits, into Canadian Dollar depository accounts in Maska Canada's name or in the name of its #1 Apparel Division (each a "MASKA BLOCKED ACCOUNT" and, collectively, the "MASKA BLOCKED ACCOUNTS") at National Bank of Canada and US Dollar depository accounts in Maska Canada's name or in the name of its #1 Apparel Division (each a "SPRINGING MASKA BLOCKED ACCOUNT" and, collectively, the "SPRINGING MASKA BLOCKED ACCOUNTS") at The Chase Manhattan Bank and National Bank of Canada, in the identical form in which such payment was made.

      (3) Notwithstanding any other provision of this Annex C, (i) until the delivery by Agent to Maska Canada and The Chase Manhattan Bank or National Bank of Canada, as applicable, of a Maska Activation Notice, Maska Canada may transfer at any time and from time to time
            (A) amounts on deposit in the Springing Maska Blocked Account maintained at National Bank of Canada to the US Dollar operating account (number 00-946-60) maintained by Maska Canada at National Bank of Canada and (B) amounts on deposit in the Springing Maska Blocked Account maintained at The Chase Manhattan Bank to the US Dollar operating account (number 00-946-60) maintained by Maska Canada at National Bank of Canada, the US Dollar operating accounts (numbers 114-636508 and 00-011-60) maintained by Maska Canada in the name of its #1 Apparel Division at The Chase Manhattan Bank and National Bank of Canada, respectively, or the US Dollar operating account (number 114-636516) maintained by Maska Canada at The Chase Manhattan Bank and (ii) until Agent delivers notice to Maska Canada to the contrary, which may be given at any time in Agent's discretion, payments made by Maska U.S., Inc. to Maska Canada may be made to the US Dollar operating account (number 00-946-60) maintained by Maska Canada at National Bank of Canada, provided that upon such notice from Agent to Maska Canada, Maska Canada shall cause all such payments to be made directly to the Springing Maska Blocked Account (account number 04-760-67) maintained at National Bank of Canada.

      (4) From and including the Closing Date until the Termination Date, Maska Canada shall not deposit or transfer any funds, or cause any funds to be deposited or transferred, into the US Dollar operating account (number 00-946-60) maintained by Maska Canada at National Bank of Canada other than (a) those transfers and deposits expressly permitted pursuant to paragraph (3) above and (b) deposits and


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            transfers of Revolving Credit Advances made to Maska Canada by Agent pursuant to Section 1.1.

      (5) From and including the Closing Date until the Termination Date, Maska Canada shall not deposit or transfer any funds, or cause any funds to be deposited or transferred, into the Canadian Dollar operating account (number 01-265-20) maintained by Maska Canada at National Bank of Canada other than (a) transfers from the US Dollar operating account (number 00-946-60) maintained by Maska Canada at National Bank of Canada and (b) deposits and transfers of Revolving Credit Advances made to Maska Canada by Agent pursuant to Section 1.1.

      (6) From and including the Closing Date until the Termination Date, Maska Canada shall not deposit or transfer any funds, or cause any funds to be deposited or transferred, into the US Dollar operating accounts (numbers 114-636516 and 114- 636508) maintained by Maska Canada in its own name and in the name of its #1 Apparel Division, respectively, at The Chase Manhattan Bank other than (a) those transfers and deposits expressly permitted pursuant to paragraph (3) above and (b) transfers from the US Dollar operating account (number 00-946-60) maintained by Maska Canada at National Bank of Canada.

      (7) From and including the Closing Date until the Termination Date, Maska Canada shall not deposit or transfer any funds, or cause any funds to be deposited or transferred, into the Canadian Dollar disbursement account (number 01-287-27) or the Canadian Dollar operating account (number 00-117-27) maintained by Maska Canada in its name and the name of its #1 Apparel Division, respectively, at National Bank of Canada other than transfers from the Canadian Dollar operating account (number 01-265-20) maintained by Maska Canada at National Bank of Canada.

      (8) From and including the Closing Date until the Termination Date, Maska Canada shall not deposit or transfer any funds, or cause any funds to be deposited or transferred, into the US Dollar operating account (number 00-011-60) maintained by Maska Canada in the name of its #1 Apparel Division at National Bank of Canada other than transfers from the US operating account (number 00-946-60) maintained by Maska Canada at National Bank of Canada.

      (9) On or before the Closing Date (or such later date as Agent shall consent to in writing), Maska Canada shall have entered into a tri-party blocked account agreements with Agent, for the benefit of itself and Lenders, and each of The Chase Manhattan Bank and National Bank of Canada in form and substance acceptable to Agent, which shall become operative on or prior to the Closing Date. Each such blocked account agreement shall provide, among other things, that (i) the applicable bank has no rights of set-off or recoupment or any other claim against the Maska Blocked Accounts or the Springing Maska Blocked


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            Accounts, other than for payment of its customary service fees and other charges directly related to the administration of the accounts maintained by Maska Canada at such bank and the Lock Boxes, for the amount of any required adjustments due to clerical error or calculation errors directly related to such accounts, for reimbursement of returned cheques for which credit had been given to any such account and in accordance with any court order, notice of garnishment binding on the applicable bank or any other applicable law binding on such bank, and (ii) upon notice (a "MASKA ACTIVATION NOTICE") from Agent to the applicable bank, such bank agrees to forward immediately all amounts on deposit in the Springing Maska Blocked Account maintained by Maska Canada at such bank to the appropriate Collection Account and to commence the process of daily sweeps from the applicable Springing Maska Blocked Account. In addition, the blocked account agreement between Maska Canada, Agent, for the benefit of itself and Lenders, and National Bank of Canada, shall provide that from and after the Closing Date National Bank of Canada agrees to forward immediately all amounts on deposit in each Maska Blocked Account to the appropriate Collection Account and to commence the process of daily sweeps from such Maska Blocked Accounts into the appropriate Collection Account. Agent shall deliver to Maska Canada a copy of any Maska Activation Notice which is delivered to The Chase Manhattan Bank or National Bank of Canada. Maska Canada shall not accumulate or maintain cash in disbursement accounts (including payroll accounts) as of any date of determination in excess of cheques outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements.

      (10) So long as no Default or Event of Default has occurred and is continuing, Borrower may amend Disclosure Schedule 3.18 to add or replace a bank at which Maska Canada maintains an account in its name, including depository accounts, operating accounts or disbursement accounts or at which Maska Canada maintains a Lock Box; provided, however, that (i) Agent shall have consented in writing in advance to the opening of such account or lock box with the relevant bank, and subject to such conditions as Agent may impose (which may, without limitation, include that operating accounts shall be blocked) and (ii) in the case of adding or replacing a depository account, or a lock box, prior to the time of the opening of such account or lock box, Maska Canada and such bank shall have executed and delivered to Agent a tri-party blocked account agreement, in form and substance satisfactory to Agent. For the purpose of this Annex C, each depository account and each blocked operating account opened pursuant to the preceding sentence shall be a "MASKA BLOCKED ACCOUNT" or a "SPRINGING MASKA BLOCKED ACCOUNT", each disbursement account opened pursuant to the preceding sentence shall be a "MASKA DISBURSEMENT ACCOUNT", each non-blocked operating account opened pursuant to the preceding sentence shall be a "MASKA OPERATING ACCOUNT" and each lock box opened pursuant to the preceding sentence shall be a "LOCK BOX". Maska Canada shall close any of its accounts (and establish replacement accounts in accordance with the foregoing sentence) promptly and in


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            any event within thirty (30) days of notice from Agent that the creditworthiness of any bank holding an account is no longer acceptable in Agent's reasonable judgment, or as promptly as practicable and in any event within sixty (60) days of notice from Agent that the operating performance, funds transfer and/or availability procedures or performance with respect to accounts or lock boxes of the bank holding such accounts or Agent's liability under any tri-party blocked account agreement with such bank is no longer acceptable in Agent's reasonable judgment.

      (11) Maska Canada may maintain, in its name, disbursement accounts (each a "MASKA DISBURSEMENT ACCOUNT" and collectively, the "MASKA DISBURSEMENT ACCOUNTS") and operating accounts (each a "MASKA OPERATING ACCOUNT" and, collectively, the "MASKA OPERATING ACCOUNTS") at a bank acceptable to Agent into which Agent shall, from time to time, deposit proceeds of Revolving Credit Advances made to Maska Canada pursuant to Section 1.1 for use by Maska Canada solely in accordance with the provisions of Section 1.4.

      (12) The Lock Boxes, the Maska Blocked Accounts, the Springing Maska Blocked Accounts, the Maska Disbursement Accounts, the Maska Operating Accounts and any other accounts maintained by Maska Canada at any bank shall be cash collateral accounts, with all cash, cheques and other similar items of payment in such accounts securing payment of the Loans and all other Obligations, and in which Maska Canada shall have granted a Lien to Agent, on behalf of itself and Lenders, or to Agent and Lenders as appropriate, pursuant to a Security Agreement and a Hypothec executed by Maska Canada.

      (13) Maska Canada shall and shall cause its Affiliates, officers, employees, agents, directors or other Persons acting for or on behalf of Maska Canada (each a "MASKA RELATED PERSON") to (i) hold in trust for Agent, for the benefit of itself and Lenders, all cheques, cash and other items of payment received by Maska Canada or any Maska Related Person for the benefit of Maska Canada, and (ii) deposit, within one (1) Business Day after receipt by Maska Canada or any such Maska Related Person thereof (except post-dated cheques which may be held by Maska Canada in accordance with the tri-party blocked account agreements referred to in paragraph (9) above prior to such deposit), all cheques, cash or other items or payment, into the Maska Blocked Accounts. Maska Canada and each Maska Related Person acknowledges and agrees that all cash, cheques or items of payment constituting proceeds of Collateral are the property of Agent and Lenders. Subject to paragraph (3) above, all proceeds of the sale or other disposition of any Collateral owned by Maska Canada, shall be deposited directly into the Maska Blocked Accounts.

      (14) Maska Canada agrees that any amount paid or returned by the Agent to National Bank of Canada or The Chase Manhattan Bank pursuant to the tri-party blocked


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            account agreements referred to in (3) above, including, without limitation, amounts paid in respect of fees and expenses thereunder and chargebacks, shall become Obligations owing by Maska Canada to the Agent, which shall be secured by all of the Collateral of Maska Canada.

      (15) At any time from and including the Closing Date until the Termination Date, Agent may, in its discretion, deliver a Maska Activation Notice to National Bank of Canada or The Chase Manhattan Bank, as applicable. Upon the delivery by Agent to National Bank of Canada or The Chase Manhattan Bank, as applicable, of a Maska Activation Notice, all amounts on deposit in the applicable Springing Maska Blocked Account shall be forwarded by National Bank of Canada or The Chase Manhattan Bank, as applicable, to the appropriate Collection Account and National Bank of Canada or The Chase Manhattan Bank, as applicable, shall commence the process of daily sweeps from the applicable Springing Maska Blocked Account to the appropriate Collection Account.

      (16) Prior to the delivery by Agent to National Bank of Canada or The Chase Manhattan Bank, as applicable, of a Maska Activation Notice, Maska Canada shall transfer, or cause to be transferred, all amounts on deposit in the Springing Maska Blocked Account (number 04-760-67) maintained by Maska Canada at National Bank of Canada or the Springing Maska Blocked Account (number 801- 502012) maintained by Maska Canada in the name of its #1 Apparel Division at The Chase Manhattan Bank to the appropriate Collection Account upon the aggregate amount on deposit in either such account, at any time, exceeding US$200,000.

      (17) From and including the Closing Date until the Termination Date, Maska Canada shall not transfer any funds on deposit in the Canadian Dollar depository account (number 03-556-10) maintained by Maska Canada at Caisse Populaire Desjardins other than funds which are transferred to the Maska Blocked Account (number 01-877-23) maintained by Maska Canada at National Bank of Canada. Maska Canada shall transfer, or cause to be transferred, (i) upon the occurrence of an Event of Default, all amounts on deposit in the Canadian Dollar depository account (number 03-556-10) maintained by Maska Canada at Caisse Populaire Desjardins or (ii) upon the amount on deposit in such account, at any time, exceeding $50,000, the amount of such excess, in each case, to the Maska Blocked Account (number 01-877-23) maintained by Maska Canada at National Bank of Canada.

      (18) Maska Canada shall transfer, or cause to be transferred, (i) upon the occurrence of an Event of Default, all amounts on deposit in the Canadian Dollar operating account (number 3830308321) maintained by Maska Canada in the name of its #1 Apparel Division at the Toronto-Dominion Bank or (ii) upon the total amount on deposit in such account, at any time, exceeding $150,000, the amount of such


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            excess, in each case, to the Maska Blocked Account (number
            01-878-20) maintained by Maska Canada in the name of its #1 Apparel Division at National Bank of Canada.

      (19) On or prior to the date which is thirty (30) days following the Closing Date, Maska Canada shall have closed each of (i) the Canadian Dollar and US Dollar lock box accounts (numbers 731852-500 and 740994-505, respectively) which it maintains in its name at The Chase Manhattan Bank of Canada and (ii) the Canadian Dollar and US Dollar lock box accounts (numbers 731860-500 and 741000-505, respectively) which it maintains at The Chase Manhattan Bank of Canada in the name of its #1 Apparel Division. From and including the Closing Date until the date upon which the accounts referred to in this paragraph (19) are closed (i) Maska Canada shall not make or permit to be made any deposit into any such account and (ii) at no time shall the amount on deposit in any such account exceed US$5,000 or C$5,000, as applicable. On or prior to the date which is thirty-one (31) days following the Closing Date, Maska Canada shall confirm in writing to Agent that each of the accounts referred to in this paragraph (19) has been closed and, if requested by Agent, provide evidence to Agent of such closure reasonably satisfactory to Agent.


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                            ANNEX D (SECTION 2.1(1))

                                       TO

                                CREDIT AGREEMENT

                    SCHEDULE OF ADDITIONAL CLOSING DOCUMENTS

      In addition to, and not in limitation of, the conditions described in
Section 2.1 of the Agreement, pursuant to Section 2.1(1), the following items must be received by Agent in form and substance satisfactory to Agent on or prior to the Closing Date (each capitalized term used but not otherwise defined herein shall have the meaning given to it in Annex A to the Agreement):

(1) APPENDICES. All Appendices to the Agreement, in form and substance satisfactory to Agent.

(2) REVOLVING NOTES AND SWING LINE NOTES. Duly executed originals of the US$ Revolving Notes and the C$ Revolving Notes for each Lender, and the US$ Swing Line Notes and the C$ Swing Line Notes for the Swing Line Lender, given by each Borrower and dated the Closing Date.

(3) SECURITY AGREEMENTS. Duly executed originals of the Security Agreements given by each Borrower, Canadian Subsidiary Guarantor, Ultimate Parent and each US Subsidiary Guarantor, and all instruments, documents, powers of attorney and agreements executed pursuant thereto.

(4) HYPOTHECS. Duly executed originals of the Hypothecs given by each Borrower, Canadian Subsidiary Guarantor, Ultimate Parent and each US Subsidiary Guarantor, and all instruments, documents and agreements executed pursuant thereto.

(5) GENERAL ASSIGNMENTS OF DEBTS. Duly executed originals of the General Assignments of Debts given by each Borrower and all affidavits of bona fides, affidavits of execution, instruments, documents and agreements executed pursuant thereto.

(6) PLEDGE AGREEMENTS. Duly executed originals of the Pledge Agreement given by Maska Canada, accompanied by a Stock transfer power executed in blank.

(7) INSURANCE. Satisfactory evidence that the insurance policies required by
Section 5.4 are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured and mortgage clauses or endorsements, as requested by Agent, in favour of Agent, on behalf of Agent and Lenders, or in favour of Agent and Lenders (in the case of insurance policies covering Collateral and operations located in the Province of Quebec).


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(8) SECURITY INTEREST AND PPSA FILINGS.

(a) Evidence satisfactory to Agent that Agent (for the benefit of itself and Lenders) and Agent and Lenders, as appropriate, have a valid and perfected first priority security interest (or the applicable equivalent thereto) in the Collateral (subject to publication, registration or filing, as appropriate, of, or in respect of, the Hypothecs of SHC, WAP and (with respect to immoveable property only) Tropsport, to be registered in the Province of Quebec, the General Assignments of Debts of each of the Borrowers to be registered in Newfoundland and Northwest Territories, UCC-1 financing statements for filing in the applicable States of the United States, and filings of certain of the Collateral Documents in the applicable intellectual property offices in Ottawa, Ontario and Washington, D.C.), subject, as to priority, only to Permitted Encumbrances, including (A) such documents (including financing statements under the PPSA, as required, and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens) as Agent may request in order to perfect its security interests (or the applicable equivalent thereto) in the Collateral and (B) copies of PPSA search reports listing all effective financing statements (or the applicable equivalent thereto) that name any Credit Party as debtor, together with copies of such financing statements (or the applicable equivalent thereto), none of which shall cover the Collateral, except for those relating to the Prior Lender Obligations (all of which shall be released, discharged or terminated on the Closing Date) and the obligations under the US Facility and the Term Loan.

(b) Evidence satisfactory to Agent, including copies, of all financing statements (or the applicable equivalent thereto) filed in favour of each applicable Credit Party with respect to each location, if any, at which Inventory may be consigned.

(c) Control Letters, as required by Section 6.2(4).

(9) PAYOFF LETTER; FINANCING CHANGE STATEMENTS. Copies of duly executed payoff letters, in form and substance satisfactory to Agent, by and between all parties (or their duly authorized agents) to the HKBC Facility loan documents and the Chase Facility loan documents evidencing repayment in full of all Prior Lender Obligations, together with (a) financing change statements (or the applicable equivalent thereof), discharges, releases or other appropriate termination statements, in form and substance satisfactory to Agent, manually signed by the Prior Lenders releasing all Liens of Prior Lenders upon any and all of the personal and real property of each Credit Party, and (b) termination of all blocked account agreements, bank agency agreements or other similar agreements or arrangements in favour of Prior Lenders or relating to the Prior Lender Obligations.

(10) INTELLECTUAL PROPERTY SECURITY AGREEMENTS. Duly executed originals of Intellectual Property Security Agreements given by Maska US, SHC Hockey and each other Credit Party which owns Intellectual Property registered in the United States of America, all in form and substance satisfactory to Agent, together with all instruments, documents and agreements executed pursuant thereto.


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(11) CONSENTS AND ACKNOWLEDGMENTS RESPECTING INTELLECTUAL PROPERTY. Duly
executed originals of Consents and Acknowledgments Respecting Intellectual Property, each dated on or before the Closing Date and signed by certain licensors of Intellectual Property to Borrowers and each Credit Party as follows: CCM and Gestion Pro-Velo Inc., KFH Sports Oy, Jofa AB, NHL Enterprises Canada, L.P. and NHL Enterprises, L.P.

(12) ULTIMATE PARENT GUARANTEE. Duly executed originals of the Ultimate Parent Guarantee and all documents, instruments and agreements executed pursuant thereto.

(13) SUBSIDIARY GUARANTEES. Subsidiary Guarantees executed by each US Subsidiary Guarantor and Canadian Subsidiary Guarantor in favour of Agent and Lenders and all documents, instruments and agreements executed pursuant thereto.

(14) INITIAL BORROWING BASE CERTIFICATE. Duly executed originals of an initial Borrowing Base Certificate from Borrowers, dated the Closing Date, reflecting information concerning Eligible Accounts and Eligible Inventory of each Borrower as of a date not before November 7, 1998.

(14) INITIAL NOTICE OF REVOLVING CREDIT ADVANCE. Duly executed originals of a Notice of Revolving Credit Advance, dated the Closing Date, with respect to the initial Revolving Credit Advance to be requested by Borrower Representative on the Closing Date.

(15) LETTER OF DIRECTION. Duly executed originals of a letter of direction from Borrower Representative addressed to Agent, on behalf of itself and Lenders, with respect to the disbursement on the Closing Date of the proceeds of the initial Revolving Credit Advance.

(16) CASH MANAGEMENT SYSTEM; BLOCKED ACCOUNT AGREEMENTS. Evidence satisfactory to Agent that, as of the Closing Date, Cash Management Systems complying with Annex C to the Agreement have been established and are currently being maintained in the manner set forth in such Annex C, together with copies of duly executed tri-party blocked account and lock box agreements satisfactory to Agent, with the banks as required by Annex C.

(17) STATUS. For each Credit Party, such Person's certificates of status, compliance or good standing, as applicable, evidencing such Person's qualification to conduct business in each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, each dated a recent date prior to the Closing Date and certified by the applicable authorized Governmental Authority.

(18) CERTIFICATES OF INCORPORATION. For each of Ultimate Parent and the US Subsidiary Guarantors, its certificate of incorporation and all amendments thereto, certified by the applicable Governmental Authority.

(19) CONSTATING DOCUMENTS, BYLAWS AND RESOLUTIONS. For each Credit Party, (a) constating documents and all amendments thereto and bylaws, together with all amendments thereto (only in the case of Borrowers and Canadian Subsidiary Guarantor), and (b) resolutions of such


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Person's Board of Directors and, if applicable, shareholders, approving and authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and the transactions to be consummated in connection therewith, and (c) copies of all third party approvals as required under Section 2.1(3), each certified as of the Closing Date by such Person's corporate secretary or an assistant secretary of such Person as being in full force and effect without any modification or amendment.

(20) INCUMBENCY CERTIFICATES. For each Credit Party, signature and incumbency certificates of the officers of each such Person executing any of the Loan Documents, certified as of the Closing Date by such Person's corporate secretary or an assistant secretary of such Person as being true, accurate, correct and complete.

(21) OPINIONS OF COUNSEL. Duly executed originals of opinions of Goodman, Phillips & Vineberg, Quebec and Ontario counsel for the Credit Parties, and Skadden, Arps, Slate, Meagher & Flom, L.L.P., special New York counsel for the Credit Parties, together with any local counsel opinions requested by Agent, each in form and substance satisfactory to Agent and its counsel, dated the Closing Date, and addressed to Agent, on behalf of Agent and Lenders, and including in each such opinion an express statement to the effect that Agent and Lenders are authorized to rely on such opinion.

(22) FEE LETTER. Duly executed originals of the GE Capital Fee Letter.

(23) NO MATERIAL CHANGE. The Agent shall have received a certificate dated as of the Closing Date executed by the Chief Executive Officer and/or Senior Vice-President, Finance of Ultimate Parent stating that, as of the Closing Date, since December 31, 1997:

      (a)   no litigation has occurred or is pending or threatened which

            (A) is reasonably likely to have a material adverse effect on the financial condition, business, operating properties or prospects of either Borrower, individually, or Ultimate Parent and its Subsidiaries, taken as a whole, or SHC and its Subsidiaries, taken as a whole, or either Borrower's ability to repay the Obligations, or

            (B) challenges any of the transactions contemplated hereby or any of the other Loan Documents or any Related Transaction;

      (b) there has been no material adverse change, or development involving a prospective material adverse change, individually or in the aggregate, in the business, financial or other condition of either Borrower or Ultimate Parent and its Subsidiaries taken as a whole or SHC and its Subsidiaries taken as a whole, the industries in which either Borrower operates, or the Collateral or in the prospects or projections of either Borrower or Ultimate Parent and its Subsidiaries taken as a whole or SHC and its Subsidiaries taken as a whole;


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      (c)   there has been no material increase in the liabilities, liquidated or contingent, (excluding the Term Loan and the US Facility) of Ultimate Parent or any of its Subsidiaries, and no material decrease has occurred in the assets of Ultimate Parent or any of its Subsidiaries; and

      (d)   no Restricted Payments have been made.

(24) WAIVERS. Agent, on behalf of Lenders, shall have received landlord waivers and consents, bailee letters and mortgagee agreements in form and substance satisfactory to Agent, in each case as required pursuant to Section 5.9.

(25) MORTGAGES. Mortgages covering all of the Real Estate owned by Borrowers (the "MORTGAGED PROPERTIES") together with: (a) title opinions in respect of the Mortgaged Properties and opinions with respect to registration of the Mortgages as set out in clause (b) from counsel for Credit Parties in each province in which any Mortgaged Property is located, all in form and substance, and from counsel, satisfactory to Agent, and, to the extent received by Term Lenders, current as-built surveys, evidence of zoning compliance and compliance with all other legal requirements, including that all certificates of occupancy, building permits and other licences, certificates, approvals and consents have been obtained, in each case satisfactory in form and substance to Agent, acting reasonably; and (b) evidence that counterparts of the Mortgages have been registered in all places to the extent necessary or desirable, in the judgment of Agent, to create a valid and enforceable first priority Lien (subject to Permitted Encumbrances) on each Mortgaged Property in favour of Agent for the benefit of itself and Lenders (or in favour of Agent and Lenders as may be required or desired under local law).

(26) INTERCREDITOR AGREEMENT. Agent and Lenders shall have received duly executed originals of the Intercreditor Agreement.

(27) ENVIRONMENTAL REPORTS. Agent shall have received such environmental review and audit reports, including Phase II reports, with respect to the Real Estate of any Credit Party as Agent shall have requested, and Agent shall be satisfied, in its sole discretion, with the contents of all such environmental reports. Agent shall have received letters executed by the environmental firms preparing such environmental reports, in form and substance satisfactory to Agent, authorizing Agent and Lenders to rely on such reports.

(28) COLLATERAL AUDIT; INVENTORY APPRAISALS. Agent shall have received results of a collateral audit with respect to each Borrower, in form and substance satisfactory to Agent. Agent shall have received Inventory appraisals in form and substance satisfactory to Agent, reflecting Inventory values at levels acceptable to Agent, and performed by appraisers acceptable to Agent.

(29) APPRAISALS. Agent shall have received copies of all appraisals received by Term Lenders as to all Equipment and as to each of the Mortgaged Properties, each of which shall be in form and substance satisfactory to Agent, acting reasonably.


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(30) AUDITED FINANCIALS; FINANCIAL CONDITION. Agent shall have received Ultimate
Parent's and SHC's final Financial Statements for the Fiscal Years ended
December 31, 1997 and December 31, 1996, audited by Ernst & Young. Each of Ultimate Parent and SHC shall have provided Agent with its current operating statements, a consolidated and consolidating balance sheet and statement of cash flows, the Pro Forma, Projections, and a Borrowing Base Certificate with respect to each Borrower certified by such Borrower's Senior Vice-President, Finance, in each case in form and substance satisfactory to Agent, acting reasonably, and Agent shall be satisfied, in its sole discretion, with all of the foregoing. Agent shall have further received a certificate of the Chief Executive Officer and/or the Senior Vice-President, Finance of Ultimate Parent, based on such Pro Forma and Projections, to the effect that (a) Ultimate Parent and its Subsidiaries will be Solvent upon the consummation of the transactions contemplated herein; (b) the Pro Forma fairly presents the consolidated financial condition of Ultimate Parent and its Subsidiaries as of the date thereof after giving effect to the transactions contemplated by the Loan Documents; and (c) the Projections are based upon estimates and assumptions stated therein, all of which Ultimate Parent believes to be reasonable and fair in light of current conditions and current facts known to Ultimate Parent and, as of the Closing Date, reflect Ultimate Parent's good faith and reasonable estimates of its future financial performance and of the other information projected therein for the period set forth therein, it being recognized by Lenders that such Projections, as they relate to future events, are not to be viewed as facts or an assurance of performance and that actual results during the period or periods covered by such Projections may differ from the forecasted or projected results set forth therein.

(31) CERTIFIED COPIES OF RELATED TRANSACTION DOCUMENTS. Agent shall have received a certificate of officer of Ultimate Parent to which is attached complete copies of the Reorganization Agreement, Certificate of Merger of Ultimate Parent and any other documents delivered under the Reorganization Agreement that Agent requests be attached thereto, and the Term Loan Agreement and all security executed in connection therewith.

(32) CERTIFIED COPY OF TROPSPORT SHARE REGISTER. Certificate of Officers of Borrowers attaching copy of share register of Tropsport showing Maska Canada as owner of all issued and outstanding Stock of Tropsport.

(33) CERTIFICATE AS TO RELATED TRANSACTIONS. Certificate of Officer of Ultimate Parent as to the completion of the Related Transactions, including as to the matters described in Section 2.1(7) of this Agreement.

(34) ESCROW AGREEMENT. Duly executed originals of the Escrow Agreement and all documents, instruments and agreements executed pursuant thereto.

(35) OTHER DOCUMENTS. Such other certificates, documents and agreements respecting any Credit Party as Agent may, in its sole discretion, request.


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                            ANNEX E (SECTION 4.1(1))
                                       TO
                                CREDIT AGREEMENT

                FINANCIAL STATEMENTS AND PROJECTIONS -- REPORTING

      Borrowers and Ultimate Parent, as applicable, shall deliver or cause to be delivered to Agent or to Agent and Lenders, as indicated, the following:

(1) MONTHLY FINANCIALS. To Agent and Lenders, within thirty (30) days after the end of each Fiscal Month (other than a Fiscal Month during which a Fiscal Quarter ends), financial information regarding Ultimate Parent and its Subsidiaries, certified by the Senior Vice-President, Finance of Ultimate Parent, consisting of consolidated and consolidating (a) unaudited balance sheets as of the close of such Fiscal Month and the related statements of income and cash flow for that portion of the Fiscal Year ending as of the close of such Fiscal Month; (b) unaudited statements of income and cash flows for such Fiscal Month, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments); and (c) a summary of the outstanding balances of all intercompany indebtedness of all Credit Parties. Such financial information shall be accompanied by the certification of the Senior Vice-President, Finance of Ultimate Parent that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position and results of operations of Ultimate Parent and its Subsidiaries, on a consolidated and consolidating basis, in each case as at the end of such month and for the period then ended and (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default;

(2) QUARTERLY FINANCIALS. To Agent and Lenders, within forty-five (45) days after the end of each Fiscal Quarter, financial information regarding Ultimate Parent and its Subsidiaries, certified by the Senior Vice-President, Finance of Ultimate Parent, including consolidated and consolidating (a) unaudited balance sheets as of the close of such Fiscal Quarter and the related statements of income and cash flow for that portion of the Fiscal Year ending as of the close of such Fiscal Quarter and (b) unaudited statements of income and cash flows for such Fiscal Quarter, in each case setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments). Such financial information shall be accompanied by (A) a statement in reasonable detail (each, a "COMPLIANCE CERTIFICATE") certified by the Senior Vice-President, Finance of Ultimate Parent showing the calculations used in determining compliance with each of the financial covenants set forth on Annex G which is tested on a quarterly basis and showing, for each Fiscal Quarter ending on or after September 30, 1999, the calculations used in determining the Applicable Margins set forth in Section 1.5(1) and


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(B) the certification of the Senior Vice-President, Finance of Ultimate Parent
that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position, results of operations and statements of cash flows of Ultimate Parent and its Subsidiaries, on both a consolidated and consolidating basis, as at the end of such Fiscal Quarter and for the period then ended, (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default. In addition, Ultimate Parent shall deliver to Agent and Lenders, within forty-five
(45) days after the end of each Fiscal Quarter, a management discussion and analysis which includes a comparison to budget for that Fiscal Quarter and a comparison of performance for that Fiscal Quarter to the corresponding period in the prior year;

(3) OPERATING PLAN. To Agent and Lenders, as soon as available, but not later than thirty (30) days after the end of each Fiscal Year, an annual operating plan for Ultimate Parent and its Subsidiaries, approved by the Board of Directors of Ultimate Parent, for the following year, which will include a statement of all of the material assumptions on which such plan is based, will include monthly balance sheets and a monthly budget for the following year and will integrate sales, gross profits, operating expenses, operating profit, cash flow projections and Borrowing Availability projections all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management's good faith estimates of future financial performance based on historical performance), and including plans for personnel, Capital Expenditures and facilities;

(4) ANNUAL AUDITED FINANCIALS. To Agent and Lenders, within ninety (90) days after the end of each Fiscal Year, audited Financial Statements for Ultimate Parent and its Subsidiaries on a consolidated and (unaudited) consolidating basis, consisting of balance sheets and statements of income and retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year and the figures contained in the Projections for such Fiscal Year, which Financial Statements shall be prepared in accordance with GAAP, certified without qualification, by an independent certified public accounting firm of national standing or otherwise acceptable to Agent. Such Financial Statements shall be accompanied by (a) a statement prepared in reasonable detail showing the calculations used in determining compliance with each of the financial covenants set forth on Annex G, (b) a report from such accounting firm to the effect that, in connection with their audit examination, nothing has come to their attention to cause them to believe that a Default or Event of Default has occurred (or specifying those Defaults and Events of Default that they became aware of), it being understood that such audit examination extended only to accounting matters and that no special investigation was made with respect to the existence of Defaults or Events of Default, (c) the annual letters to such accountants in connection with their audit examination detailing contingent liabilities and material litigation matters, and (d) the certification of the Chief Executive Officer or Senior Vice-President, Finance of Ultimate Parent that all such Financial Statements present fairly in accordance with GAAP the financial position, results of operations and statements of cash flows of Ultimate Parent and its Subsidiaries on a consolidated and consolidating basis, as at the end of


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such year and for the period then ended, and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default;

(5) MANAGEMENT LETTERS. To Agent and Lenders, within five (5) Business Days after receipt thereof by any Credit Party, copies of all management letters, exception reports or similar letters or reports received by such Credit Party from its independent chartered or certified public accountants;

(6) DEFAULT NOTICES. To Agent and Lenders, as soon as practicable, and in any event within five (5) Business Days after an executive officer of any Credit Party has actual knowledge of the existence of any Default, Event of Default or other event which has had a Material Adverse Effect, telephonic or telecopied notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day;

(7) SECURITIES FILINGS AND PRESS RELEASES. To Agent and Lenders, promptly upon their becoming available, copies of: (a) all Financial Statements, reports, notices and proxy statements made publicly available by any Credit Party to its security holders; (b) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Credit Party with any securities exchange, commission or governmental or regulatory authority; and (c) all press releases and other statements made available by any Credit Party to the public concerning material changes or developments in the business of any such Person;

(8) SUPPLEMENTAL SCHEDULES. To Agent, supplemental disclosures, if any, required by Section 5.6 of the Agreement;

(9) LITIGATION. To Agent in writing, promptly upon learning thereof, notice of any Litigation commenced or threatened against any Credit Party that (a) seeks damages in excess of C$500,000 or the Equivalent Amount thereof in another currency, (b) seeks injunctive relief, (c) is asserted or instituted against any Plan, its fiduciaries or its assets or against any Credit Party or ERISA Affiliate in connection with any Plan, (d) alleges criminal misconduct by any Credit Party, (e) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Liabilities except to the extent that such alleged violation or remedy sought could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (f) involves any product recall;

(10) INSURANCE NOTICES. To Agent, disclosure of losses or casualties required by
Section 5.4 of the Agreement;

(11) LEASE DEFAULT NOTICES. To Agent, copies of (i) on the date of receipt by any Credit Party, any and all default notices received under or with respect to any leased location or public warehouse where Collateral is located, (ii) promptly, such other notices or documents as Agent may request in its reasonable discretion, and (iii) three (3) Business Days before the due date for


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each monthly rent payment, a certificate of the Senior Vice-President, Finance or Controller of each Borrower, in form and substance satisfactory to Agent, acting reasonably, certifying that all rent payable with respect to such month, under any lease, for any location at which Inventory or books and records (including hardware and software) relating to the Collateral are located, has been paid;

(12) LEASE AMENDMENTS. To Agent, copies of all amendments to leases of Real Estate of which any Credit Party is a lessee and on or at which Collateral is located if, as a result of such amendment, any terms and conditions of such lease are less favourable to, or more onerous to, such Credit Party;

(13) CCM SHAREHOLDERS' AGREEMENT. To Agent, copies of all amendments to, and waivers or other modifications of, the CCM Shareholders Agreement; and

(14) OTHER DOCUMENTS. To Agent and Lenders, such other financial and other information respecting any Credit Party's business or financial condition as Agent or any Lender shall, from time to time, reasonably request.


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                            ANNEX F (SECTION 4.1(2))
                                       TO
                                CREDIT AGREEMENT

                               COLLATERAL REPORTS

      Borrowers shall deliver or cause to be delivered the following:

      (1) To Agent, upon its request, and in no event less frequently than twice monthly, on the third Business Day of the second week of each Fiscal Month and the third business day of the last week of each Fiscal Month, commencing with the week of November 25, 1998, (together with a copy of all or a part of such delivery requested by any Lender in writing after the Closing Date) a Borrowing Base Certificate with respect to each Borrower, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion.

      (2) To Agent, upon its request, and in no event less frequently than the third Business Day of each week, a certificate executed by each Borrower attaching an accounts receivable roll-forward report, in each case, accompanied by supporting detail and documentation as may be requested by Agent in its reasonable discretion.

      (3) To Agent, upon its request, and in no event less frequently than five (5) Business Days after the end of each Fiscal Quarter or more frequently, if requested by Agent (together with a copy of all or any part of such delivery requested by any Lender in writing after the Closing Date), each of the following:

            (a) with respect to each Borrower, a summary of Inventory by location and type with a supporting perpetual Inventory report, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion; and

            (b) with respect to each Borrower, a monthly trial balance showing Accounts outstanding aged from due date as follows: future date, current, 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 days or more, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion.

      (4) To Agent, on a weekly basis or at such more frequent intervals as Agent may request from time to time (together with a copy of all or any part of such delivery requested by any Lender in writing after the Closing Date), collateral reports with respect to each Borrower, including all additions and reductions (cash and non-cash) with respect to Accounts and Inventory of such Borrower, in each case


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            accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

      (5) To Agent, at the time of delivery of each of the monthly Financial Statements delivered pursuant to Annex E, a reconciliation of the Accounts trial balance and month-end Inventory reports of each Borrower to such Borrower's general ledger and monthly Financial Statements delivered pursuant to such Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

      (6) To Agent, at the time of delivery of each of the monthly or annual Financial Statements delivered pursuant to Annex E, (a) a listing of government contracts, if any, of each Borrower subject to any of the requirements or procedures applicable to assignments of accounts under the Financial Administration Act (Canada), as amended, or any similar provincial, local or foreign law; and (b) a list of any applications for the registration of any Intellectual Property with the Canadian Industrial Design Office, Canadian Patent Office, Canadian Intellectual Property Office, Canadian Copyright Office or any similar office or agency which any Credit Party thereof has filed in the prior Fiscal Quarter;

      (7) Each Borrower, at its own expense, shall deliver to Agent a summary, in form and substance satisfactory to Agent, acting reasonably, of the results of each physical verification, if any, which such Borrower or any of its Subsidiaries may in their discretion have made, or caused any other Person to have made on their behalf, of all or any portion of their Inventory (and, if a Default or an Event of Default shall have occurred and be continuing, each Borrower shall, upon the request of Agent, conduct, and deliver the full results of, such physical verifications as Agent may require); and

      (8) Each Borrower, at its own expense, shall deliver to Agent such appraisals of its assets as Agent may request at any time after the occurrence and during the continuance of a Default or an Event of Default, such appraisals to be conducted by an appraiser, and in form and substance, satisfactory to Agent.


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                             ANNEX G (SECTION 6.10)
                                       TO
                                CREDIT AGREEMENT

                               FINANCIAL COVENANTS

      Ultimate Parent shall not breach or fail to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP consistently applied:

(1) MAXIMUM CAPITAL EXPENDITURES. Ultimate Parent and its Subsidiaries on a consolidated basis shall not make Capital Expenditures during the following periods that exceed in the aggregate the amounts set forth opposite each of such periods:
                                                             Maximum Capital
                   Period                                Expenditures per Period
                   ------                                -----------------------

Fiscal Year ending December 31, 1998                          US$7,000,000
Fiscal Year ending December 31, 1999                          US$6,000,000
Fiscal Year ending December 31, 2000; and                     US$5,000,000
each Fiscal Year ending after December 31, 2000               US$5,000,000

; provided, however, that the amount of permitted Capital Expenditures referenced above will be increased in any period by the positive amount equal to the lesser of (a) 50% of the amount of permitted Capital Expenditures for the immediately prior period, and (b) the amount (if any), equal to the difference obtained by taking the Capital Expenditures limit specified above for the immediately prior period minus the actual amount of any Capital Expenditures expended during such prior period (the "CARRY OVER AMOUNT"), and for purposes of measuring compliance herewith, the Carry Over Amount shall be deemed to be the first amount spent on Capital Expenditures in that succeeding year.

(2) MINIMUM FIXED CHARGE COVERAGE RATIO. Ultimate Parent and its Subsidiaries shall have on a consolidated basis at the end of each Fiscal Quarter set forth below for the indicated period then ended, a Fixed Charge Coverage Ratio of not less than the following:

      1.0 to 1.0 for one (1) Fiscal Quarter ending December 31, 1998;
      0.7 to 1.0 for two (2) consecutive Fiscal Quarters ending March 31, 1999;
      1.0 to 1.0 for three (3) consecutive Fiscal Quarters ending June 30, 1999;
      1.0 to 1.0 for four (4) consecutive Fiscal Quarters ending September 30, 1999; and
      1.0 to 1.0 for each period of Four (4) consecutive Fiscal Quarters ending on the last day of each Fiscal Quarter ending after September 30, 1999.

(3) MINIMUM INTEREST COVERAGE RATIO. Ultimate Parent and its Subsidiaries shall have on a consolidated basis at the end of each Fiscal Quarter set forth below for the indicated period then ended, an Interest Coverage Ratio not less than the following:


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      1.75 to 1.0 for one (1) Fiscal Quarter ending December 31, 1998;
      1.25 to 1.0 for the two (2) consecutive Fiscal Quarters ending March 31, 1999;
      1.75 to 1.0 for the three (3) consecutive Fiscal Quarters ending June 30, 1999;
      1.75 to 1.0 for the four (4) consecutive Fiscal Quarters ending September 30, 1999;
      2.0 to 1.0 for the four (4) consecutive Fiscal Quarters ending December 31, 1999;
      2.0 to 1.0 for the four (4) consecutive Fiscal Quarters ending March 31, 2000;
      2.0 to 1.0 for the four (4) consecutive Fiscal Quarters ending June 30, 2000;
      2.0 to 1.0 for the four (4) consecutive Fiscal Quarters ending September 30, 2000; and
      2.25 to 1.0 for each period of four (4) consecutive Fiscal Quarters ending on the last day of each Fiscal Quarter ending after September 30, 2001.

(4) MINIMUM EXCESS AVAILABILITY. Notwithstanding anything to the contrary in this Agreement, Borrowers, collectively, shall at all times maintain Net Borrowing Availability of at least US$1,750,000 and US Borrowers, collectively, shall at all times maintain Net Borrowing Availability (as defined under the US Facility Agreement) under the US Facility of at least US$1,750,000.

      Unless otherwise specifically provided herein, any accounting term used in the Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied; provided that, to the extent not required under GAAP, for the purposes of financial reporting in connection with computation of the Financial Covenants and the Applicable Margin calculation required under Section 1.5(1) of this Agreement, amounts expressed in Canadian Dollars shall be converted to the Equivalent Amount of US Dollars, as determined on the date of delivery of the relevant financial report. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. If any Accounting Changes (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in the Agreement or any other Loan Document, then Borrowers, Agent and Lenders agree to enter into negotiations in order to amend such provisions of the Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Ultimate Parent and its Subsidiaries' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; provided, however, that the agreement of Requisite Lenders to any required amendments of such provisions shall be sufficient to bind all Lenders. "ACCOUNTING CHANGES" means (A) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions); and (B) changes in accounting principles concurred in by Borrowers' and Ultimate Parent's independent chartered or certified public accountants. If Agent, Borrowers and Requisite Lenders agree upon the required amendments, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in the Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If


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Agent, Borrowers and Requisite Lenders cannot agree upon the required amendments within thirty (30) days following the date of implementation of any Accounting Change, then all Financial Statements delivered and all calculations of financial covenants and other standards and terms in accordance with the Agreement and the other Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change.


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                                                                  EXECUTION COPY

                            ANNEX H (SECTION 1.1(3))
                                       TO
                                CREDIT AGREEMENT

                       LENDERS' WIRE TRANSFER INFORMATION

GE Capital Canada:

Royal Bank of Canada
200 Bay Street
14th Floor, South Tower
Toronto, Ontario M5J 2J5
Bank: 003
Transit: 00002
Canadian Dollar Account: 101-151-9
U.S. Dollar Account: 400-273-9
Accounts Name: GECCI COM FIN


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                             ANNEX I (SECTION 11.10)
                                       TO
                                CREDIT AGREEMENT

                                NOTICE ADDRESSES

(A)   If to Agent or GE Capital Canada, at

      General Electric Capital Canada Inc.
      123 Front Street
      Suite 1400
      Toronto, Ontario
      M5J 2M2
      Attention:      Vice President, Commercial Finance
      Telecopier No.: (416) 842-1750
      Telephone No.:  (416) 842-1751

      with copies to:

      General Electric Capital Corporation
      201 High Ridge Road
      Stamford, Connecticut 06927-5100
      Attention:      SLM - Account Manager
      Telecopier No.: (203) 316-7893
      Telephone No.:  (203) 316-7512

      and:

      McMillan Binch
      Suite 3600, South Tower
      Royal Bank Plaza
      200 Bay Street
      Toronto, Ontario
      M5J 2J7
      Attention:      Scott Horner and Jeff Rogers
      Telecopier No.: (416) 865-7048;

      and:

      General Electric Capital Corporation
      201 High Ridge Road
      Stamford, Connecticut 06927-5100
      Attention:      Corporate Counsel - Commercial Finance
      Telecopier No.: (203) 316-7889


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(B)   If to either Borrower, at

      Sport Maska Inc. & Tropsport Acquisitions Inc.
      2 Place Alexis Nihon, Suite 800
      3500 de Maisonneuve Blvd.
      Westmount, Quebec
      H3Z 3C1
      Attention:      Russell David
      Telecopier No.: (514) 932-6020
      Telephone No.:  (514) 932-1118 Ext. 232

      with copies to:

      Wellspring Capital Management LLC
      620 Fifth Avenue, Suite 216
      New York, NY
      10020
      Attention:      Greg Feldman
      Telecopier No.: (212) 332-7575
      Telephone No.:  (212) 332-7571

      and:

      Goodman Phillips & Vineberg
      1501 McGill College Avenue
      26th Floor
      Montreal, Quebec
      H3A 3N9
      Attention:      Leon Garfinkle
      Telecopier No.: (514) 841-6499

      and:

      Skadden, Arps, Slate, Meagher & Flom, LLP
      919 Third Avenue
      New York, New York
      10022-3897
      Attention:      Jim Douglas
      Telecopier No.: (212) 735-2000

(C) Communications with each Lender (other than GE Capital Canada) shall be addressed to the address of such Lender set forth under its name on the signing pages of this Agreement, with a copy to Agent and each person to whom copies of communications with Agent are to be given or served under this Annex I.


                                       I-2
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                                                                  EXECUTION COPY

                 ANNEX J (FROM ANNEX A - COMMITMENTS DEFINITION)
                                       TO
                                CREDIT AGREEMENT

Lender(s)

General Electric Capital Canada Inc.

Revolving Loan Commitment
(including a Swing Line Commitment
of US$3,500,000):                US$35,000,000


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                                                                  EXECUTION COPY

                                  SCHEDULE 1.1
                                       TO
                                CREDIT AGREEMENT

                             REPRESENTATIVE OF AGENT

      General Electric Capital Canada Inc.
      123 Front Street
      Suite 1400
      Toronto, Ontario
      M5J 2M2
      Attention:      Vice President, Commercial Finance
      Telecopier No.: (416) 842-1750
      Telephone No.:  (416) 842-1751

with a copy to:

      General Electric Capital Corporation
      201 High Ridge Road
      Stamford, Connecticut 06927-5100
      Attention:      SLM - Account Manager
      Telecopier No.: (203) 316-7893
      Telephone No.:  (203) 316-7512


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